EXHIBIT 99.9

PUBLIC ACCOUNTS 2011-2012

VOLUME 1

CONSOLIDATED FINANCIAL STATEMENTS OF THE GOUVERNEMENT DU QUÉBEC

Fiscal year ended March 31, 2012

Published in accordance with section 86
of the Financial Administration Act (R.S.Q., c. A-6.001)

Public Accounts 2011-2012 - Volume 1

Legal deposit - Bibliothèque et Archives nationales du Québec

November 2012

ISSN 0706-2850 (Print version)

ISSN 1925-1823 (PDF)

Gouvernement du Québec, 2012

His Honour the Honourable Pierre Duchesne

Lieutenant-Governor of Québec

Parliament Building

Québec

Your Honour,

I am pleased to present you with the Public Accounts of the Gouvernement du Québec for the fiscal year ended March 31, 2012.

Nicolas Marceau

Minister of Finance and the Economy

Québec, November 2012

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Mr. Nicolas Marceau

Minister of Finance and the Economy

Parliament Building

Québec

Dear Minister,

In accordance with the commission entrusted to me, I have the honour of presenting the Public Accounts of the Gouvernement du Québec for the fiscal year ended March 31, 2012. These accounts have been prepared under section 86 of the Financial Administration Act (R.S.Q., c. A-6.001), in accordance with the Government’s accounting policies.

Respectfully yours,

Simon-Pierre Falardeau, CPA, CA

Comptroller of Finance

Québec, November 2012

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PUBLIC ACCOUNTS 2011-2012 — VOLUME 1

TABLE OF CONTENTS

PRESENTATION OF THE PUBLIC ACCOUNTS		11
GLOSSARY		13

ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS

1.	HIGHLIGHTS FOR THE 2011-2012 FISCAL YEAR	21
2.	OVERVIEW OF BUDGET 2011-2012	23
3.	RISKS AND UNCERTAINTIES	25
4.	BALANCED BUDGET ACT	27
5.	VARIANCE ANALYSIS	29
	5.1 COMPARISON OF ACTUAL RESULTS WITH THE BUDGET	30
	5.2 COMPARISON OF ACTUAL RESULTS WITH THE PREVIOUS FISCAL YEAR	32
6.	ANALYSIS OF MAIN TRENDS	37
7.	RESULTS OF THE INDICATOR ANALYSIS	49
APPENDIX 1 - FINANCIAL STATISTICS		61

CONSOLIDATED FINANCIAL STATEMENTS

STATEMENT OF RESPONSIBILITY		67
INDEPENDENT AUDITOR’S REPORT		69
CONSOLIDATED STATEMENT OF OPERATIONS		71
CONSOLIDATED STATEMENT OF ACCUMULATED DEFICIT		72
CONSOLIDATED STATEMENT OF FINANCIAL POSITION		73
CONSOLIDATED STATEMENT OF CHANGE IN NET DEBT		74
CONSOLIDATED STATEMENT OF CASH FLOW		75

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	SIGNIFICANT ACCOUNTING POLICIES	77
2.	MEASUREMENT UNCERTAINTY	86
3.	ACCOUNTING CHANGES	87
4.	INCOME AND PROPERTY TAXES	88
5.	DUTIES AND PERMITS	89
6.	CASH (BANK OVERDRAFT)	90
7.	SHORT-TERM INVESTMENTS	91
8.	ACCOUNTS RECEIVABLE	92
9.	LOANS AND PORTFOLIO INVESTMENTS	93
10.	GENERATIONS FUND	96
11.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES	98
12.	DEFERRED REVENUE	99
13.	OTHER LIABILITIES	100
14.	FEDERAL GOVERNMENT TRANSFERS TO BE REPAID	101
15.	PENSION PLANS AND OTHER EMPLOYEE FUTURE BENEFITS	102
16.	RISK MANAGEMENT AND DERIVATIVE INSTRUMENTS	115
17.	DEBTS	117
18.	FIXED ASSETS	123
19.	CONTRACTUAL OBLIGATIONS	126
20.	CONTINGENCIES	131
21.	CASH FLOW INFORMATION	135
22.	ASSET-BACKED TERM NOTES (ABTNS)	137
23.	COMPARATIVE FIGURES	140
24.	SUBSEQUENT EVENT	141

APPENDICES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	NATIONAL ASSEMBLY, DESIGNATED PERSONS, GOVERNMENT DEPARTMENTS AND BODIES WHOSE FINANCIAL TRANSACTIONS WERE CONDUCTED WITHIN THE CONSOLIDATED REVENUE FUND	143
2.	GOVERNMENT BODIES, SPECIAL FUNDS AND SINKING FUNDS	145
3.	ORGANIZATIONS IN THE GOVERNMENT’S HEALTH AND SOCIAL SERVICES AND EDUCATION NETWORKS	148
4.	GOVERNMENT ENTERPRISES	157
5.	GOVERNMENT DEPARTMENTS AND BODIES THAT CONDUCT FIDUCIARY TRANSACTIONS NOT INCLUDED IN THE GOVERNMENT’S REPORTING ENTITY	158
6.	REVENUE	159
7.	EXPENDITURE	160
8.	INVESTMENT IN GOVERNMENT ENTERPRISES	161
9.	SEGMENT DISCLOSURES	171
10.	FIDUCIARY TRANSACTIONS CONDUCTED BY THE GOVERNMENT	186

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Presentation of the Public Accounts

The 2011-2012 Public Accounts present the financial position of the Gouvernement du Québec and its operations. They include a financial analysis and a glossary to make them easier to understand and thus increase their usefulness and transparency. The analysis presents the changes in the main trends for the major consolidated financial statement items.

The Ministère des Finances et de l’Économie is aware that the use of indicators is efficient for observing changes in the state of the Government’s finances. Therefore, eleven representative indicators are presented in the section “Analysis of the consolidated financial statements”.

Prior to the publication of the Public Accounts, the Ministère des Finances et de l’Économie regularly informs the public about the state of the Government’s finances and the results of its financial transactions, notably through the Monthly Report on Financial Transactions.

The 2011-2012 Public Accounts present information on the actual results for the fiscal year ended March 31, 2012. The initial forecasts were presented in Budget 2011-2012 of March 17, 2011 and revised in the October 25, 2011 Update on Québec’s Economic and Financial Situation. The preliminary results were presented in Budget 2012-2013 on March 20, 2012. The comparisons that appear in the present publication were made using the initial forecasts in Budget 2011-2012, as recommended by the Canadian Institute of Chartered Accountants (CICA).

The Public Accounts for the fiscal year ended March 31, 2012 have been prepared by the Comptroller of Finance for the Minister of Finance and the Economy in accordance with the accounting policies established by the Conseil du trésor and pursuant to the provisions of section 86 of the Financial Administration Act (R.S.Q., c. A-6.001). They are published in two volumes.

Preparing the Public Accounts requires the participation and collaboration of many employees from different government departments, bodies, funds, organizations in the health and social services and education networks as well as government enterprises. We would like to thank all of them for their help in publishing these documents.

Volume 1 — Consolidated financial statements of the Gouvernement du Québec

Volume 1 presents the consolidated financial statements of the Gouvernement du Québec, as well as a financial analysis that allows a better understanding of the transactions carried out in fiscal 2011-2012.

Presentation of the Public Accounts (cond’t)

The consolidated financial statements consist of many items:

•                       A consolidated statement of operations, which presents the annual surplus or deficit arising from operations during the fiscal year. It discloses the Government’s revenue, the cost of services and other current expenses.

•                       A consolidated statement of accumulated deficit, which presents the change in the accumulated deficit taking into consideration the results for the fiscal year, items charged directly to the accumulated deficit and various restatements.

•                       A consolidated statement of financial position, which presents the financial resources of the Gouvernement du Québec as well as its obligations. It shows the net debt, which consists of the accumulated deficit and non-financial assets.

•                       A consolidated statement of change in net debt, which presents the combined effect on the net debt of the results for the fiscal year, the change in non-financial assets, items charged directly to the accumulated deficit and restatements.

•                       A consolidated statement of cash flow, which provides information on the Government’s liquid assets generated by or used for operating, equity investment, fixed asset investment and financing activities.

•                       Notes and appendices, which provide additional information on the items making up the various consolidated statements and which are an integral part of the consolidated financial statements. They also include a summary of the main accounting policies used in preparing the consolidated financial statements, as well as consolidated information on operations and financial position by reporting sector.

In accordance with the Auditor General Act (R.S.Q., c V-5.01), the Auditor General of Québec, as an independent auditor, prepares a report in which he expresses his opinion on the Government’s consolidated financial statements. This report accompanies these financial statements.

Volume 2 — Revenue, appropriations, expenditure and investments of the Consolidated Revenue Fund and financial information on the special funds of the Gouvernement du Québec

Volume 2 is divided into three sections. The first two sections report on the operations of entities whose revenue is paid into the Consolidated Revenue Fund or the Health Services Fund as well as entities which operate with funding that is allocated to them by the Parliament of Québec and derived from these two funds. These entities consist of government departments, government budget-funded bodies, the National Assembly and persons designated by it. In addition, the first two sections report on revenue administered by the Agence du revenu du Québec (under the heading “Revenu”). The third section presents summary financial information on the special funds and the sinking funds.

Glossary

The following terms are used in the sections “Analysis of the consolidated financial statements” and “Consolidated financial statements” contained in this volume.

Accrual basis of accounting

The accrual basis of accounting is an accounting method that involves taking into account, in determining an entity’s net results, the revenues the entity earned and the expenditures it incurred during a fiscal year without considering the moment the transactions were settled through cash receipts or disbursements or in any other manner.

Advance borrowings

Advance borrowings are borrowings made by the Consolidated Revenue Fund in a fiscal year to meet its financial requirements in the next fiscal year.

Budget balance

The term budget balance is defined by the Balanced Budget Act (R.S.Q., c. E-12.00001).

The budget balance for a given fiscal year results from the difference between revenue and expenditure as determined in conformity with the Government’s accounting policies and the following adjustments:

•                       As prescribed in section 2 of the Act, the budget balance does not include the revenue and expenditure recorded for the Generations Fund and certain retroactive adjustments to revenue from government enterprises.

•                       The budget balance is determined by also taking into account entries posted directly to the accumulated deficit, except in the case of the following exceptions provided for in section 2.1 of the Act, which result from:

i)            the retroactive effect of any new Canadian Institute of Chartered Accountants standard for the years preceding the changeover year proposed by the Institute;

ii)         accounting changes resulting from the 2006-2007 accounting reform appearing in the public accounts.

•                       The budget balance is increased by any amount needed from the stabilization reserve to maintain a balanced budget.

Glossary (cont’d)

Consolidation methods

Line-by-line consolidation method

The accounts of the Consolidated Revenue Fund and the other entities included in the Government’s reporting entity, with the exception of government enterprises, are consolidated line by line in the financial statements. Accordingly, the accounts are harmonized according to the Government’s accounting policies and combined line by line; inter-entity transactions and balances are eliminated.

Modified equity method

Investment in government enterprises is accounted for using the modified equity method. According to this method, investments are recorded at cost, which is adjusted annually by the Government’s share in the results of these enterprises with an offsetting entry to revenue, and in the other items of their comprehensive income with an offsetting entry to accumulated deficits. The value of the investment is reduced by declared dividends and adjusted by the elimination of unrealized inter-entity gains and losses relating to transactions on assets that remain within the Government’s reporting entity. This method requires no harmonization of enterprises’ accounting policies with those of the Government.

Consolidated Revenue Fund

The Consolidated Revenue Fund consists of funds collected or received from various sources and over which the Parliament of Québec has a right of allocation. The fund is constituted by the National Assembly, persons designated by it, government departments, and the government budget-funded bodies listed in Schedule 1 of the Financial Administration Act (R.S.Q., c. A-6.001).

Debt representing accumulated deficits

The debt representing accumulated deficits consists of the accumulated deficits presented in the Government’s consolidated financial statements, plus the stabilization reserve balance established by the Balanced Budget Act (R.S.Q., c. E-12.00001).

Glossary (cont’d)

Derivative instruments

Derivative instruments are instruments whose value fluctuates depending on an underlying instrument, regardless of whether the underlying instrument is actually held or issued.

Financial assets

Financial assets are assets that can be allocated to repaying existing debts or to funding future activities.

Financial instruments

Financial instruments are liquid assets, equity securities in an entity or contracts that are both a source of financial assets for one of the two contracting parties and a source of financial liabilities or equity instruments for the other contracting party.

Generations Fund

Under the Act to reduce the debt and establish the Generations Fund (R.S.Q., c. R-2.2.0.1), the Minister of Finance and the Economy deposits the sums that make up this fund with the Caisse de dépôt et placement du Québec. These sums are used exclusively for repaying the Government’s debt.

Government accounting policies

The Government’s accounting policies define how it must record financial transactions in its books and adequately report them to the general public. They are adopted by the Conseil du trésor and derive from the Canadian public sector accounting standards.

Gross debt

The gross debt corresponds to the sum of debts before deferred foreign exchange gains or losses and the liability regarding the pension plans and other employee future benefits. The balance of the Generations Fund is subtracted from this amount.

The gross debt for a fiscal year does not include borrowings contracted by the Minister of Finance and the Economy for the following fiscal year, or the portion of advances made to the Financing Fund established under the Act respecting the Ministère des Finances (R.S.Q., c. M-24.01) that is attributable to the funding of bodies not contemplated by the first paragraph of section 89 of the Financial Administration Act (R.S.Q., c. A-6.001) and to the funding of the government enterprises listed in Schedule 3 of this Act.

Glossary (cont’d)

Gross domestic product (GDP)

GDP is the value of all goods and services produced within the geographical limits of a country or a territory during a given calendar year.

Indicators

Indicators are tools of measurement that make it possible to monitor and assess the attainment of an objective, the implementation of a strategy or the accomplishment of a task or an activity.

Missions

Missions are the basic activity areas of a government that constitute its raison d’être. In Québec, there are six missions: “Health and Social Services”, “Education and Culture”, “Economy and Environment”, “Support for Individuals and Families”, “Administration and Justice”, and “Debt Service”.

Net debt

The net debt corresponds to the difference between the Government’s financial assets and its liabilities. It consists of accumulated deficits and non-financial assets.

Net financial requirements

Net financial requirements are net liquid assets required by the Government for operating, equity investment and fixed asset investment activities.

Non-financial assets

Non-financial assets are assets that normally do not generate cash capable of being used to repay existing debts. They are used for the most part in a sustainable manner to produce goods and deliver services.

Own-source revenue

Own-source revenue consists of revenue from income and property taxes, consumption taxes, duties and permits, miscellaneous sources, government enterprises and the Generations Fund.

Glossary (cont’d)

Reporting entity

The Government’s reporting entity encompasses the financial transactions of the National Assembly, persons designated by it, government departments and all of the bodies, funds and enterprises under the Government’s control. Control is defined as the power to direct the financial and administrative policies of an entity such that its activities will provide the Government with anticipated benefits or expose it to the risk of loss.

Retirement Plans Sinking Fund (RPSF)

Under the Financial Administration Act (R.S.Q., c. A-6.001), the Minister of Finance and the Economy may make long-term investments by depositing money from the Consolidated Revenue Fund with the Caisse de dépôt et placement du Québec, up to an amount equal to the sums recorded as the pension plans liability, in order to create a sinking fund to provide for the payment of all or part of the benefits awarded under these plans.

Supercategories

Supercategories consist of the categories used to account for expenditures. There are five expenditures supercategories:

•                       Transfer

This supercategory includes expenditures that are paid out to provide beneficiaries with various forms of financial support. These expenditures do not constitute direct acquisitions of goods or services for the Government or funds granted for the purpose of obtaining a return, as in the case of an investment.

•                       Remuneration

This supercategory includes operating expenditures incurred for ordinary remuneration, overtime and certain other indemnities paid directly to permanent and part-time employees and to casual employees, such as students and seasonal public sector employees, as well as operating expenditures incurred for the remuneration of health professionals. It also includes benefits and other contributions paid by the Government in its capacity as an employer, such as contributions to the pension plans, the Québec Pension Plan, the Health Services Fund and employment insurance.

Glossary (cont’d)

Supercategories (cont’d)

•                       Operating

This supercategory includes expenditures or costs incurred in the course of an entity’s administrative activities, apart from remuneration expenses, doubtful accounts and other allowances and debt service. It also includes the depreciation of fixed assets.

•                       Doubtful accounts and other allowances

This supercategory includes expenditures resulting from changes in the allowance for doubtful accounts, the allowance for losses on financial initiatives guaranteed by the Government and the valuation allowance for loans, investments and advances.

•                       Debt service

This supercategory includes interest on the debt, amortization of deferred expenses and of unrealized foreign exchange gains and losses, foreign exchange expenditures and debt management expenses. It also includes interest on the pension plans and other benefits, as well as interest relating to private-public partnership agreements.

ANALYSIS

OF THE

CONSOLIDATED

FINANCIAL STATEMENTS

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2011-2012

1.                  Highlights for the 2011-2012 fiscal year

Consolidated operations

FISCAL YEAR ENDED MARCH 31, 2012

(in millions of dollars)

For an overview of the data, see the summary of consolidated operations on page 29.

(1)         Including Generations Fund revenue of $940 M, $840 M and $760 M for Budget 2011-2012, actual 2011-2012 results and actual 2010-2011 results, respectively.

(2)         The anticipated annual deficit includes a $300 M contingency reserve.

•                      In Budget 2011-2012, the Government forecast an annual deficit of $2 860 million. Taking into account the allocation of $940 million in revenue to the Generations Fund, the anticipated budget balance within the meaning of the Balanced Budget Act1 was in deficit by $3 800 million.

•                      The results for the current fiscal year show an annual deficit of $1 788 million, or an improvement of $1 072 million compared with the forecast in Budget 2011-2012. Taking into account the deposit of $840 million in the Generations Fund, the budget balance within the meaning of the Balanced Budget Act is in deficit by $2 628 million.

1 R.S.Q., c. E-12.00001

PUBLIC ACCOUNTS 2011-2012 — VOLUME 1

1.                  Highlights for the 2011-2012 fiscal year (cont’d)

•             Total revenue stood at $81 268 million, which represents a downward revision of $422 million since the Budget. It was up $3 568 million, or 4.6%, relative to fiscal 2010-2011.

•                      The decrease in the results for the current fiscal year compared with those of the Budget can be explained essentially by the fact that consumption tax revenue and federal government transfer revenue were, respectively, $505 million (-2.9%) and $315 million (-1.8%) lower than expected. This was offset in part by a $407-million (+5.7%) increase in miscellaneous revenue.

•                      The differences between the results for the current year and the previous year can be attributed primarily to increases of $2 093 million (+6.9%) in revenue from income and property taxes and $1 813 million (+12.2%) in revenue from consumption taxes as well as to a decrease of $555 million (-3.2%) in federal government transfers.

•             Consolidated expenditure stood at $83 056 million, which represents a downward revision of $1 194 million compared with the Budget forecast. This expenditure rose by $2 966 million relative to the previous year.

•                      Budget 2011-2012 forecast a 4.1% increase in consolidated expenditure, whereas a 3.7% increase was recognized. This increase, which was lower than anticipated, is explained mainly by downward revisions of $785 million (-1.1%) in spending excluding debt service and $409 million (-4.1%) in debt service.

•                      The differences between the results for the current fiscal year and those for the previous fiscal year are due mainly to respective increases of $1 277 million (+4.1%), $680 million (+3.7%) and $183 million (+3.0%) in spending for the “Health and Social Services”, “Education and Culture” and “Administration and Justice” missions and to a $516-million (+5.8%) climb in debt service.

2.                  Overview of Budget 2011-2012

The annual deficit forecast in Budget 2011-2012 was $2 860 million. After the allocation of $940 million in revenue to the Generations Fund, the anticipated budget balance was in deficit by $3 800 million.

Own-source revenue — Consolidated Revenue Fund

The own-source revenue of the Consolidated Revenue Fund, excluding that from government enterprises and that of the Generations Fund, was expected to grow by 7.9%, a rate above that of economic growth. The anticipated growth was explained mainly by the implementation of the measures provided for in the plan to restore fiscal balance, particularly in regard to the increases in the Québec sales tax (QST) and the additional tax recovery efforts of the Agence du revenu du Québec.

Consolidated own-source revenue

Budget 2011-2012 forecast that consolidated own-source revenue, excluding that from government enterprises and that of the Generations Fund, would grow by 7.6%.

Revenue from government enterprises

Revenue from government enterprises was supposed to rise by 1.6% mainly because of an increase in the net earnings of Hydro-Québec and the Société des alcools du Québec.

Revenue dedicated to the Generations Fund

Budget 2011-2012 forecast that the revenue of the Generations Fund would reach $940 million. This revenue, which is recorded in the Government’s consolidated financial statements, was applied against the budget balance within the meaning of the Balanced Budget Act.

Consolidated federal government transfers

Consolidated federal government transfer revenue was expected to fall by 2.7% in 2011-2012. This change was to stem mainly from a decline in equalization revenue offset in part by a protection payment and by a decrease in other programs due to the end of federal compensation for the elimination of the tax on capital and the anticipated decrease in the offset payment for student financial assistance.

Program spending — Consolidated Revenue Fund

Budget 2011-2012 anticipated that Consolidated Revenue Fund program spending would rise by 2.4%. It forecast a $1.0-billion increase in the health budget and the addition of $328 million and $137 million respectively to the budgets of the Ministère de l’Éducation, du Loisir et du Sport and the Ministère de la Famille et des Aînés. The global budget of the other departments was expected to decrease by $25 million. For fiscal 2011-2012, the spending forecasts for the Ministère de la Santé et des Services sociaux and the Ministère de l’Éducation, du Loisir et du Sport were $29.1 billion and $15.5 billion respectively.

2.                  Overview of Budget 2011-2012 (cont’d)

Consolidated spending

Budget 2011-2012 forecast growth of 3.3% in consolidated spending, excluding debt service. This growth, which outstrips that forecast for program spending, i.e. 2.4%, was partly explained by the higher-than-anticipated spending growth of the special funds, particularly the Fund to Finance Health and Social Services Institutions and the Land Transportation Network Fund.

Consolidated debt service

Debt service was expected to climb by 11.3%. This change was attributed essentially to the anticipated increase in interest rates, growth in the debt and the impact of the returns of the Caisse de dépôt et placement du Québec on the income of the Retirement Plans Sinking Fund (this income is applied against the interest on the retirement plans account).

3.                  Risks and uncertainties

The following factors are elements of risk and uncertainty that are not directly dependent on the Government but that can cause actual results to differ from forecast results:

•                       the economic forecasts the Government uses to determine its annual budgetary revenue, particularly those concerning changes in economic growth, employment and the Consumer Price Index. For example, a 1.0% difference in nominal GDP has an impact of about $500 million on the Government’s own-source revenue;

•                       the level of program spending, whose cost is related to the economic situation. For example, changes in the labour market affect the cost of employment assistance and income security programs. Similarly, in the health sector, the aging of the population raises the risk of cost overruns for medication and public services;

•                       the economic, taxation and population data the Government uses to determine revenue from federal government transfers, as well as the negotiations carried out regularly with the federal government. These data and negotiations can both affect federal government transfer revenue;

•                       unforeseen situations such as natural catastrophes, work stoppages, etc.;

•                       fluctuations in interest rates and in the value of the Canadian dollar in relation to other currencies that have an impact on the cost of financing, which are presented in Notes 16 and 17 (p. 115 to 122) of the consolidated financial statements;

•                       the risk that a financial intermediary will default on its contractual obligations (credit risk);

•                       certain claims and lawsuits the Government faces, which are presented in Note 20 (p. 131) of the consolidated financial statements.

The consolidated financial statements also set forth in Note 2 (p. 86) the uncertainties to which the estimates needed to prepare these statements are subject.

To reduce its exposure to risk, the Government develops management strategies for some of these variables. With the help of economic, fiscal and budgetary policies, the Government can influence its revenue and expenditure (other than debt service) by:

•                       using forecasts that reflect the consensus of forecasters;

•                       monitoring economic, budgetary and financial indicators, including the monthly reports on its budgetary revenue and expenditure, and monitoring the results of the consolidated entities;

•                       implementing economic support measures;

•                       using the contingency reserve. Budget 2011-2012 included a contingency reserve of $300 million for 2011-2012.

3.                  Risks and uncertainties (cont’d)

A government cannot prevent a recession single-handedly. However, it has the necessary means to play a stabilizing role in order to offset the effects of an economic slowdown and speed up the recovery.

In addition, financing policies also lead the Government to have an impact on its debt service through various strategies, as described in detail in Note 16 (p. 115, 116) of the consolidated financial statements.

4.                  Balanced Budget Act

Budget balance

The Québec government has adopted legislation for maintaining a strict budget balance while allowing some flexibility to deal with important events that might affect financial balances.

The Balanced Budget Act stipulates that the Québec government may not incur a budgetary deficit. However, the sections of the Act prohibiting such a deficit do not apply to fiscal 2009-2010 to 2012-2013. In accordance with the Act, the Government must not show a deficit of over $3.8 billion and $1.5 billion for 2011-2012 and 2012-2013, respectively, i.e. the objectives announced in the 2011-2012 Budget Speech.

The 2011-2012 fiscal year ended with a budget balance in deficit by $2 628 million, taking into account the allocation of $840 million to the Generations Fund. The budget balance was $1 172 million less than the objective of $3 800 million, as established in the 2011-2012 Budget Speech, and in conformity with the Balanced Budget Act.

Budget balance

FISCAL YEAR ENDED MARCH 31, 2012

(in millions of dollars)

	2012		2011
	Budget	Actual results	Actual results
	2011-2012	as at March 31	as at March 31

Annual surplus (deficit)	(2 860)	(1 788)	(2 390)

Generations Fund
Results of the Generations Fund	(940)	(840)	(760)

Budget balance	(3 800)	(2 628)	(3 150)

Note: The budget balance was established in conformity with the Balanced Budget Act.

4.                  Balanced Budget Act (cont’d)

Generations Fund

In Budget 2011-2012, the Government estimated that the revenue of the Generations Fund would be $940 million. Ultimately, the fund’s revenue amounted to $840 million, or $100 million less than forecast. This change can be attributed primarily to the fact that realized investment income was lower than expected. The fund balance was $4 277 million as at March 31, 2012.

Revenue

FISCAL YEAR ENDED MARCH 31, 2012

(in millions of dollars)

	2012		2011
	Budget	Actual results	Actual results
	2011-2012	as at March 31	as at March 31
Revenue
Water-power royalties	689	682	650
Unclaimed property	7	9	16
Investment income	244	149	94
Total revenue	940	840	760

Change in Generations Fund balance

FISCAL YEAR ENDED MARCH 31, 2012

(in millions of dollars)

	2012	2011

Opening balance	3 437	2 677
Revenue	840	760
Closing balance	4 277	3 437

Note: Based on the data presented on pages 96 and 97 of the consolidated financial statements.

5.                  Variance analysis

Summary of consolidated operations

FISCAL YEAR ENDED MARCH 31, 2012

(in millions of dollars)

	Budget 2011-2012 (1)	Actual results as at March 31, 2012	Change compared with Budget		Actual results as at March 31, 2011 (1)	Change compared with actual results for the previous fiscal year
			$	%		$	%
REVENUE
Income and property taxes	32 231	32 416	185	0.6	30 323	2 093	6.9
Consumption taxes	17 125	16 620	(505)	(2.9)	14 807	1 813	12.2
Duties and permits	2 200	2 147	(53)	(2.4)	2 051	96	4.7
Miscellaneous revenue	7 151	7 558	407	5.7	7 428	130	1.8
Revenue from government enterprises	4 790	4 749	(41)	(0.9)	4 838	(89)	(1.8)
Revenue of the Generations Fund	940	840	(100)	(10.6)	760	80	10.5
Own-source revenue	64 437	64 330	(107)	(0.2)	60 207	4 123	6.8
Federal government transfers	17 253	16 938	(315)	(1.8)	17 493	(555)	(3.2)
Total revenue	81 690	81 268	(422)	(0.5)	77 700	3 568	4.6

EXPENDITURE
Health and Social Services	32 160	32 078	(82)	(0.3)	30 801	1 277	4.1
Education and Culture	18 805	19 070	265	1.4	18 390	680	3.7
Economy and Environment	11 070	10 011	(1 059)	(9.6)	9 850	161	1.6
Support for Individuals and Families	6 072	6 159	87	1.4	6 010	149	2.5
Administration and Justice	6 283	6 287	4	0.1	6 104	183	3.0
Sub-total	74 390	73 605	(785)	(1.1)	71 155	2 450	3.4
Debt service	9 860	9 451	(409)	(4.1)	8 935	516	5.8
Total expenditure	84 250	83 056	(1 194)	(1.4)	80 090	2 966	3.7
Contingency reserve	(300)		300	(100.0)		s.o.	s.o.
ANNUAL SURPLUS (DEFICIT)	(2 860)	(1 788)	1 072	(37.5)	(2 390)	602	(25.2)

(1)         Certain Budget 2011-2012 figures and 2010-2011 figures have been reclassified for consistency with the presentation adopted as at March 31, 2012.

5.                  Variance analysis (cont’d)

5.1           Comparison of actual results with the Budget

Consolidated revenue

Consolidated revenue for fiscal 2011-2012 was $422 million less than forecast in the Budget, owing to downward revisions of $107 million and $315 million in own-source revenue and federal government transfers, respectively.

Own-source revenue

The downward revision of $107 million, or 0.2%, in own-source revenue compared with the Budget, results in particular from the combination of the following differences:

•                  revenue from income and property taxes, which was $185 million higher than anticipated, due in particular to the fact that personal income tax revenue and contributions for health services of the Consolidated Revenue Fund grew more than expected, i.e. by 5.6% compared with the Budget forecast of 4.0%;

•                  a $505-million downward revision in consumption taxes, which stems notably from a reduction in anticipated Québec sales tax (QST) revenue due to lower-than-forecast growth in household consumption;

•                  a $407-million increase in miscellaneous revenue, which can be attributed mainly to revenue collected from consolidated entities;

•                  revenue from government enterprises, which was $41 million less than forecast;

•                  a $100-million downward revision in Generations Fund revenue, owing primarily to the fact that realized investment income was lower than expected.

Consolidated federal government transfers

•                  Federal government transfers were $315 million lower than forecast in Budget 2011-2012. This difference can be explained mainly by the $247-million downward adjustment in federal government transfer revenue owing to the slower-than-anticipated rate of municipal investments financed by the Société de financement des infrastructures locales du Québec.

5.                  Variance analysis (cont’d)

5.1           Comparison of actual results with the Budget (cont’d)

Consolidated expenditure

The downward revision of $785 million, or 1.1%, in consolidated expenditure excluding debt service relative to the Budget can be attributed primarily to:

•                  a $183-million downward revision in spending by the Ministère des Affaires municipales, des Régions et de l’Occupation du territoire following the deferral in the realization of infrastructure projects, notably to realize those of Canada’s Economic Action Plan;

•                  a downward revision of $180 million in grants awarded by the Green Fund, which can be attributed to delays in implementing the measures of the 2006-2012 Climate Change Action Plan and the Québec Residual Materials Management Policy;

•                  a $237-million downward revision in spending related to the municipal investments of the Société de financement des infrastructures locales du Québec, which were deferred to subsequent years;

•                  a downward revision of $99 million in transfer spending by La Financière agricole du Québec, due in particular to a decrease in the payments provided for under the AgriStability program following the improvement of market prices in certain sectors;

•                  a downward revision of $39 million in transfer spending by the Land Transportation Network Fund following the deferral of the sums allocated to public transit organizations;

•                  an upward revision of $150 million in spending by the Ministère de l’Éducation, du Loisir et du Sport, particularly because of an increase in university clientele.

Consolidated debt service is $409 million less than forecast in Budget 2011-2012 mainly because of lower-than-expected interest rates.

5.                  Variance analysis (cont’d)

5.2           Comparison of actual results with the previous fiscal year

Consolidated revenue

The Government’s total revenue for fiscal 2011-2012 was up $3 568 million from the previous fiscal year, as a result of an increase of $4 123 million in own-source revenue and a decrease of $555 million in federal government transfers.

Own-source revenue

The increase of $4 123 million, or 6.8%, in own-source revenue is due to:

•                      a $2 093-million climb in revenue from income and property taxes, caused primarily by:

•                      an increase in personal income tax revenue and health services contributions, stemming from growth in average weekly remuneration compared with the previous fiscal year;

•                      a $1 813-million rise in revenue from consumption taxes, resulting mainly from:

•                      the increase in sales tax revenue, attributable to the increases of one percentage point in the QST rate on January 1, 2011 and January 1, 2012, respectively;

•                      growth of $96 million in revenue from duties and permits, attributable primarily to:

•                      an increase in mining duties due, in particular, to the impact of the change in the royalties system in 2010-2011 and the increase in mining companies’ annual earnings;

•                       growth of $130 million in miscellaneous revenue, stemming mainly from additional interest income;

•                      an $89-million drop in revenue from government enterprises;

•                      an $80-million increase in Generations Fund revenue, resulting in particular from:

•                      an increase in water-power royalties and investment income at the Caisse de dépôt et placement du Québec.

5.                  Variance analysis (cont’d)

5.2           Comparison of actual results with the previous fiscal year (cont’d)

Consolidated revenue (cont’d)

Federal government transfers

The decrease of $555 million, or 3.2%, in federal government transfers, can be explained mainly by:

•                      a $737-million decrease in equalization revenue, due to Québec’s relatively good economic performance during the 2009 recession;

•                      a $369-million increase in the protection payment designed to ensure that the total main transfers for a given year are not less than those for the previous year;

•                      a $202-million increase in health transfer revenue;

•                      a $422-million decline in the revenue of other programs, stemming in particular from the decrease of the claims for the Pipeline Renewal Program (PRECO) implemented under Canada’s Economic Action Plan.

5.                  Variance analysis (cont’d)

5.2           Comparison of actual results with the previous fiscal year (cont’d)

Consolidated expenditure

The increase of $2 450 million, or 3.4%, in expenditure excluding debt service can be attributed primarily to the following changes in spending:

•                      an increase of $1 277 million, or 4.1%, in spending for the “Health and Social Services” mission, resulting notably from:

•                      growth of $539 million in labour and other operating costs;

•                      a $377-million rise in the cost of medical services offered, mainly because of respective increases in the number of medical procedures performed and their average cost;

•                      a climb of $79 million in the cost of service and support programs such as the Age-related Loss of Autonomy Service Program and the Administration and Support for Services Program;

•                      growth of $63 million in the cost of medications and medical supplies used in the health and social services network;

•                      a $51-million rise in the cost of pharmaceutical services and medications under the Public Prescription Drug Insurance Plan resulting mainly from an increase in the number of prescriptions for people aged 65 and over, offset by a decrease in the average cost of such prescriptions;

•                      a $27-million increase in the operating costs of ambulance transport providers, stemming in particular from wage indexation and the replacement of ambulance vehicles.

•                      an increase of $680 million, or 3.7%, in spending for the “Education and Culture” mission, resulting in particular from:

•                      growth of $249 million in the operating costs of the Université du Québec and its constituent universities and CEGEPs as well as grants paid to universities not included in the Government’s reporting entity for their operation. These increases are caused by a rise in clientele;

•                      a $184-million climb in remuneration costs, owing mainly to wage indexation and pay equity in school boards;

•                       an increase of $46 million in the pension expense of the Université du Québec and its constituent universities following a new actuarial valuation;

•                       a $34-million rise in the cost of additional commitments, stemming particularly from a decline in the student-teacher ratio at the elementary and secondary level;

an increase of $30 million in financial assistance for education expenses paid in the form of bursaries, generated by an increase in the number of beneficiaries and the amount of the bursaries awarded.

5.                  Variance analysis (cont’d)

5.2           Comparison of actual results with the previous fiscal year (cont’d)

Consolidated expenditure (cont’d)

•                      an increase of $161 million, or 1.6%, in spending for the “Economy and Environment” mission, due notably to:

•                      a $422-million rise in financial assistance paid by the Société de financement des infrastructures locales du Québec under the second investment plan of the drinking water, wastewater and local road network infrastructure program launched in 2011;

•                       a $156-million increase in the depreciation expense for the fixed assets of the Land Transportation Network Fund (FORT), mainly as a result of transportation infrastructure investments in fiscal 2010-2011;

•                      growth of $94 million in the allowance for losses on guaranteed financial initiatives of the Ministère du Développement économique, de l’Innovation et de l’Exportation, resulting notably from an increase in the volume of financial initiatives relative to the previous year;

•                      a climb of $51 million in financial assistance paid by the Ministère du Développement économique, de l’Innovation et de l’Exportation under the Canada-Québec agreement on the Knowledge Infrastructure Program;

•                      a $362-million decrease in grants awarded by the Ministère des Affaires municipales, des Régions et de l’Occupation du territoire under the Canada-Québec agreement on the Pipeline Renewal Program;

•                      a decline of $147 million in employment assistance provided by the Labour Market Development Fund following the termination of two Canada-Québec labour market agreements.

•                      an increase of $149 million, or 2.5%, in spending for the “Support for Individuals and Families” mission, stemming in particular from:

•                      a $121-million increase in the cost of family assistance measures:

•             $70 million for the agreement concluded between the Québec government and home childcare providers following the implementation of collective agreements reached in December 2010;

•             $51 million for the development of 3 696 new spaces in childcare centres and private day care centres.

5.                  Variance analysis (cont’d)

5.2           Comparison of actual results with the previous fiscal year (cont’d)

Consolidated expenditure (cont’d)

•                      an increase of $183 million, or 3.0%, in spending for the “Administration and Justice” mission, resulting notably from:

•                      a $102-million rise in the costs of the Agence du revenu du Québec, due mainly to an increase in staff and in financial assistance granted by the Agence to help restaurants during the implementation of measures to fight tax evasion;

•                      a $55-million rise in the costs covered by the Ministère de la Sécurité publique during the flooding in Montérégie in spring 2011.

Lastly, debt service was up $516 million from 2010-2011. This increase is due mainly to the growth of the debt and the impact of the returns of the Caisse de dépôt et placement du Québec on the income of the Retirement Plans Sinking Fund, which is applied against the interest on the pension plans.

6.                  Analysis of main trends

The main trends analysis presented in this section uses data from the consolidated financial statements of the Gouvernement du Québec.

The data used to determine the trends presented in this section were materially affected by:

•                      the impact of the 2006-2007 accounting reform, which incorporated the organizations in the health and social services and education networks into the Government’s reporting entity and revised the Government’s accounting policies to bring them into complete conformity with Canadian public sector accounting standards;

•                      the impact of the line-by-line consolidation of organizations in the health and social services and education networks in 2009-2010. Previously, such organizations were accounted for using the modified equity method.

6.                  Analysis of main trends (cont’d)

Budget balance within the meaning of the Balanced Budget Act

Change in revenue and expenditure                                                                                                                          Change in budget balance(1)

(in millions of dollars)                                                                                                                                                                                                            (in millions of dollars)

Note:                  The difference between the consolidated surplus (deficit) in the Public Accounts and that within the meaning of the Balanced Budget Act, stems mainly from the revenue allocated to the Generations Fund and the use of the stabilization reserve to maintain a balanced budget in a budgetary deficit situation.

(1)         The sections of the Balanced Budget Act that prohibit a budgetary deficit do not apply to fiscal 2009-2010 to 2012-2013.

In fiscal 2006-2007 and 2007-2008, the Government achieved surpluses thanks to robust tax receipts related to sustained economic growth, additional profits by Hydro-Québec and the reform of the equalization program. These surpluses enabled the Government to accumulate funds in the stabilization reserve.

In 2008-2009 and 2009-2010, the financial crisis that dragged the global economy into recession led to a substantial deterioration in the Government’s financial balances for those two years. The use of the stabilization reserve reduced the budget balance to zero in 2008-2009, whereas it was insufficient to achieve a balanced budget in 2009-2010. Therefore, Québec introduced an economic action plan to offset the recession’s impact on the economy. As a result, the Government posted a consolidated deficit from 2008-2009 to 2011-2012. For fiscal 2011-2012, the budget balance within the meaning of the Balanced Budget Act was in deficit by $2 628 million.

6.                  Analysis of main trends (cont’d)

Revenue

Change in consolidated revenue

REVENUE BY SOURCE

(in millions of dollars)

(1)         Includes revenue from duties and permits, miscellaneous revenue and Generations Fund revenue.

The Government’s consolidated revenue rose from $52.2 billion to $81.3 billion from fiscal 2002-2003 to 2011-2012. Annualized average growth of this revenue was 4.5%, while that of GDP was 3.7% over the same period.

The own-source revenue of organizations in the health and social services and education networks has been included in consolidated revenue ever since these networks were consolidated line by line in 2009-2010. Such revenue, which amounts to roughly $4.0 billion, includes, among other things, school property taxes, user contributions and tuition fees.

Total revenue grew constantly, except in 2008-2009, when a decrease was recorded for revenue from income and property taxes.

6.                  Analysis of main trends (cont’d)

Revenue (cont’d)

Change in consolidated revenue (cont’d)

Income and property taxes

Revenue from income and property taxes increased from 2002-2003 to 2007-2008. It decreased in 2008-2009 and 2009-2010, due notably to the impact of the financial crisis and the recession on reported income and of other fiscal measures implemented under the economic action plan to support the economy during the recession, such as the home renovation tax credit. The decline in income and property tax revenue also reflects the lowering of personal income tax in 2008 and the impact of the other fiscal measures announced in the 2007-2008 to 2009-2010 budgets on corporate taxes. Income tax revenue resumed its upward progression in 2011-2012, reaching $32 416 million. It grew by 3.3% per year on average from 2002-2003 to 2011-2012.

Consumption taxes

Revenue from consumption taxes increased from $10 998 million in 2002-2003 to $16 620 million in 2011-2012. It has thus grown regularly since 2002-2003, except in 2009-2010 when it fell slightly. The average annual growth rate for the period was 4.8% owing to sustained growth in retail sales and the one-percentage-point increase in the QST rate as of January 1, 2011 and January 1, 2012.

Federal government transfers

Federal government transfer revenue rose from $9 457 million in 2002-2003 to $16 938 million in 2011-2012. It thus increased from 2002-2003 to 2010-2011, despite the recognition of a decrease in 2011-2012 resulting mainly from a decline in equalization revenue because of Québec’s relatively good economic performance during the 2009 recession. Federal government transfer revenue grew by an average of 6.6% per year over the period.

Government enterprises

Revenue from government enterprises, which consists mainly of the results of Hydro-Québec, Loto-Québec and the Société des alcools du Québec, increased from $3 764 million in 2002-2003 to $4 749 million in 2011-2012. It grew by an average of 2.6% per year over the period.

6.                  Analysis of main trends (cont’d)

Revenue (cont’d)

Change in consolidated revenue (cont’d)

Other revenue

Lastly, other revenue grew substantially from 2005-2006 to 2011-2012 owing to, among other things:

•                      the addition of user contributions and tuition fees following the line-by-line consolidation of organizations in the health and social services and education networks as of 2009-2010;

•                      the inclusion of new entities due to the change in status of certain bodies following the 2006-2007 accounting reform;

•                      penalties and interest charged by Revenu Québec following the considerable increase in assessments made in recent years as a result of efforts to combat tax evasion;

•                      the taking into account of water-power royalties and other Generations Fund revenue as of January 1, 2007.

6.                  Analysis of main trends (cont’d)

Expenditure

Change in consolidated expenditure

EXPENDITURE BY MISSION

(in millions of dollars)

(1)         Include the “Economy and Environment”, “Support for Individuals and Families”, and “Administration and Justice” missions.

Between 2002-2003 and 2011-2012, the Government’s consolidated expenditure increased by $30.1 billion, from $53.0 billion to $83.1 billion. The average annual growth of this spending was 4.6%.

Consolidated expenditure has risen since 2009-2010 due to the line-by-line consolidation of organizations in the health and social services and education networks. The impact of this spending on the annual deficit has been offset by including the networks’ own-source revenue in consolidated revenue. In 2009-2010, consolidated expenditure increased by approximately $4.0 billion.

Health and Social Services and Education and Culture missions

The expenditures of the “Health and Social Services” and “Education and Culture” missions have climbed constantly, and this trend has been even more pronounced in the health sector. As at March 31, 2012, they accounted for 61.6% of consolidated expenditure and, of that share, 38.6% was for the “Health and Social Services” mission and 23.0% for the “Education and Culture” mission.

6.                  Analysis of main trends (cont’d)

Expenditure (cont’d)

Change in consolidated expenditure (cont’d)

Other missions

The expenditures of all the other missions have also increased in recent years, particularly because of:

•                      the increase in spending related to investments in road network improvement and development, transportation systems and road network maintenance;

•                      growth in spending on municipal affairs and the regions, particularly to improve access to housing and to provide the necessary funding for building water supply and sewer systems and for treating municipal wastewater in all Québec regions;

•                      growth in financial support for childcare centres and other day care services;

•                      the creation of new government bodies, such as the Société de financement des infrastructures locales du Québec, to provide municipal bodies with financial assistance for carrying out their infrastructure projects, and the Green Fund, to support the implementation of measures fostering sustainable development and offer financial support to organizations active in the environment field;

•                      growth in the allowance for doubtful accounts, due to the increase in assessments by Revenu Québec;

•                      the increase in the budgets allocated to public safety, notably to cover costs related to the Sûreté du Québec, correctional services and policing affairs;

•                      the inclusion of new line-by-line consolidated entities due to the change in status of certain bodies, particularly the Société de l’assurance automobile du Québec and the Société des établissements de plein air du Québec.

Debt service

Debt service increased by an average of 3.0% per year between 2002-2003 and 2011-2012. It stood at $9 451 million in 2011-2012.

6.                  Analysis of main trends (cont’d)

Fixed assets

Change in the net book value of fixed assets

(in millions of dollars)

The net book value of fixed assets increased by $5.3 billion over the past year, from $46.8 billion as at March 31, 2011 to $52.1 billion as at March 31, 2012. This shows that annual investments in fixed assets have outstripped the annual depreciation of the Government’s fixed assets as a whole. The remaining useful life of fixed assets is thus better today than it was several years ago.

Changes in the Government’s accounting policies have entailed two substantial increases in the net value of fixed assets in the past 10 years:

•                      in 2006-2007, when it increased by $3.8 billion following the accounting reform, which changed the status of certain organizations from that of a government enterprise to that of a line-by-line consolidated non-budget-funded body;

•                      in 2009-2010, when it rose by $16.8 billion as a result of the line-by-line consolidation of organizations in the health and social services and education networks.

Fixed assets can be broken down into several different categories, including complex networks,1 which consist mainly of net investments in road infrastructure. Such investments accounted for 38.1% of the total net book value of fixed assets as at March 31, 2012.

1         See the consolidated financial statements on page 123.

6.                  Analysis of main trends (cont’d)

Gross debt

Government’s gross debt

FISCAL YEAR ENDED MARCH 31, 2012

(in millions of dollars)

	Actual results as at March 31, 2012	Actual results as at March 31, 2011

Debts before deferred foreign exchange gains (losses)	164 686	153 629
Less
Debt contracted by the Financing Fund to finance government enterprises and entities not included in the Government’s reporting entity	(1 363)	(1 363)
	163 323	152 266
Plus
Pension plans and other employee future benefits	28 774	29 125
Less
Generations Fund	(4 277)	(3 437)
Gross debt including advance borrowings	187 820	177 954

Less
Advance borrowings	(4 436)	(4 518)
Gross debt	183 384	173 436

As a % of nominal GDP	54.6%	54.3%

Change in the Government’s gross debt

(in millions of dollars)

6.                  Analysis of main trends (cont’d)

Gross debt (cont’d)

Since the line-by-line consolidation of the financial results of organizations in the health and social services and education networks in 2009-2010, all debts contracted by these organizations have been included in those of the Government. Previously, only the portion of debt contracted by these organizations with bodies included in the Government’s reporting entity were taken into account. To take the different accounting methods into account, the gross debt trend analysis has been presented in two periods.

6.                  Analysis of main trends (cont’d)

Gross debt (cont’d)

Growth of the gross debt from 2003 to 2009

The gross debt, which stood at $129.1 billion as at March 31, 2003, reached $152.5 billion as at March 31, 2009. This represents an increase of $23.4 billion, resulting mainly from:

•                      investments, loans and advances of $10.0 billion to government enterprises;

•                      investments of $8.5 billion by the Government in its fixed assets;

•                      a $5.2-billion increase in the Government’s investments in the health and social services and education networks due notably to loans by Financement-Québec to finance their fixed assets.

In addition, the payments to the Generations Fund reduced the gross debt by nearly $2.0 billion.

Factors responsible for growth in the gross debt from 2003 to 2009

(in millions of dollars)

Note:    The data for 2009-2010 and thereafter are not included in this chart because, following the line-by-line consolidation of the health and social services and education networks, they were not comparable with the data for 2002-2003 to 2008-2009.

(1)                   Other factors include, in particular, the change in “Other accounts”, such as accounts receivable and accounts payable, and the change in the value of the debt in foreign currency.

6.                  Analysis of main trends (cont’d)

Gross debt (cont’d)

Growth of the gross debt from 2009 to 2012

Once the gross debt as at March 31, 2009 had been restated, following the line-by-line consolidation of organizations in the health and social services and education networks, it stood at $157.6 billion. It amounted to $183.4 billion as at March 31, 2012. Accordingly, for fiscal 2009-2010 to 2011-2012, the Government’s gross debt rose by $25.8 billion on a comparable basis. This increase is due mainly to:

•                      investments of $14.5 billion by the Government in its fixed assets;

•                      budgetary deficits of $9.0 billion;

•                      investments, loans and advances totalling $6.1 billion;

The increase in the gross debt has been offset by:

•                      the change in other factors (e.g. the change in “Other accounts”, such as accounts receivable and accounts payable, and the change in the value of the debt in foreign currency) which lowered the gross debt by $1.5 billion;

•                      deposits in the Generations Fund, which brought the gross debt down by $2.3 billion.

Factors responsible for growth in the Government’s gross debt from 2009 to 2012

(in millions of dollars)

(1)         Other factors include, in particular, the change in “Other accounts”, such as accounts receivable and accounts payable, and the change in the value of the debt in foreign currency.

7.                  Results of the indicator analysis

The financial indicator analysis aims primarily to clarify and explain the information contained in the consolidated financial statements.

The Government presents eleven indicators to assess the state of its finances. These indicators are based on those published by the Public Sector Accounting Board of the Canadian Institute of Chartered Accountants (CICA) in statements of recommended practices.

Several indicators have been affected by the impact of the 2006-2007 accounting reform. This reform made it possible to bring the Government’s accounting policies into complete conformity with Canadian public sector accounting standards. It also made it possible to integrate the organizations in the health and social services and education networks into the Government’s reporting entity, initially at modified equity value and subsequently, in 2009-2010, on a line-by-line consolidation basis.

For the purposes of this section, gross domestic product (GDP) corresponds to nominal gross domestic product.

7.                  Results of the indicator analysis (cont’d)

Indicator 1: Assets (financial and non-financial) to total liabilities

This indicator illustrates the extent to which the Government finances its current operations through borrowings. A ratio of over 100% indicates that a surplus was accumulated in the past and that the value of the Government’s financial and non-financial assets is higher than that of its liabilities. A ratio of less than 100% indicates that a deficit was accumulated in the past and that the value of the Government’s financial and non-financial assets is lower than that of its liabilities. An upward ratio illustrates a favourable trend.

Financial and non financial assets

(as a percentage of total liabilities)

The ratio of financial and non-financial assets to total liabilities was 35.3% in 2002-2003. It rose to 49.8% as at March 31, 2012 due to the accounting reform of 2006-2007 and the line-by-line consolidation of organizations in the health and social services and education networks in 2009-2010. Taking the accumulated deficit into account, the value of assets is still lower than that of liabilities. In addition, an improvement can be observed in the ratio, showing that assets have climbed at a faster rate than liabilities. Over the past six years, borrowings have been used mainly to finance asset acquisitions.

7.                  Results of the indicator analysis (cont’d)

Indicator 2: Gross debt to total revenue

This indicator is intended to put the size of the Government’s gross debt into perspective by comparing it with the Government’s revenue. A declining ratio indicates a decrease in the relative weight of the gross debt.

Gross debt

(as a percentage of total revenue)

From 2002-2003 to 2005-2006, gross debt as a percentage of total revenue fell from 247.3% to 232.8%. From 2009-2010 to 2011-2012, the ratio rose slightly, from 221.8% to 225.7%.

7.                  Results of the indicator analysis (cont’d)

Indicator 3: Expenditures by mission to total expenditure

This indicator illustrates the trend in Government spending for a particular mission over time. To ensure the sustainability of all programs, the growth of spending for a mission must not be substantially higher than that of total spending.

Expenditures by mission

(as a percentage of total expenditure)

(1)         Include the “Economy and Environment”, “Support for Individuals and Families”, and “Administration and Justice” missions.

The expenses of the “Health and Social Services” mission grew at an average annual rate of 6.0% from 2002-2003 to 2011-2012, compared with 4.6% for total consolidated expenditure, such that the proportion of the mission’s expenses in expenditures as a whole rose from 35.2% to 38.6%. This indicator reflects the growing importance of expenditures for the “Health and Social Services” mission. It also reflects the ever-growing needs entailed by the aging of the population.

This indicator shows that the proportion of expenditures devoted to the “Education and Culture” mission and “Other missions” has remained fairly stable.

The share of total spending devoted to “Debt service” fell from 13.5% in 2002-2003 to 11.4% in 2011-2012. During that period, the average annual growth in “Debt service” was 3.0% compared with 4.9% in the case of consolidated expenditure excluding debt service.

7.                  Results of the indicator analysis (cont’d)

Indicator 4: Gross debt to GDP

This indicator puts the Government’s gross debt and its ability to pay into perspective, as measured by GDP. It is desirable that this ratio follow a downward trend as this reflects a decline in the relative weight of the gross debt.

Gross debt

(as a percentage of GDP)

The ratio of gross debt to GDP improved from 53.5% to 50.1% from 2002-2003 to 2008-2009. In 2009-2010, it stood at 53.6% on the basis of the line-by-line consolidation of the health and social services and education networks. The ratio rose slightly in 2011-2012, to 54.6%.

7.                  Results of the indicator analysis (cont’d)

Indicator 5: Debt representing accumulated deficits to GDP

This indicator compares the debt representing accumulated deficits, or the debt not used to finance assets, with the Government’s ability to pay, as measured by GDP. It is desirable that this ratio follow a downward trend as this means that the relative weight of the debt representing accumulated deficits is on the decline.

Debt representing accumulated deficits

(as a percentage of GDP)

Note: Before taking into account the stabilization reserve.

The ratio of the debt representing accumulated deficits to GDP improved from 2002-2003 to 2005-2006, falling from 35.6% to 33.7%. From 2006-2007 to 2008-2009, it went from 34.0% to 33.8%. From 2009-2010 to 2011-2012, the ratio of the debt representing accumulated deficits to GDP improved, from 35.8% to 34.0%.

7.                  Results of the indicator analysis (cont’d)

Indicator 6: Consolidated expenditure to GDP

This indicator makes it possible to compare the growth rate of government spending over time with that of the economy. A decline in this indicator means that spending is growing less rapidly than the economy. Therefore, this indicator reveals the relative weight of the cost of public services in the economy.

Expenditures (excluding debt service)

(as a percentage of GDP)

Expenditures excluding debt service as a percentage of GDP were relatively stable between 2002-2003 and 2005-2006, going from 19.0% to 19.3%. In 2008-2009, the ratio rose to 20.2% because of weak growth in GDP.

Since fiscal 2009-2010, following the line-by-line consolidation of organizations in the health and social services and education networks, consolidated expenditure has incorporated the networks’ expenditures as a whole, which largely explains why the ratio rose to 22.5%. It is on this basis that the Government kept spending growth above GDP in order to continue supporting the economy and maintain public services during the recession. In 2011-2012, spending grew at a rate below that of GDP, bringing its relative weight in the economy down to 21.9%.

7.                  Results of the indicator analysis (cont’d)

Indicator 7: Debt service to total revenue

This indicator illustrates the share of government revenue that must be allocated to debt service. It is desirable that this ratio follow a downward trend since this means that a larger share of revenue can be devoted to program spending.

Debt service

(as a percentage of total revenue)

Overall, the proportion of budgetary revenue devoted to debt service has fallen since 2002-2003. In 2002-2003, the debt service to total revenue ratio was 13.7%. In 2009-2010, it stood at 10.7%, taking into account the line-by-line consolidation of organizations in the health and social services and education networks. The ratio rose to 11.6% in 2011-2012.

7.      Results of the indicator analysis (cont’d)

Indicator 8: Net book value of fixed assets to the cost of fixed assets

This indicator shows the extent to which the estimated remaining useful life of tangible assets will enable the Government to supply products and services in the future.

Net book value of fixed assets

(as a percentage of the cost of fixed assets)

The net book value to the cost of fixed assets indicator has risen significantly over the past 10 years, from 44.0% as at March 31, 2003 to 56.2% as at March 31, 2012. This shows that annual investments in fixed assets have outstripped the annual depreciation of the Government’s fixed assets as a whole. The average age and the remaining useful life of fixed assets are thus better today than they were several years ago, making it easier for the Government to deliver services.

7.      Results of the indicator analysis (cont’d)

Indicator 9: Own-source revenue to GDP

This indicator shows the proportion of collective wealth that the Government must collect in order to fund public services. The Government’s own-source revenue consists of income tax and other taxes, user fees and other revenue derived from its enterprises in particular. This revenue includes all of the Government’s revenue, apart from transfers received from the federal government. Stability or a decline in this ratio over time tends to indicate a favourable situation.

Own-source revenue

(as a percentage of GDP)

Own-source revenue to GDP remained fairly stable from 2002-2003 to 2005-2006, going from 17.7% to 18.0%. The increase in the ratio to 18.9% in 2006-2007 was due in large part to Hydro-Québec’s additional earnings, resulting from the sale of its interest in certain enterprises. Over the following years, the ratio dropped, reaching 17.5% in 2008-2009, mainly because of the personal income tax reduction granted in 2008. The ratio rose to 18.5% in 2009-2010, owing to the increase in own-source revenue caused by the line-by-line consolidation of organizations in the health and social services and education networks. It rose to 19.2% in 2011-2012 due to the impact on revenue of the measures of the plan to restore fiscal balance.

7.      Results of the indicator analysis (cont’d)

Indicator 10: Transfers from the federal government to total revenue

Transfers received from the federal government comprise equalization payments, payments from transfers for health care and for post-secondary education and other social programs, and amounts transferred by the federal government under various agreements. This indicator measures the portion of the Québec government’s revenue that comes from the federal government.

Federal government transfers

(as a percentage of total revenue)

The proportion of federal transfers in total revenue remained fairly stable from 2002-2003 to 2006-2007, ranging from 17.5% to 18.6%, or averaging 18.2%. In 2007-2008, the proportion of federal transfers in total revenue rose to 21.4% owing notably to a thorough reform of the equalization program. The proportion reached 23.2% in 2009-2010 particularly because of the incorporation of organizations in the health and social services and education networks and the increase in other programs such as the drinking water, wastewater and local road network infrastructure program and the amounts received from the federal government under the Québec 2006-2012 Climate Change Action Plan. In 2011-2012, the proportion has decreased to 20.8% mainly due to a decline in equalization revenue stemming from Québec’s relatively good economic performance during the 2009 recession as well as the cap established on the equalization program by the federal government.

7.      Results of the indicator analysis (cont’d)

Indicator 11: Debt in foreign currency to gross debt

This indicator illustrates the degree to which the Government’s debt service may be affected by fluctuations in the Canadian dollar. A downward trend in the proportion of debt in foreign currency means that the vulnerability of debt service is on the decline.

Debt in foreign currency

(as a percentage of gross debt)

Note: Gross debt including advance borrowings.

From 2002-2003 to 2008-2009, the proportion of the debt in foreign currency fell sharply, from 10.3% as at March 31, 2003 to 6.7% as at March 31, 2009. The proportion has fallen even further since 2009-2010, from 3.3% as at March 31, 2010 to only 0.2% as at March 31, 2012. These decreases have made debt service less vulnerable to fluctuations in the Canadian dollar relative to the currencies in which the Government holds part of its debt.

APPENDIX 1

Financial statistics

These tables present the trends observed over the past 15 years for several consolidated financial statement items. The historical data of the consolidated financial statement items are those established at the date they were published, without restatement. In addition, tables 1.1 and 1.2 and the explanatory notes identify the changes made to previous consolidated financial statements. However, some reclassifications have been made to revenue and expenditure items to bring them into conformity with the historical data as presented in the budget plan.

Historical data for consolidated financial statement items

FISCAL YEAR ENDED MARCH 31

(in millions of dollars)

Fiscal year	Revenue	Expenditure	(Deficit) or surplus		Financial assets	Liabilities	Net debt(1)	Non-financial assets(2)	Accumulated deficits(3)
2011-2012	81 268	83 056	(1 788	)(4)	60 060	(227 171)	(167 111)	52 989	(114 122)
2010-2011	77 700	80 090	(2 390	)(5)	56 345	(215 634)	(159 289)	47 387	(111 902)
2009-2010	73 626	76 566	(2 940	)(6)	49 235	(199 335)	(150 100)	42 483	(107 617)
Before the line-by-line consolidation of network organizations(7)
2008-2009	68 541	69 799	(1 258	)(8)	53 532	(182 325)	(128 793)	30 767	(98 026)
2007-2008	68 744	67 094	1 650	(9)	49 016	(173 334)	(124 318)	30 147	(94 171)
2006-2007	65 361	63 368	1 993	(10)	47 732	(169 323)	(122 191)	26 432	(95 759)
Before the reform of government accounting(11)
2005-2006	60 017	59 980	37		40 355	(145 038)	(104 683)	12 984	(91 699)
2004-2005	56 885	57 549	(664)		39 258	(138 300)	(99 042)	11 818	(87 224)
2003-2004	54 530	54 888	(358)		35 962	(132 987)	(97 025)	10 735	(86 290)
2002-2003	52 225	52 919	(694)		37 071	(132 528)	(95 457)	9 716	(85 741)
2001-2002	50 011	50 939	(928	)(12)	34 332	(126 593)	(92 261)	8 161	(84 100)
2000-2001	50 628	49 251	1 377	(12)	38 620	(126 828)	(88 208)	7 166	(81 042)
1999-2000	46 844	46 814	30		35 284	(124 170)	(88 886)	6 693	(82 193)
1998-1999	46 034	45 908	126		34 898	(123 359)	(88 461)	6 233	(82 228)
1997-1998	41 548	43 740	(2 192)		27 016	(115 420)	(88 404)	5 980	(82 424)

(1)         The net debt represents liabilities minus the financial assets presented in the consolidated statement of financial position.

(2)         See Table 1.1 (p. 62) for a breakdown of the annual change.

(3)         See Table 1.2 (p. 63, 64) for explanations of the change in accumulated deficits based on factors other than the fiscal year surplus (deficit).

(4)         Does not take into account the $840 M allocated to the Generations Fund.

(5)         Does not take into account the $760 M allocated to the Generations Fund.

(6)         Does not take into account the $725 M allocated to the Generations Fund and the $433 M used from the stabilization reserve.

(7)         Judgment must be exercised in comparing the data for 2009-2010 and thereafter with those for prior years because of the impact of the line-by-line consolidation of organizations in the health and social services and education networks.

(8)         Does not take into account the $587 M allocated to the Generations Fund and the $1 845 M used from the stabilization reserve.

(9)         Does not take into account the $449 M allocated to the Generations Fund and the $1 201 M allocated to the budgetary reserve.

(10)  Does not take into account the $584 M allocated to the Generations Fund and the $1 300 M allocated to the budgetary reserve.

(11)  Judgment must be exercised in comparing the data for 2006-2007 and thereafter with those for prior years because of the impact of the December 2007 accounting reform.

(12)  Does not take the budgetary reserve of $950 M into account.

APPENDIX 1

Financial statistics (cont’d)

Table 1.1 — Breakdown of the annual change in non-financial assets

FISCAL YEAR ENDED MARCH 31

(in millions of dollars)

	Current year change			Restatements of the balance of non-financial assets
Fiscal year	Net book value of fixed assets	Inventories and prepaid expenses	Net investment in the networks	Net book value of fixed assets		Inventories and prepaid expenses		Net investment in the networks		Total change for fiscal year
2011-2012	5 350	252								5 602
2010-2011	4 923	(19)								4 904
2009-2010	4 226	83		16 112	(1),(2)	334		(9 039	)(2)	11 716
2008-2009	2 297	46	622	(290	)(3)			(2 055	)(4)	620
2007-2008	1 457	30	487	1 639	(5)			102	(5)	3 715
2006-2007	1 219	10	1 002	2 184	(6)	152	(7)	8 881	(8)	13 448
2005-2006	1 166									1 166
2004-2005	1 083									1 083
2003-2004	1 019									1 019
2002-2003	1 482			73	(9)					1 555
2001-2002	995									995
2000-2001	473									473
1999-2000	359			101	(10)					460
1998-1999	217			36	(11)					253
1997-1998	199			5 781	(12)					5 980

(1)         The adoption of a component-based approach for capitalizing and amortizing the cost of road infrastructure fixed assets increased the net value of these assets by $470 M.

(2)         The incorporation of organizations in the health and social services and education networks using the line-by-line consolidation method rather than the modified equity method increased the net book value of consolidated fixed assets by $15 642 M as at April 1, 2009. In addition, the net investment in the networks was replaced by this adjustment for fixed assets and by that for various other asset and liability items.

(3)         Harmonization of the accounting policies of Immobilière SHQ with those of the Government concerning the recognition of the cost of fixed assets in results, which is now done using the straight-line method rather than the compound interest method, reduced the net book value of fixed assets by $290 M.

(4)         Harmonization of the accounting policies used by organizations in the health and social services network and by school boards with those of the Government, in particular through the implementation of a fixed asset capitalization and depreciation policy and the adoption of accrual accounting for the revenue and expenditure of these organizations as a whole, reduced the net investment in the networks by $2 055 M.

(5)         The change in the status of Immobilière SHQ, which is now consolidated line by line instead of being considered a government enterprise, increased the net value of fixed assets by $1 639 M and the net investment in the networks by $102 M.

(6)         The change in the status of certain bodies that are now consolidated line by line instead of being considered government enterprises increased the net value of fixed assets by $2 240 M. In addition, a depreciation recapture at the Agence métropolitaine de transport reduced their value by $56 M.

(7)         The change in the accounting policy for recording inventories and prepaid expenses increased these items by $152 M.

(8)         The inclusion in the Government’s reporting entity of the vast majority of organizations in the health and social services and education networks increased the net investment in the networks by $8 881 M.

(9)         Capitalization of the cost of improvements to the premises of the Société Immobilière du Québec and the change in the status of a government enterprise, which is now consolidated line by line, increased the net value of fixed assets by $57 M and $16 M, respectively.

(10)  The revaluation of fixed assets following the 1997-1998 accounting reform increased their net book value by $101 M.

(11)  Capitalization of cadastral plan expenses increased the net book value of fixed assets by $36 M.

(12)  The $5 781-M increase in the net book value stems from the recording of the opening balance for fixed assets during the 1997-1998 accounting reform.

APPENDIX 1

Financial statistics (cont’d)

Table 1.2 — Other factors affecting the balance of accumulated deficits

FISCAL YEAR ENDED MARCH 31

(in millions of dollars)

	Enterprises	Restatements of accumulated deficits
Fiscal year	comprehensive income and other(1)	Government enterprises	Departments and bodies	Total for other factors	Restatement details
2011-2012	(376)	(56)	—	(432)	Government enterprises: ($56 M) in order to comply with International Financial Reporting Standards (IFRS).

2010-2011	(229)	(253)	(1 413)	(1 895)

Government enterprises: ($95 M) for obligations related to the decommissioning of fixed assets, ($158 M) for complying with International Financial Reporting Standards (IFRS).

Departments and bodies: ($1 413 M) for contaminated land remediation obligations recorded as environmental liabilities.

2009-2010	(452)	(3 749)	(2 450)	(6 651)

Government enterprises: ($3 758 M) for adopting the straight-line method for tangible fixed assets to replace a method not recognized by International Financial Reporting Standards (IFRS); $9 M for various items.

Departments and bodies: ($1 234 M) for harmonizing the accounting policies of organizations in the health and social services and education networks with those of the Government to make it easier to incorporate these organizations into the Government’s consolidated financial statements using the line-by-line consolidation method; $431 M for adopting a component-based approach for capitalizing and amortizing the cost of road infrastructure fixed assets; ($683 M) for contaminated land remediation obligations recorded as environmental liabilities; ($1 129 M) for changing the valuation basis for calculating interest on the pension plans; and $165 M for changing the method used to record personal income tax collected by the federal government on behalf of Québec.

2008-2009	111	—	(2 708)	(2 597)

Departments and bodies: ($2 055 M) for harmonizing the accounting policies of organizations in the health and social services and education networks with those of the Government; ($290 M) for harmonizing the accounting policies of Immobilière SHQ with those of the Government in regard to the recognition of the cost of its fixed assets under results; ($193 M) for the change in the amortization period for the actuarial gains and losses of certain pension plans; and ($170 M) for contaminated land remediation obligations recorded as environmental liabilities.

2007-2008	303	(20)	(345)	(62)

Government enterprises: ($28 M) for the change to the accounting policy for recording financial instruments; $8 M for a change concerning employee future benefits.

Departments and bodies: ($345 M) for contaminated land remediation obligations recorded as environmental liabilities.

2006-2007	11	830	(6 894)	(6 053)

Government enterprises: Change to the accounting policy for recording financial instruments.

Departments and bodies: ($6 426 M) for the accounting reform, i.e. ($3 220 M) for including in the Government’s reporting entity the vast majority of organizations in the health and social services and education networks; ($1 904 M) for recording revenue from income and property taxes, consumption taxes and duties and permits using the accrual method; ($484 M) for reevaluating the time when transfer expenditures should be recognized; ($335 M) for recognizing the grant portion arising from significant concessionary terms awarded for investments and loans granted; ($125 M) for the change to the policies for recording the Retirement Plans Sinking Fund; ($708 M) for applying the standards for financial instruments; $152 M for the change to the accounting policy for recording inventories and prepaid expenses; $198 M for the other components of the reform; and ($468 M) for the change to the accounting policy for contaminated land remediation obligations recorded as environmental liabilities.

(1)    Since fiscal 2006-2007, these data have corresponded to the comprehensive income of government enterprises. For 2001-2002 to 2005-2006, they corresponded to the foreign exchange translation adjustment, and for 1997-1998 to 1999-2000, to the surplus of the municipal assessment for fixed assets of the Corporation d’hébergement du Québec.

APPENDIX 1

Financial statistics (cont’d)

Table 1.2 — Other factors affecting the balance of accumulated deficits (cont’d)

FISCAL YEAR ENDED MARCH 31

(in millions of dollars)

	Enterprises	Restatements of accumulated deficits
Fiscal year	comprehensive income and other(1)	Government enterprises	Departments and bodies	Total for other factors	Restatement details
2005-2006	24	(25)	(4 511)	(4 512)

Government enterprises: ($25 M) for various items.

Departments and bodies: ($3 384 M) for the change to the accounting policy for revenue from federal government transfers; ($270 M) for the change in the application of the accounting policy for the allowance for losses on guaranteed financial initiatives; ($264 M) for the new actuarial valuations of the pension plans; ($552 M) for the change in the recording of revenue from registration fees; and ($41 M) for harmonizing the accounting policies of consolidated organizations.

2004-2005	3	—	(273)	(270)	Departments and bodies: ($126 M) for the reassessment of school board subsidies and ($147 M) for the correction to the allowance for doubtful accounts.

2003-2004	(40)	(4)	(147)	(191)

Government enterprises: ($4 M) for various items.

Departments and bodies: ($96 M) for the change in the application of the accounting policy for debts and ($51 M) for the adjustment to the accounts receivable of a consolidated body.

2002-2003	(122)	(419)	(406)	(947)

Government enterprises: ($363 M) relating to the capping mechanism used in calculating deferred gains and losses on the basis of the real rate of return assumption at the Société d’assurance automobile du Québec and ($56 M) for other items.

Departments and bodies: ($215 M) for correcting the error made by the Canada Customs and Revenue Agency; ($177 M) for recording employer contributions in respect of obligations relating to sick leave and vacations; and ($14 M) for other items.

2001-2002	88	(2 218)	—	(2 130)	Government enterprises: ($1 306 M) for foreign currency translation and ($912 M) for the introduction of a provision for deviations in the real rate of return.

2000-2001	—	(173)	(53)	(226)

Government enterprises: ($235 M) following the adoption of Canadian accounting standards and $62 M for the change to the accounting policies for certain allowances and the actuarial liability.

Departments and bodies: ($12 M) for sick leave and vacations and ($41 M) for the change to the accounting policy for recording certain building repair and upgrading expenditures.

1999-2000	26	—	(21)	5	Departments and bodies: $101 M for the reassessment of fixed assets following the 1997-1998 accounting reform and ($122 M) for other items.

1998-1999	7	—	63	70	Departments and bodies: $27 M for the accounting change in the recording of foreign exchange forward contracts and $36 M for capitalizing cadastral plan expenses.

1997-1998	24	—	(15 421)	(15 397)

Departments and bodies: ($13 173 M) for recording unrecorded pension plan obligations; ($6 693 M) for consolidating government enterprises, bodies and special funds; ($731 M) for the change to the method used to record borrowings; ($461 M) for recording public sector restructuring measures; and $5 637 M for recording fixed assets.

(1)    Since fiscal 2006-2007, these data have corresponded to the comprehensive income of government enterprises. For 2001-2002 to 2005-2006, they corresponded to the foreign exchange translation adjustment, and for 1997-1998 to 1999-2000, to the surplus of the municipal assessment for fixed assets of the Corporation d’hébergement du Québec.

CONSOLIDATED FINANCIAL

STATEMENTS

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CONSOLIDATED FINANCIAL STATEMENTS
2011-2012

Statement of responsibility

The Government is responsible for the integrity and objectivity of the consolidated financial statements. These statements are prepared by the Comptroller of Finance for the Minister of Finance and the Economy under the Financial Administration Act (R.S.Q., c. A-6.001, s. 86) and in accordance with the accounting policies disclosed in Note 1. The analysis of the consolidated financial statements contained in Volume 1 is also prepared by the Québec government.

To fulfil its accounting and financial reporting responsibilities, the Government maintains systems of financial management and internal control designed to provide reasonable assurance that transactions are duly authorized by Parliament and properly executed and recorded.

The Comptroller of Finance takes care of government accounting and obtains all the information needed to meet its accounting requirements from government departments, bodies, enterprises and funds.

The Government submits its consolidated financial statements for audit assurance to the Auditor General of Québec who, in his independent auditor’s report to the National Assembly, states the nature and scope of his audit as well as his opinion.

The consolidated financial statements as part of the Public Accounts are tabled annually in the National Assembly by the Minister of Finance and the Economy.

On behalf of the Gouvernement du Québec,

Luc Monty	Simon-Pierre Falardeau, CPA, CA
Deputy Minister of Finance and the Economy	Comptroller of Finance

Québec, October 19, 2012 (November 8, 2012, for the estimate of the financial incidence presented at Note 24).

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Independent Auditor’s Report

To the National Assembly,

Report on the Consolidated Financial Statements

I have audited the accompanying consolidated financial statements of Government of Québec, which comprise the consolidated statement of financial position as at March 31, 2012, the consolidated statements of operations, accumulated deficit, change in net debt and cash flows for the year then ended, and a summary of significant accounting policies and other explanatory information included in the notes and the appendices.

Management’s Responsibility for the Consolidated Financial Statements

The Minister of Finance and the Economy is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with Canadian public sector accounting standards and for such internal control as the Minister of Finance determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

My responsibility is to express an opinion on these consolidated financial statements based on my audit. I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

I believe that the audit evidence I have obtained is sufficient and appropriate to provide a basis for my audit opinion.

PUBLIC ACCOUNTS 2011-2012 — VOLUME 1

Opinion

In my opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Government of Québec as at March 31, 2012, and the results of its operations, changes in its net debt and its cash flows for the year then ended in accordance with Canadian public sector accounting standards.

Report on other Legal and Regulatory Requirements

As required by the Auditor General Act (R.S.Q., chapter V-5.01), I express the opinion that these consolidated financial statements present fairly, in all material respects, the financial position of the Government of Québec as at March 31, 2012, and the results of its operations and the changes for the financial position for the year then ended on that date in accordance with the accounting policies of the Government of Québec set out in note 1 to the consolidated financial statements.

Moreover, in accordance with the Act, I report that, in my opinion these accounting policies have been applied on a basis consistent with that of the preceding year.

Michel Samson, CPA auditor, CA

Acting Auditor General of Québec

Québec, October 19, 2012 (November 8, 2012, for the estimate of the financial incidence presented at Note 24).

Consolidated statement of operations

FISCAL YEAR ENDED MARCH 31, 2012

(in millions of dollars)

		2012		2011
			Actual	Actual
Appendices		Budget(1)	results	results

6	REVENUE
	Income and property taxes (Note 4)	32 231	32 416	30 323
	Consumption taxes	17 125	16 620	14 807
	Duties and permits (Note 5)	2 200	2 147	2 051
	Miscellaneous revenue	7 151	7 558	7 428
8	Revenue from government enterprises	4 790	4 749	4 838
	Generations Fund revenue (Note 10)	940	840	760
	Own-source revenue	64 437	64 330	60 207
	Federal government transfers	17 253	16 938	17 493
	Total revenue	81 690	81 268	77 700

7	EXPENDITURE
	Health and Social Services	32 160	32 078	30 801
	Education and Culture	18 805	19 070	18 390
	Economy and Environment	11 070	10 011	9 850
	Support for Individuals and Families	6 072	6 159	6 010
	Administration and Justice	6 283	6 287	6 104
	Sub-total	74 390	73 605	71 155
	Debt service	9 860	9 451	8 935
	Total expenditure	84 250	83 056	80 090
	Contingency reserve	(300)	—	—
	ANNUAL SURPLUS (DEFICIT)	(2 860)	(1 788)	(2 390)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)    Based on the data presented in Budget 2011-2012 of the Ministère des Finances du Québec on March 17, 2011. Certain Budget 2011-2012 figures have been reclassified for consistency with the presentation adopted as at March 31, 2012.

Consolidated statement of accumulated deficit

FISCAL YEAR ENDED MARCH 31, 2012

(in millions of dollars)

Appendix		2012	2011
			(restated)

	PREVIOUSLY ESTABLISHED ACCUMULATED DEFICIT, BEGINNING OF YEAR	(111 902)	(109 283)
8	Restatements by government enterprises with restatement of previous years	(44)	(44)
		(111 946)	(109 327)
8	Restatements by government enterprises without restatement of previous years	(12)	—
	Restated accumulated deficit, beginning of year	(111 958)	(109 327)
8	Other comprehensive income items of government enterprises	(376)	(229)
	Annual surplus (deficit)	(1788)	(2 390)
	ACCUMULATED DEFICIT, END OF YEAR	(114 122)	(111 946)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

Consolidated statement of financial position

AS AT MARCH 31, 2012

(in millions of dollars)

Appendix		2012		2011
				(restated)

	FINANCIAL ASSETS
	Cash (Note 6)		1394		1444
	Short-term investments (Note 7)		5 005		5 382
	Accounts receivable (Note 8)		16 315		14 545
	Inventories and other assets intended for sale		48		24
8	Investment in government enterprises		23 666		23 115
	Loans and portfolio investments (Note 9)		8 967		8 327
	Generations Fund (Note 10)		4 277		3 437
	Deferred expenses related to debts		388		396
	Total financial assets		60 060		56 670

	LIABILITIES
	Accounts payable and accrued expenses (Note 11)		21 300		21 002
	Deferred revenue (Note 12)		6 751		6 065
	Other liabilities (Note 13)		3 913		4 014
	Federal government transfers to be repaid (Note 14)		951		1 318
	Pension plans and other employee future benefits (Note 15)		28 774		29 125
	Debts before deferred foreign exchange gains (losses) (Notes 16 and 17)	164 686		153 629
	Deferred foreign exchange gains (losses)	796	165 482	850	154 479
	Total liabilities		227 171		216 003
	NET DEBT		(167 111)		(159 333)

	NON-FINANCIAL ASSETS
	Fixed assets (Note 18)		52 101		46 751
	Inventories		428		416
	Prepaid expenses		460		220
	Total non-financial assets		52 989		47 387
	ACCUMULATED DEFICIT		(114 122)		(111 946)

	Contractual obligations (Note 19)
	Contingencies (Note 20)
	Subsequent event (Note 24)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

Consolidated statement of change in net debt

FISCAL YEAR ENDED MARCH 31, 2012

(in millions of dollars)

2011
		2012		(restated)
			Actual	Actual
Appendix		Budget(1)	results	results

	PREVIOUSLY ESTABLISHED NET DEBT, BEGINNING OF YEAR	(158 995)	(159 289)	(151 766)
8	Restatements by government enterprises with restatement of previous years	—	(44)	(44)
		(158 995)	(159 333)	(151 810)
8	Restatements by government enterprises without restatement of previous years	—	(12)	—
	Restated net debt, beginning of year	(158 995)	(159 345)	(151 810)
Change due to fixed assets
	Acquisition (Note 18)	(7 246)	(8 716)	(8 031)
	Depreciation (Note 18)	3 024	3 109	2 878
	Disposals, reductions in value and other	—	257	230
	Total change due to fixed assets	(4 222)	(5 350)	(4 923)
	Change due to inventories and prepaid expenses	—	(252)	19
8	Other comprehensive income items of government enterprises	—	(376)	(229)
	Annual surplus (deficit)	(2 860)	(1 788)	(2 390)
	Net increase in the net debt	(7 082)	(7 766)	(7 523)
	NET DEBT, END OF YEAR	(166 077)	(167 111)	(159 333)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1) Based on the data presented in Budget 2011-2012 of the Ministère des Finances du Québec on March 17, 2011.

Consolidated statement of cash flow

FISCAL YEAR ENDED MARCH 31, 2012

(in millions of dollars)

	2012		2011

OPERATING ACTIVITIES
Annual surplus (deficit)		(1 788)		(2 390)
Items not affecting liquid assets
Doubtful accounts	926		981
Allowances related to loans and portfolio investments and loan guarantees	234		85
Inventories and prepaid expenses	(252)		19
(Gains) losses on the disposal of fixed assets	32		8
Depreciation of fixed assets	3 109		2 878
Amortization of deferred expenses related to debts	133		85
Amortization of deferred contributions related to the acquisition of fixed assets	(236)		(234)
Amortization of deferred foreign exchange (gains) losses	(16)		(18)
Amortization of discounts and premiums	152	4 082	282	4 086
		2 294		1 696
Change in financial assets and liabilities related to operations (Note 21)		(2 101)		701
		193		2 397
Activities related to pension plans and other employee future benefits
Cost of accrued benefits	2 042		1 971
Changes to plans			(202)
Amortization of actuarial (gains) losses	678		966
Interest on obligations relating to accrued benefits	5 128	7 848	5 012	7 747
Benefits paid and plan-to-plan transfers		(4 930)		(4 221)
		2 918		3 526
Liquid assets provided by operating activities		3 111		5 923

INVESTMENT ACTIVITIES(1)
Change in investment in government enterprises
Investments made	(526)		(149)
Investments disposed of and other	301		2
Results of enterprises entered as revenue less declared dividends	(595)	(820)	(790)	(937)

Change in loans and portfolio investments
Loans and portfolio investments made	(2 224)		(3 151)
Loans and portfolio investments disposed of and other	1 156	(1 068)	915	(2 236)
Liquid assets used for investment activities		(1 888)		(3 173)

Consolidated statement of cash flow (cont’d)

FISCAL YEAR ENDED MARCH 31, 2012

(in millions of dollars)

	2012		2011

FIXED ASSET INVESTMENT ACTIVITIES(1)
Acquisitions	(6 954)		(7 126)
Disposals	190	(6 764)	222	(6 904)
Liquid assets used for fixed asset investment activities		(6 764)		(6 904)

FINANCING ACTIVITIES(1)
Change in debts
Borrowings made	23 072		21 899
Borrowings repaid	(13 600)	9 472	(10 775)	11 124
Activities related to pension plans and other employee future benefits
Change in the Retirement Plans Sinking Fund and specific pension funds
Payments and benefits	(957)		(1 964)
Reinvestment of funds’ investment income	(2 312)	(3 269)	(2 358)	(4 322)
Activities related to the Generations Fund
Change in the Generations Fund		(840)		(760)
Liquid assets provided by financing activities		5 363		6 042
Increase (decrease) in liquid assets		(178)		1 888
LIQUID ASSETS, BEGINNING OF YEAR		7 447		5 559
LIQUID ASSETS, END OF YEAR(2)		7 269		7 447

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)    Transactions that do not affect cash flow must not be included in the statement of cash flow. They are itemized in Note 21, “Cash flow information”.

(2) Liquid assets include cash in bank (Note 6) and short-term investments (Note 7).

Notes to consolidated financial statements

1.      Significant accounting policies

The Gouvernement du Québec accounts for its financial transactions in accordance with the accounting policies adopted by the Conseil du trésor and described below. The primary source of reference for establishing these policies are the Canadian public sector accounting standards. When necessary, the information presented in these consolidated financial statements is based on estimates and considerable judgment by the Government.

Reporting entity

The Government’s reporting entity encompasses the financial transactions of the National Assembly and persons designated by the National Assembly, departments and all the bodies, funds and enterprises under the control of the Government. Control is defined as the power to direct the financial and administrative policies of an entity such that its activities will provide the Government with anticipated benefits or expose it to the risk of loss. The entities included in the Government’s reporting entity are listed in appendices 1 to 4 of these consolidated financial statements.

Fiduciary transactions carried out by the entities mentioned in Appendix 5 are not included in the Government’s reporting entity.

Consolidation method

The accounts of the Consolidated Revenue Fund and the other entities included in the Government’s reporting entity, with the exception of government enterprises, are consolidated line by line in the financial statements. Accordingly, the accounts are harmonized according to the Government’s accounting policies and combined line by line; inter-entity transactions and balances are eliminated.

Investment in government enterprises is accounted for using the modified equity method. According to this method, investments are recorded at cost, which is adjusted annually by the Government’s share in the results of these enterprises with an offsetting entry to revenue, and in the other items of their comprehensive income with an offsetting entry to accumulated deficits. The value of the investment is reduced by declared dividends and adjusted by the elimination of unrealized inter-entity gains and losses relating to transactions on assets that remain within the Government’s reporting entity. This method requires no harmonization of enterprises’ accounting policies with those of the Government.

1.      Significant accounting policies (cont’d)

A government enterprise has all of the following characteristics:

a)                 it is a separate legal entity that has the authority to enter into contracts in its own name and to go before a court;

b)                 it is vested with the financial and administrative power to carry out commercial activities;

c)                  its main activity is the sale of goods or the delivery of services to individuals or to organizations not included in the Government’s reporting entity;

d)                 it may, during the normal course of its operations, pursue its activities and settle its debts using revenue from sources not included in the Government’s reporting entity.

Revenue

Revenue is recorded using the accrual method, i.e. in the fiscal year during which the transactions or the events giving rise to the revenue occurred. Revenue not collected at the end of the fiscal year and refunds not yet issued are recorded on the basis of estimates established according to transactions that will take place in the three months following the end of the fiscal year. Revenue that would be too difficult to measure prior to reception is recorded at the time the funds are received. Sums received or receivable in regard to revenue that will be earned in a subsequent year are deferred and presented as deferred revenue.

More specifically:

•                      Personal income tax revenue and health services contributions are recognized when the taxpayer earned the income subject to tax.

•                      Revenue from school property taxes is deferred and recognized over the reference period for such taxes.

•                      Corporate income tax revenue is recorded at the time the funds are received, because amounts receivable or refundable cannot be accurately estimated. Taxable corporate income varies significantly from year to year and the time allowed for filing corporate returns results in that the information cannot be obtained in time to make adjustments to revenue on the closing date of the Government’s financial statements. An adjustment is made to account for notices of assessment issued before the end of the fiscal year.

•                      Revenue from consumption taxes is recognized at the time of the sale of the products or the delivery of the services, after deducting tax credits.

1.      Significant accounting policies (cont’d)

•                      Tax revenue does not take into account estimates concerning taxes due on unreported revenue. These amounts are recorded when assessments are issued following audits or the filing of returns by taxpayers.

•                      Revenue from duties and permits is recognized when receivable. Where duty or permit revenue is refundable on demand and is linked to clearly identifiable goods and services that the Government must supply to the holder of the duty or the permit, the revenue is deferred and recognized over the reference period of such duty or permit.

•                      Revenue from user contributions is deferred and recognized when products are sold or services delivered.

•                      Revenue from tuition fees is deferred and recognized over the duration of the training concerned.

•                      Transfers from the federal government are recorded as revenue in the fiscal year during which the events giving rise to them occur, provided the transfers were authorized, the eligibility criteria were met and it is possible to make a reasonable estimate of the amounts involved. When a received transfer is allocated to a specific purpose, the revenue is deferred and recognized in accordance with the conditions governing the allocation.

•                      Interest income ceases to be recorded when there is no assurance that the principal or interest will be recovered.

Expenditure

Expenditure includes the cost of goods consumed and services obtained during the fiscal year, including annual depreciation of the cost of fixed assets.

Transfers, whether they are entitlement transfers, transfers relating to shared-cost programs, or grants, are recorded in the fiscal year during which the events that give rise to them occur, insofar as the transfers have been authorized and once the beneficiaries have met the eligibility criteria. The determining factor for recognizing an entitlement transfer is the beneficiary’s satisfaction of the eligibility criteria stipulated in a law or a regulation; for a transfer relating to a shared-cost program, it is the incurring of eligible costs by the beneficiary; and for a grant, it is the authorization of the grant in accordance with the governance rules of the entity that awards it.

Debt service interest charges resulting from transactions in foreign currency are translated into Canadian dollars at the rates in effect at the time of the transactions.

1.      Significant accounting policies (cont’d)

Financial assets

Short-term investments are recorded at the lesser of cost and fair value.

Accounts receivable are initially recorded at cost and then brought down to their net recoverable value by means of an allowance for doubtful accounts. The annual change in this allowance is charged to expenditure.

Inventories and other assets intended for sale are evaluated at the lesser of cost and net realizable value.

Investment in government enterprises is recorded using the modified equity method.

Loans and portfolio investments are recorded at cost.

The face value of loans and portfolio investments with significant concessionary terms is discounted at the average rate of government borrowings to determine the value of the grant component, which is recognized as a transfer expense when these loans and investments take effect. The discount on loans and portfolio investments is amortized over their lifetime using the real interest method, and recognized as interest income.

An allowance is recorded as a reduction in loans when the facts or circumstances point to a future loss. In the case of portfolio investments, an allowance is recorded when a durable loss in value is recognized. The annual change in these allowances is charged to expenditure. The write-off of any loan or portfolio investment reduces the cost as well as the allowance related to it; the remaining balance is charged to expenditure. The subsequent recovery is recorded as a reduction in expenditure.

Generations Fund

Demand and participation deposits in a particular fund of the Caisse de dépôt et placement du Québec are recorded at cost.

At the time of disposition of participation deposits, the difference between the amount received and the book value of these units established using the average cost method is charged to operations. Where participation deposits suffer a durable loss in value, their book value is reduced to reflect this decline. The reduction is taken into account in the determination of the results for the fiscal year.

The revenue and expenditure of the Generations Fund are recorded according to the Government’s accounting policies.

1.      Significant accounting policies (cont’d)

Liabilities

Other liabilities

Allowance for losses on guaranteed financial initiatives

Obligations resulting from borrowings and other financial initiatives guaranteed by the Government are recorded on the basis of probable losses. The allowance is established on the balance of the guaranteed financial initiatives reduced by the estimated realizable value of the security and surety obtained. The annual change in the allowance is charged to expenditure.

Probable losses are estimated by grouping financial initiatives into various risk classes and applying an average loss rate to each class, based on past experience and the nature of the initiatives. In the case of enterprises whose Government-guaranteed financial initiatives show an exceptionally high cumulative balance or are characterized by specific features, the estimate of probable losses relating to these initiatives is made using case-by-case analysis, regardless of risk class. Probable losses are revised annually.

Environmental liability

The obligations resulting from the remediation of contaminated land under the Government’s responsibility, or probably under its responsibility, are recorded as environmental liabilities as soon as the contamination occurs or as soon as the Government is informed of the contamination and a reasonable estimate can be made. An environmental liability includes the estimated cost of contaminated land management and remediation. The cost evaluation is based on the best information available and is revised annually.

Pension plans and other employee future benefits

Obligations relating to the pension plans and other employee future benefits

Obligations relating to defined-benefit pension plans and employee future benefit programs are evaluated using the projected benefit method prorated on years of service and the most probable assumptions set by the Government. When necessary, the method is adjusted to reflect the way in which benefits payable by the Government are accrued by participants.

In the case of the Survivor’s Pension Plan, the value of obligations is established using an actuarial method that determines the present value of the pensions accrued by beneficiaries at the time of the eligible person’s death.

1.      Significant accounting policies (cont’d)

Retirement Plans Sinking Fund and specific pension funds

The investments of the Retirement Plans Sinking Fund (RPSF), specific pension funds and employee future benefit program funds are valued at an adjusted market value. With this valuation method, the difference between the real return based on market value and the forecast return is amortized over five years.

When the adjusted market value of a pension plan fund is higher than that of its obligations, the resulting surplus is capped through a valuation allowance so that the pension plans liability reflects only the future benefit that the Government expects to derive from this surplus.

Accrued benefits expense

The accrued benefits expense consists of the portion of the cost of benefits accrued during the year that is payable by the Government, the Government’s share of the cost of pension plan changes concerning previous years of service and the amortization of actuarial gains and losses in respect of obligations relating to accrued benefits.

Actuarial gains and losses recognized during the revaluation of obligations stem from experience adjustments to forecast results and from changes to assumptions. They are amortized to expenditure using the straight-line method over a period corresponding to the expected average remaining service life (EARSL) of plan or program participants. The Government and Public Employees Retirement Plan (RREGOP), the Civil Service Superannuation Plan (CSSP), the Teachers Pension Plan (TPP) and the Pension Plan of Certain Teachers (PPCT) all have the same EARSL. In the case of the Survivor’s Pension Plan, the amortization period corresponds to the average remaining life expectancy of beneficiaries.

Interest charges

Interest charges correspond to the net difference between interest on obligations relating to accrued benefits and the forecast annual return on the Retirement Plans Sinking Fund, specific pension funds and employee future benefit program funds, adjusted by the amortization of the actuarial gains and losses relating to these funds and by the change in valuation allowances.

1.      Significant accounting policies (cont’d)

Annual interest is determined by applying, to the average value of the obligation relating to the accrued benefits of each plan or program, the discount rate related to that obligation. As for the annual return of a fund, it is obtained by applying, to the average balance of the fund, the rate of return stipulated in the actuarial valuations of the obligations of the related pension plans or the obligations of the employee future benefit program concerned.

Actuarial gains and losses attributable to the use of the forecast rate of return are amortized using the straight-line method. In the case of the RPSF, the amortization period corresponds to the EARSL of pension plan participants. In the case of the other funds, it corresponds to the period set for amortizing the actuarial gains and losses related to the obligations of the pension plan or program concerned.

Debts

Debts

Borrowings are recorded at the amount received at the time of issue, adjusted by the premium or discount amortization to obtain the amount of principal repayable at maturity. The amortization is calculated using the effective rate for each borrowing.

Issue expenses related to borrowings are deferred and amortized over the term of each borrowing using the straight-line method. The unamortized balance is included in deferred expenses related to debts.

Borrowings in foreign currency are translated into Canadian dollars at the rates in effect on March 31 of the current year.

Foreign exchange gains or losses resulting from the translation of borrowings are deferred and amortized over the remaining term of each borrowing using the straight-line method.

Derivative instruments

The Government uses derivative instruments to manage foreign exchange and interest rate risks related to debts. These instruments are recorded at cost.

Derivative instruments used to manage the foreign exchange risk associated with the repayment of interest and principal on borrowings and with the cash management transactions such risk management entails, including currency swap contracts and foreign exchange forward contracts, are translated into Canadian dollars at the rates in effect on March 31 of the current year. The components of these instruments, namely, financial assets and liabilities, are offset against one another and presented in “Debts”.

1.      Significant accounting policies (cont’d)

Interest rate exchanges stemming from interest rate swap contracts used to change exposure to interest rate risk over the long term are reconciled with interest charges for the borrowings with which these swap contracts are associated.

Gains or losses on derivative instruments are deferred and amortized over the term of each contract. However, gains or losses on derivative instruments used to modify the interest rate risk are amortized over the term of the security underlying these instruments.

Sinking Fund

Securities held by the sinking fund are recorded at the amount paid at the time of purchase, adjusted by the premium or discount amortization to obtain the amount of principal receivable at maturity. The amortization is calculated on the basis of the effective rate for each security.

The difference between the book value of a security and the amount received at the time of its disposal is charged to results.

Non-financial assets

Land in the public domain and natural resources, such as forests, water and mining resources, which the Government holds by virtue of the fact that they were devolved to the state and not purchased, are not recorded in the Government’s consolidated financial statements. Intangible items do not constitute non-financial assets for the Government.

Fixed assets

Fixed assets consist of acquired, built, developed or improved non-financial assets, whose useful life extends beyond the fiscal year and which are intended to be used on an ongoing basis for producing goods or delivering services.

Fixed assets are recorded at cost and depreciated — except for land, which is not depreciated — using a logical and systematic method over a period corresponding to their useful life. Their cost includes financing charges capitalized during their construction, improvement or development.

The cost of fixed assets held under capital leases is equal to the present value of minimum payments due. Fixed assets under construction or being developed or improved are not depreciated until they are put into service.

1.      Significant accounting policies (cont’d)

Some fixed assets are acquired under private-public partnership agreements. These agreements are long-term contracts by which the Government involves one or more private partners in designing, realizing and operating a public good, with or without funding from these partners. The fixed asset and the corresponding debt associated with it are accounted for in the “statement of financial position” when the risks and advantages associated with the ownership of the public good are devolved to the Government, for the most part, in accordance with the terms of the agreement.

The cost of a fixed asset acquired under a private-public partnership agreement is equal to the lower of the present value of the cash flows associated with the fixed asset and the fixed asset’s fair value. If the cash flows associated with the fixed asset cannot be isolated from those related to its operation, the cost of the asset is determined on the basis of its fair value. The fair value of the fixed asset is estimated on the basis of the agreement’s specifications.

Works of art and historic properties are not recorded as fixed assets. Their cost is charged to expenditure for the fiscal year during which they are acquired.

Fixed assets acquired through donation or for a nominal value are recorded at their fair value at the time of acquisition with an offsetting entry to deferred revenue, except for land where the offsetting entry is recognized in revenue in the year of acquisition. Transfers and cash donations for the acquisition of fixed assets, received from organizations outside the reporting entity, are recorded in deferred revenue, with the exception of those intended for the purchase of land, which are recognized in revenue in the year of acquisition. Deferred revenue is amortized in revenue at the same rate as the depreciation of the cost of the corresponding fixed assets.

Inventories

Inventories consist of supplies that are consumed in the normal course of operations during the coming fiscal year(s). These inventories are valued at the lower of cost and net realizable value.

Prepaid expenses

Prepaid expenses represent outlays made before the end of the fiscal year for services the Government will receive during the coming fiscal year(s). These expenses are charged to expenditure when the Government receives the services acquired.

2.      Measurement uncertainty

In preparing the consolidated financial statements, the Government has to make estimates and assumptions in order to evaluate and record certain asset, liability, revenue and expenditure items. These estimates are based on the most reliable data and the most probable assumptions available at the time, and involve considerable judgment by the Government. They are revised annually to reflect new information as it becomes available.

By their very nature, estimates are subject to measurement uncertainty. Therefore, actual results may differ from the Government’s forecasts.

Estimates are made for certain material consolidated financial statement items:

•                      Amounts receivable or repayable in regard to federal government transfers may vary because of possible differences between the assumptions made for fiscal and population data and the actual data.

•                      Obligations relating to pension plans and other employee future benefits may vary because of differences between the economic and demographic assumptions made for actuarial valuation purposes and the actual results.

•                      The book value of fixed assets may vary because of differences between their estimated useful life and their actual useful life.

•                      Environmental liabilities related to contaminated land may vary because of differences between estimated management and remediation costs and actual costs.

•                      The value of certain allowances may vary because of differences between the assumptions made to evaluate the probability of collection and the amount actually collected.

3.                  Accounting changes

Accounting changes made by government enterprises are presented and explained in their financial statements in Appendix 8, “Investment in government enterprises”, under the heading “Restatements by government enterprises”.

4.                  Income and property taxes

Revenue from income and property taxes is recorded after deducting the following amounts.

Amounts deducted from revenue from income and property taxes

(in millions of dollars)

	2012	2011

Personal income tax
Refundable tax credits
Child assistance	2 144	2 124
Solidarity(1)	1 090
Sales tax(1)		544
Day care expenses	426	347
Home-support services for seniors	290	262
Caregivers	50	50
Education savings	48	53
Work premium	365	380
Medical expenses	48	48
Other(1)	52	71
Property tax refunds(1)		353
	4 513	4 232
Corporate tax
Refundable tax credits
Scientific research and experimental development	540	825
Job creation in a designated region	85	114
Construction of public access roads and bridges	235	110
Cinematographic productions	152	148
Resources	123	73
Reporting of tips	61	61
Investment	95	66
Multimedia titles	80	82
E-business	199	159
Other	177	209
	1 747	1 847
	6 260	6 079

(1)         Since July 1, 2011, the new solidarity tax credit has included the property tax refund, the tax credit for the sales tax and the tax credit for individuals living in northern villages.

5.                  Duties and permits

Revenue from duties and permits is recorded after deducting the following amounts.

Amounts deducted from revenue from duties and permits

(in millions of dollars)

	2012	2011

Gross revenue	2 287	2 204
Deductions
Silvicultural work and other forest management activities	115	120
Other	25	33
	140	153
Net revenue	2 147	2 051

6.                  Cash (bank overdraft)

(in millions of dollars)

	2012	2011

Cash in bank	2 264	2 065
Plus
Cash and notes on hand and outstanding deposits	283	316
	2 547	2 381
Less
Outstanding cheques	(1 153)	(937)
Cash (bank overdraft)	1 394	1 444

7.                  Short-term investments

(in millions of dollars)

	2012		2011

Treasury bills	230		38

Notes	525		2 016

Deposit certificates	485		926

Banker’s acceptances	2 284		261

Bonds	1 213		1 924

Commercial paper			2

Other	268		215

	5 005	(1),(2)	5 382	(1)

(1)         The weighted average interest rate for short-term investments was 1.10% as at March 31, 2012 (1.06% as at March 31, 2011). This rate corresponds to the effective rate for short-term investments held as at March 31, 2012. Short-term investments are highly liquid investments that the Government does not intend to keep for more than one year. These investments will mature in the coming fiscal year, except for certain transitional securities, totalling $236 M, whose maturity dates range from April 2013 to July 2016.

(2)         As at March 31, 2012, the quoted market value of marketable securities on official markets were similar to the book value of these securities.

8.                  Accounts receivable

(in millions of dollars)

	2012	2011

Agents and assignees
Income and property taxes	1 316	1 343
Consumption taxes	3 117	2 152
	4 433	3 495
Accounts receivable
Income and property taxes	5 026	4 309
Consumption taxes	1 019	1 055
Duties and permits	446	401
Miscellaneous revenue	2 343	2 449
Recoveries of expenditures and other	605	544
	9 439	8 758
Allowance for doubtful accounts	(2 386)	(2 363)
	7 053	6 395

Estimated accounts receivable - accrual basis	2 356	2 212
Revenue from government enterprises — dividends	280	169
Federal government transfers	2 116	2 211
Accrued interest on loans and portfolio investments	77	63
	16 315	14 545

9.                  Loans and portfolio investments

(in millions of dollars)

	2012	2011

Loans	7 077	6 861
Portfolio investments	1 890	1 466
	8 967	8 327

Loans by category

(in millions of dollars)

	2012					2011
			Valuation					Valuation
	Loans (1)		allowances	Total		Loans		allowances	Total

Other governments
Municipalities	1 241			1 241		1 318			1 318
Municipal bodies	714	(2)		714		613	(2)		613
	1 955		—	1 955		1 931		—	1 931
Individuals, organizations, enterprises and other
University establishments not included in the Government’s reporting entity	2 525			2 525		2 239			2 239
Enterprises	2 099	(2)	(970)	1 129	(3),(4)	2 108	(2)	(948)	1 160	(3),(4)
Non-profit and fiduciary organizations	987		(60)	927		1 039		(59)	980
Students	753		(301)	452		765		(303)	462
Other	90		(1)	89		102		(13)	89
	6 454		(1 332)	5 122		6 253		(1 323)	4 930
	8 409		(1 332)	7 077		8 184		(1 323)	6 861

(1)         The loans with municipalities bear interest at rates of 1.89% to 5.36%. The loans with municipal bodies bear interest at rates of 1.29% to 10.50%. The loans with university establishments not included in the Government’s reporting entity, enterprises, non-profit and fiduciary organizations and other organizations bear interest at rates of 1.25% to 6.25%, except for the loans to enterprises, which bear interest at rates of up to 12.00%. The loans to students bear interest at rates of 3.50% to 14.88%.

(2)         The guarantees received for loans amounted to $409 M ($541 M as at March 31, 2011).

(3)         The loans included, among other things, loans with special repayment clauses based on royalties, for a total of $369 M ($318 M as at March 31, 2011).

(4)         The grant portion related to loans with significant concessionary terms reduced the value of these loans by $142 M ($119 M as at March 31, 2011).

9.                  Loans and portfolio investments (cont’d)

Maturity of loans

(in millions of dollars)

		University
		establishments
		not included
	Municipalities	in the		Non-profit and
Maturing on	and municipal	Government’s		fiduciary
March 31	bodies	reporting entity	Enterprises	organizations	Students	Other	Total
2013	24	360	167	324	68	24	967
2014	26	417	119	2	68	11	643
2015	27	233	155		68	2	485
2016	24	343	103	463	68	2	1 003
2017	23	398	153	26	68	1	669
	124	1 751	697	815	340	40	3 767
2018-2022	653	619	282	101	112	11	1 778
2023-2027	408	9	148	1		1	567
2028-2032	544		32				576
2033-2037		146	4				150
2038 and thereafter			90				90
	1 729	2 525	1 253	917	452	52	6 928
No fixed maturity date	226		18	10		37	291
	1 955	2 525	1 271	927	452	89	7 219
Grant portion related to loans with significant concessionary terms			(142)				(142)
	1 955	2 525	1 129	927	452	89	7 077

9.                  Loans and portfolio investments (cont’d)

Portfolio investments by category

(in millions of dollars)

	2012							2011
		Asset-backed
	Shares and	term notes
	capital	(ABTNs)	Participation		Bonds
	investments (1),(2)	(Note 22)	deposits		and notes		Total	Total

Other governments
Municipalities					64		64	29
Municipal bodies					5		5	2
	—	—	—		69		69	31
Individuals, organizations, enterprises and other
University establishments not included in the Government’s reporting entity					2		2	—
Enterprises	213				119		332	288
Non-profit and fiduciary organizations			1 010	(4)			1 010	681
Other	11	242			231		484	454
	224	242	1 010		352		1 828	1 423
Valuation allowances	(27)	(47)			(10)		(84)	(94)
	197	195	1 010		342		1 744	1 329
Sinking fund for borrowings by university establishments not included in the Government’s reporting entity					77	(3)	77	106
	197	195	1 010		488		1 890	1 466

(1)         As at March 31, 2012, the quoted market value of marketable securities on official markets were similar to the book value of these securities.

(2)         The grant portion related to portfolio investments with significant concessionary terms reduced the value of these investments by $190 M ($184 M as at March 31, 2011).

(3)         Under the University Investments Act (R.S.Q., c. I-17), the Government created a sinking fund in which the amounts deposited by the responsible minister are allocated exclusively to the repayment of borrowings (principal and interest) for the funding of fixed assets of university establishments not included in the Government’s reporting entity.

(4)         The Government holds participation units in specific funds entrusted to the Caisse de dépôt et placement du Québec.

10.           Generations Fund

The purpose of the Generations Fund, created on January 1, 2007 under the Act to reduce the debt and establish the Generations Fund,1 is to reduce the Government’s debt. In accordance with this Act, the fund’s assets are used exclusively to repay the Government’s debt.

Revenue

for the fiscal year ended March 31, 2012

(in millions of dollars)

	2012		2011
		Actual	Actual
	Budget	results	results

Revenue
Water-power royalties	689	682	650
Unclaimed property	7	9	16
Investment income	244	149	94
Total revenue	940	840	760

10.           Generations Fund (cont’d)

Change in the balance of the Generations Fund

for the fiscal year ended March 31, 2012

(in millions of dollars)

	2012	2011

Opening balance	3 437	2 677
Revenue	840	760
Closing balance	4 277	3 437

Financial position

as at March 31, 2012

(in millions of dollars)

	2012	2011

Amounts managed by the Caisse de dépôt et placement du Québec
Demand deposits		68
Investment income receivable	22	12
Participation deposits(1)	4 122	3 282
	4 144	3 362
Accounts receivable	133	75
Fund balance	4 277	3 437

(1)         The Generations Fund acquired participation units in a specific fund at the Caisse de dépôt et placement du Québec. These units are repaid with prior notice according to the Caisse’s settlement terms and conditions at the market value of the fund’s net equity at the end of each month. As at March 31, 2012, the Generations Fund had 4 467 839 participation units whose fair value was $4 354 M (3 590 376 participation units whose fair value was $3 444 M as at March 31, 2011).

11.           Accounts payable and accrued expenses

(in millions of dollars)

	2012	2011

Remuneration	6 276	6 363
Income and taxes refundable
Income and property taxes	3 669	3 806
Consumption taxes	1 871	1 596
Suppliers	3 826	3 334
Advances from trust funds	116	100
Clearing accounts for collected taxes	209	247
Accrued interest on borrowings	2 931	2 829
Transfers	2 402	2 727
	21 300	21 002

12.           Deferred revenue

(in millions of dollars)

	2012	2011

School property tax	382	370
Registration and drivers licence fees	657	618
Users contributions	19
Federal government transfers(1)	3 322	2 995
Third-party transfers and donations(1),(2)	1 364	1 239
Guarantee fees for Hydro-Québec borrowings	148	138
Other	859	705
	6 751	6 065

(1)         This deferred revenue is encumbered by externally sourced allocations; the assets received must be used for prescribed purposes.

(2)         The transfers are from municipalities and the donations are mainly from non-profit organizations.

Breakdown of deferred revenue encumbered by externally sourced allocations

(in millions of dollars)

	2012				2011
		New transfers
	Opening	and	Recognition	Closing	Closing
	balance	donations	in revenue	balance	balance

Federal government transfers
Allocated to the acquisition of fixed assets	1 796	662	122	2 336	1 796
Allocated to other purposes
Municipal and local infrastructures	513	463	427	549	513
Société d’habitation du Québec, Québec
AccèsLogis and Affordable Housing programs	183	68	99	152	183
Maintenance of dams transferred by the federal government	44			44	44
Police officer recruitment	36		18	18	36
Base funding - Building Canada plan	40		18	22	40
Other	127	59	81	105	127
	2 739	1 252	765	3 226	2 739
Specified purpose accounts(1)				96	256
				3 322	2 995

Third-party transfers and donations
Allocated to the acquisition of fixed assets	1 209	247	140	1 316	1 209
Specified purpose accounts(1)				48	30
				1 364	1 239

(1)         Specified purpose accounts, created under the Financial Administration Act, consist of money received under a contract or an agreement that provides for the money to be allocated to a specific purpose.

13.           Other liabilities

(in millions of dollars)

	2012	2011

Allowance for losses on guaranteed financial initiatives (Note 20)	691	739

Environmental liability (Note 20)	3 145	3 169

Obligations in respect of the sinking fund relating to borrowings by university establishments not included in the Government’s reporting entity(1)	77	106
	3 913	4 014

(1)         A sinking fund of $77 M ($106 M as at March 31, 2011) for borrowings by university establishments not included in the Government’s reporting entity has been earmarked to pay for these obligations. Information in this regard is given in Note 9, “Loans and portfolio investments”.

14.           Federal government transfers to be repaid

(in millions of dollars)

	2012	2011

Equalization and Canada Health and Social Transfer(1)	951	1 316
Other programs		2
	951	1 318

(1)         This item represents amounts related to measures adopted by the federal government to offset the decrease in transfers for 2003-2004 and 2004-2005. The balance to be repaid, out of an original amount of $2 377 M that does not bear interest and is repayable over 10 years until 2015-2016, was $951 M as at March 31, 2012 ($1 189 M as at March 31, 2011).

15.           Pension plans and other employee future benefits

Liability regarding the pension plans and other employee future benefits

(in millions of dollars)

	Value before	Unamortized
	unamortized	actuarial
	actuarial gains	gains
	and losses	(losses)	2012	2011

Pension plans
Obligations relating to accrued benefits	82 477	(4 540)	77 937	75 067
Retirement Plans Sinking Fund	(38 981)	(6 371)	(45 352)	(42 265)
Specific pension plan funds	(3 490)	(368)	(3 858)	(3 752)
	40 006	(11 279)	28 727	29 050
Other employee future benefits
Obligations relating to accrued benefits	1 353	(110)	1 243	1 222
Other employee future benefit funds	(1 140)	(56)	(1 196)	(1 147)
	213	(166)	47	75
	40 219	(11 445)	28 774	29 125

The Government’s defined-benefit pension plans

Several defined-benefit pension plans have been put in place by the Government for its employees, for the Members of the National Assembly and for the judges of the Court of Québec. The Government and participants contribute to the funding of all of these plans. Most government employees participate in the Government and Public Employees Retirement Plan (RREGOP). The other plans are for specific categories of employees, such as management personnel and the employees of the Université du Québec and its constituent universities.

The Government allows its enterprises and the bodies not included in its reporting entity1 to participate in the pension plans that it has put in place. These enterprises and bodies thus pay contributions as an employer to the plans concerned.

1 Most of these bodies do fiduciary transactions for the Government or provide services to entities in its reporting entity.

15.           Pension plans and other employee future benefits (cont’d)

Breakdown of participants by pension plan

	Number of active		Number of
	participants as at		beneficiaries as at
	December 31, 2011		December 31, 2011

Government and Public Employees Retirement Plan (RREGOP)	520 000		211 331
Pension Plan of Management Personnel and Retirement Plan for Senior Officials (PPMP and RPSO)	28 650		24 821
Teachers Pension Plan and Pension Plan of Certain Teachers (TPP and PPCT)	122	(1)	46 010	(1)
Civil Service Superannuation Plan (CSSP)	50	(1)	21 268	(1)
Superannuation Plan for the Members of the Sûreté du Québec (SPMSQ)	5 550		4 836
Pension plan of the Université du Québec (PPUQ)	8 557		3 212
Pension Plan of Peace Officers in Correctional Services (PPPOCS)	3 450		1 625
Pension Plan of the Judges of the Court of Québec and of Certain Municipal Courts (PPJCQM)	273		339
Pension Plan for Federal Employees transferred to Employment with the Gouvernement du Québec (PPFEQ)	210	(2)	134	(2)
Pension Plan of the Members of the National Assembly (PPMNA)	121		386
	566 983		313 962

Note:    In addition to these plans, a number of defined-benefit plans have been put in place by government enterprises (Hydro-Québec, Investissement Québec and Loto-Québec). The value of these pension plans is reflected in the summary of the enterprises’ financial statements presented in Appendix 8.

(1)         These plans have not admitted any new participants since July 1, 1973.

(2)         This plan has not admitted any new participants since its creation on January 1, 1992.

The Government’s pension plans generate participants a set income upon retirement. This income is calculated on the basis of participants’ average income for the best paid years, generally five, and their number of years of service. The portion of benefits accrued after July 1, 1982 or, in the case of the PPUQ, after January 1, 2005, is partially indexed to the cost of living; the portion of benefits accrued before those dates is usually indexed.

15.           Pension plans and other employee future benefits (cont’d)

Types of pension plans

The Government’s defined-benefit pension plans can be divided into two types: “cost-sharing” and “cost-balance”. These two types of plans differ from one another in regard to the Government’s responsibility for funding the cost of accrued benefits and to the obligations relating to the payment of benefits.

“Cost-sharing” plans

So-called “cost-sharing” pension plans are joint plans for which the Government’s responsibility for payment of the benefits granted by the plan is limited to its share of the cost of benefits accrued by employees. Therefore, with this type of plan, the portion of obligations relating to accrued benefits for which the Government is responsible is taken into account in the pension plans liability presented in the Government’s consolidated financial statements.

As for the obligations relating to accrued benefits payable by participants and the net assets available for paying these benefits, information in this regard is presented in the pension plans’ financial statements published by the Commission administrative des régimes de retraite et d’assurances (CARRA).

“Cost-balance” plans

So-called “cost-balance” pension plans are plans for which the Government covers the total cost of accrued benefits, net of the contributions paid by employees and certain employers. Therefore, with this type of plan, all obligations relating to accrued benefits are taken into account in the pension plans liability presented in the Government’s consolidated financial statements.

Retirement Plans Sinking Fund

The Government established the Retirement Plans Sinking Fund (RPSF) to create an asset for paying all or part of the pension plans’ benefits. The RPSF is for plans whose benefits are paid by the Consolidated Revenue Fund.

Under the Financial Administration Act,1 the Minister of Finance and the Economy may make long-term investments with the Caisse de dépôt et placement du Québec, up to an amount equal to the balance of the non-budgetary pension plans account,2 by depositing money taken from the Consolidated Revenue Fund to establish this sinking fund.

1 R.S.Q., c. A-6.001

2 In this case, the balance of the non-budgetary pension plans account corresponds to the pension plans liability prior to taking the Retirement Plans Sinking Fund into account.

15.           Pension plans and other employee future benefits (cont’d)

In December 1999, under an agreement concluded during the renewal of the collective agreements of government employees, the Government set the objective that the book value of the sums accumulated in the RPSF would be equal, in 2020, to 70% of the value of its obligations relating to the accrued benefits of the pension plans of public and parapublic employees. This objective does not take into account the obligations of certain plans1 that have their own pension fund.

Specific pension plan funds

Presence of a pension plan fund

In accordance with their provisions, certain pension plans have their own pension fund for the payment of accrued benefits. These funds are made up of the contributions of employers as well as those of participants if the participants contribute to a “cost-balance” plan. The Government may also be required to pay contributions into these funds.

If the sums in a pension fund are insufficient to pay the benefits payable by the Government, the benefits are paid by the Consolidated Revenue Fund. This situation does not apply to the PPUQ.

The sums deposited in the pension plan funds are administered by the Caisse de dépôt et placement du Québec, except in the case of the PPUQ, where they are administered by a private trust.

Absence of a pension plan fund

In the case of pension plans that do not have a pension fund, benefits payable by the Government are paid out of the Consolidated Revenue Fund. The contributions of participants and employers to these plans are thus paid into the Consolidated Revenue Fund.

1 The plans in question are the PPUQ, the PPFEQ and the SPMSQ, for years of service accrued after January 1, 2007, and RREGOP, with regard to pension credits acquired following plan-to-plan transfers.

15.           Pension plans and other employee future benefits (cont’d)

Characteristics of the Government’s defined-benefit plans

Types of plan
	Cost-			Cost-	Presence of a
Plans	sharing (3)			balance	specific fund
RREGOP
- regular service(1)	✓	50.0	%(4)
- service transferred from the TPP and the CSSP				✓
- pension credits acquired following plan-to-plan transfers				✓	✓
PPMP
- regular service(1)	✓	50.0	%(4)
- service transferred from the TPP and the CSSP				✓
RPSO				✓
TPP				✓
PPCT				✓
CSSP				✓
SPMSQ
- regular service since January 1, 2007	✓	66.7%			✓	(5)
- regular service prior to January 1, 2007				✓
PPUQ				✓	✓
PPPOCS(2)	✓	46.0%
PPJCQM				✓
PPFEQ				✓	✓
PPMNA				✓

(1)         Contributions paid by employers required to pay contributions are deposited in a transitional fund. This fund is liquidated regularly because the sums deposited in it are used to pay benefits.

(2)         The Government has recognized an interest-bearing obligation in respect of this plan for contributions paid by participants into the Consolidated Revenue Fund.

(3)         The percentage indicated represents the portion of obligations relating to accrued benefits payable by the Government.

(4)         The Government’s portion is 58.3% in the case of benefits accrued prior to July 1, 1982.

(5)         Every three years at the latest, the Government must pay its contributions into the fund, as determined by the actuarial valuations realized for that purpose.

15.           Pension plans and other employee future benefits (cont’d)

Breakdown of the pension plans liability

(in millions of dollars)

	Value before
	unamortized	Unamortized
	actuarial gains	actuarial gains
	and losses	(losses) (1)	2012	2011

Obligations relating to accrued benefits
RREGOP
- regular service	43 508	(2 483)	41 025	38 626
- transferred service	2 963	(109)	2 854	2 925
PPMP and RPSO
- regular service	9 623	(573)	9 050	8 314
- transferred service	1 131	(33)	1 098	1 117
TPP and PPCT	12 710	(792)	11 918	12 258
CSSP	4 127	(116)	4 011	4 164
SPMSQ	3 647	(51)	3 596	3 519
PPUQ	3 117	(374)	2 743	2 541
Other	1 651	(9)	1 642	1 603
	82 477	(4 540)	77 937	75 067

Retirement Plans Sinking Fund	(38 981)	(6 371)	(45 352)	(42 265)
Specific pension plan funds
PPUQ fund	(2 576)	(327)	(2 903)	(2 761)
Other pension plan funds	(959)	(41)	(1 000)	(1 031)
Valluation allowance - Other funds	45		45	40
	(3 490)	(368)	(3 858)	(3 752)
	40 006	(11 279)	28 727	29 050

(1)         The amortization period for actuarial gains and losses varies from 5 to 17 years depending on the plan concerned; it is 14 years in the case of RREGOP.

15.           Pension plans and other employee future benefits (cont’d)

Change in obligations relating to accrued benefits

(in millions of dollars)

	2012		2011

Obligations, beginning of year	80 051		77 058
Cost of accrued benefits	1 966		1 898
Interest on obligations	5 045		4 928
Benefits paid	(4 790)		(4 561)
Plan-to-plan transfers	13		520
Changes to plans			(202)
Actuarial (gains) losses	219		392
Change in obligations relating to certain pension credits	(27	)(1)	18 (1)
Obligations, end of year	82 477		80 051

(1)         The Government’s obligations regarding certain pension credits acquired following the transfer of supplemental pension plans to RREGOP correspond to the actuarial value of these acquired pension credits or to the actuarial value of the fund created to provide for their payment, whichever is higher.

Actuarial valuations

Every three years, the value of obligations relating to accrued benefits under the pension plans is determined by actuarial valuations. The value of these obligations is extrapolated for the period between two actuarial valuations.

CARRA actuaries conduct actuarial valuations for all of the plans, except the PPUQ, whose valuation is prepared by an actuary firm from the private sector. The value as at March 31, 2012 of obligations relating to accrued benefits was determined using actuarial valuations as at December 31 of the years presented in the table below:

Date of the most recent actuarial valuations

December 31, 2011	December 31, 2010	December 31, 2009	December 31, 2008
(Filed in 2011-2012)	(Filed in 2011-2012)	(Filed in 2010-2011)	(Filed in 2009-2010)

PPUQ	RREGOP	RREGOP and PPMP	RREGOP and PPMP
	- Pension credits related to plan-to-plan transfers	- Service transferred from the CSSP and the TPP	- Regular Service TPP
	- Redemption of years of service	PPCT	CSSP
	RPSO	SPMSQ
PPPOCS
PPJCQM
PPFEQ
PPMNA

Note:    The year of filing corresponds to the year of the Government’s consolidated financial statements for which the actuarial valuation was prepared.

15.    Pension plans and other employee future benefits (cont’d)

Main economic assumptions used

(in percent)

	Plans administered by
	CARRA		PPUQ
		2021 and		2021 and
	2012-2020	thereafter	2012-2020	thereafter

Yield, net of inflation	4.50	4.50	3.75	3.75
Inflation rate	2.08	2.75	2.08	2.75
Discount rate for obligations relating to accrued benefits	6.58	7.25	5.83	6.50
Salary escalation rate, net of inflation	0.40	0.50	0.50	0.50

Changes in the assumptions used in actuarial valuations may lead to an increase or decrease in the value of obligations relating to accrued benefits. The following table, which takes the main economic and demographic assumptions into account, shows the potential impact of a difference of 0.25% in the value of obligations for the four main pension plans, i.e. RREGOP — regular service; the PPMP — regular service; the TPP and the CSSP. The table also shows the impact of a one-year difference in life expectancy. According to current assumptions, the life expectancy of beneficiaries aged 60 is 23.1 years for a man and 26.6 years for a woman.

Impact of a change in the main assumptions on the value of obligations relating to accrued benefits as at March 31, 2012

		Impact
Assumptions	Change	$M	%

- Yield, net of inflation	- Increase of 0.25%	(2 070)	- 3.1
	- Decrease of 0.25%	2 180	+ 3.3

- Inflation rate	- Increase of 0.25%	(510)	- 0.8
	- Decrease of 0.25%	530	+ 0.8

- Salary escalation rate, net of inflation	- Increase of 0.25%	480	+ 0.7
	- Decrease of 0.25%	(470)	- 0.7

- Life expectancy	- Increase of 1 year	1 280	+ 1.9
	- Decrease of 1 year	(1 420)	- 2.1

15.           Pension plans and other employee future benefits (cont’d)

Change in the adjusted market value of the RPSF and specific pension plan funds

(in millions of dollars)

	2012						2011
				Other
			PPUQ	pension
	RPSF		fund	plan funds	Total		Total

Adjusted market value, beginning of year	37 784		2 538	994	41 316		38 579
Forecast return on investments	2 472	(2)	153	34	2 659		2 517
Consolidated Revenue Fund deposits	1 000				1 000		2 000
Contributions paid			106	199	305	(3)	255	(3)
Plan-to-plan transfers					—		505
Benefits paid			(94)	(234)	(328)		(770)
Actuarial gains (losses)	(2 275)		(127)	(7)	(2 409)		(1 788)
Change in the value of assets relating to certain pension credits				(27)	(27	)(4)	18	(4)
Adjusted market value, end of year(1)	38 981		2 576	959	42 516		41 316

(1)         As at March 31, 2012, the respective fair values of RPSF assets and the specific pension funds deposited with the Caisse de dépôt et placement du Québec were $38 222 M and $964 M ($35 427 M and $968 M as at March 31, 2011). The fair value of the PPUQ fund was $2 544 M as at March 31, 2012 ($2 466 M as at March 31, 2011).

(2)         For 2011-2012, the forecast return on the RPSF was 6.50% (6.46% in 2010-2011); the realized return, based on the market value of investments, was 5.03% (12.72% in 2010-2011).

(3)         This item includes $55 M ($51 M in 2010-2011) of participants’ contributions as well as $66 M ($58 M in 2010-2011) of contributions from government enterprises and organizations not included in the Government’s reporting entity.

(4)         The Government’s obligations regarding certain pension credits acquired following the transfer of supplemental pension plans to RREGOP correspond to the actuarial value of these acquired pension credits or the actuarial value of the fund created to provide for their payment, whichever is higher.

RPSF investment policy as at March 31 of the current year

The sums deposited in the RPSF are entrusted to the Caisse de dépôt et placement du Québec. The Caisse manages these sums according to the investment policy set by the Minister of Finance and the Economy. This policy provides for investments in a diversified portfolio that includes fixed income securities (e.g. bonds), inflation-sensitive investments (e.g. real estate assets, infrastructure) and equity.

RPSF benchmark portfolio

(in percent)

	2012	2011

Fixed income	36.25	37.25
Inflation-sensitive investments	14.50	13.00
Equity	45.75	46.25
Other investments	3.50	3.50
	100.00	100.00

15.           Pension plans and other employee future benefits (cont’d)

Pension plan expense

(in millions of dollars)

	2012		2011

Pension benefit costs
Cost of accrued benefits	1 966		1 898
Participants’ contributions	(74)		(74)
Employers’ contributions	(66)		(58)
	1 826		1 766
Changes to plans			(202	)(1)
Amortization of actuarial (gains) losses	663		959	(2)
Sub-total	2 489		2 523
Interest charges
Interest on obligations relating to accrued benefits	5 045		4 928
Forecast return on fund investments	(2 243	)(3)	(2 292	)(3)
Sub-total	2 802		2 636
Total	5 291		5 159

(1)         Under the Act to amend various pension plans in the public sector (2010, c. 29), the participants of certain plans may accrue, for each year of service completed as of 2011, a year of service over and above the 35 years of service used in computing the pension benefits, up to a maximum of 38.

(2)         This item includes an additional amortization of $202 M in actuarial losses, owing to the reduction in obligations relating to accrued benefits that stemmed from changes to the pension plans.

(3)         This income is reduced by $416 M ($225 M in 2010-2011) due to the amortization of $411 M in actuarial losses ($275 M in 2010-2011) and an increase of $5 M (decrease of $50 M in 2010-2011) in the valuation allowance.

Other employee future benefits liability

The Government has also introduced other future benefit programs for its employees, which provide for the accumulation of sick leave and the payment of survivor pensions. The Université du Québec and its constituent universities also offer their employees certain lump-sum payments upon early retirement as well as a retiree group insurance plan. These programs give rise to long-term obligations for the Government, which generally covers all of the costs.

Accumulated sick leave

Certain civil service employees can accumulate the unused leave days they are entitled to annually and receive 50% of their value in money in case of termination of employment, retirement or death, up to an amount representing the equivalent of 66 days’ salary. In addition, employees can utilize these unused days as fully paid leave days for preretirement.

15.    Pension plans and other employee future benefits (cont’d)

The Financial Administration Act authorizes the Minister of Finance and the Economy to deposit money with the Caisse de dépôt et placement du Québec, up to an amount equal to the value of its obligation relating to accumulated sick leave in order to build up the Accumulated Sick Leave Fund. The purpose of this fund is to provide for the payment of some or all of the benefits due to employees for accumulated sick leave.

Survivor pension plan

The survivor pension plan stipulates that a pension is paid to the spouse and dependent children following the death of an eligible person. The plan chiefly covers management and similar personnel in the public and parapublic sectors. The Government pays amounts into a fund at the Caisse de dépôt et placement du Québec, reserved exclusively for the payment of benefits earned by plan beneficiaries.

Breakdown of the other employee future benefits liability

(in millions of dollars)

	Value before
	unamortized	Unamortized
	actuarial gains	actuarial
	and losses	gains (losses) (1)	2012	2011
Obligations relating to accrued benefits
Accumulated sick leave	759	(96)	663	654
Survivor pension plan	392	14	406	403
Université du Québec programs	202	(28)	174	165
	1 353	(110)	1 243	1 222
Other employee future benefit funds
Accumulated Sick Leave Fund	(767)	20	(747)	(700)
Survivor Pension Plan Fund	(373)	(76)	(449)	(447)
	(1 140)	(56)	(1 196)	(1 147)
	213	(166)	47	75

(1)         The amortization period for actuarial gains and losses varies from 12 to 19 years depending on the employee future benefit program concerned.

15.           Pension plans and other employee future benefits (cont’d)

Change in obligations relating to accrued benefits

(in millions of dollars)

	2012				2011
		Survivor	Université du
	Accumulated	pension	Québec
	sick leave	plan	programs	Total	Total

Obligations, beginning of year	758	387	169	1 314	1 338
Cost of accrued benefits	51	13	12	76	73
Interest on obligations	51	24	8	83	84
Benefits paid	(101)	(32)	(20)	(153)	(180)
Actuarial (gains) losses			33	33	(1)
Obligations, end of year	759	392	202	1 353	1 314

Actuarial valuations

Every three years, the value of obligations relating to accrued other employee future benefits is determined by actuarial valuations. The value of these obligations is extrapolated for the period between two actuarial valuations. The value of the obligations as at March 31, 2012 was determined using actuarial valuations dated March 31, 2012 for Université du Québec programs, March 31, 2010 for accumulated sick leave and December 31, 2009 for the survivor pension plan.

Main long-term economic assumptions used

(in percent)

		Survivor	Université du
	Accumulated	pension	Québec
	sick leave	plan	programs

Yield, net of inflation	4.50	4.50	—
Inflation rate	2.75	2.75	2.75
Discount rate for obligations relating to accrued benefits	7.25	7.25	4.50
Salary escalation rate, net of inflation	0.50	—	0.50

15.           Pension plans and other employee future benefits (cont’d)

Change in the adjusted market value of other employee future benefit funds

(in millions of dollars)

	2012			2011
	Accumulated	Survivor
	Sick Leave	Pension
	Fund	Plan Fund	Total	Total

Adjusted market value, beginning of year	711	398	1 109	1 074
Forecast return on investments(2)	46	25	71	69
Consolidated Revenue Fund deposits		12	12	7
Benefits paid		(32)	(32)	(33)
Actuarial gains (losses)	10	(30)	(20)	(8)
Adjusted market value, end of year(1)	767	373	1 140	1 109

(1)         As at March 31, 2012, the respective fair values of the assets of the Accumulated Sick Leave Fund and the Survivor Pension Plan Fund, deposited with the Caisse de dépôt et placement du Québec, were $795 M and $364 M ($760 M and $365 M as at March 31, 2011).

(2)         For 2011-2012, the forecast returns on the assets of the Accumulated Sick Leave Fund and the Survivor Pension Plan Fund both amounted to 6.50% (6.50% in 2010-2011); the respective realized returns, based on the market value of investments, were 4.65% and 5.60% (12.26% and 13.21% in 2010-2011).

Other employee future benefits expense

(in millions of dollars)

	2012							2011
			Survivor		Université du
	Accumulated		pension		Québec
	sick leave		plan		programs	Total		Total
Accrued benefits expense
Cost of accrued benefits	51		13		12	76		73
Amortization of actuarial (gains) losses	8		(1)		8	15		7
Sub-total	59		12		20	91		80
Interest charges
Interest on obligations relating to accrued benefits	51		24		8	83		84
Forecast return on fund investments	(47	)(1)	(22	)(1)		(69	)(1)	(68	)(1)
Sub-total	4		2		8	14		16
Total	63		14		28	105		96

(1)         This income is reduced by the amortization of $3 M ($2 M in 2010-2011) in actuarial losses related to the Survivor Pension Plan Fund and increased by the amortization of $1 M in actuarial gains related to the Accumulated Sick Leave Fund (no amount in 2010-2011).

16.           Risk management and derivative instruments

To meet the financial requirements arising from its operations and investment activities and from the repayment of borrowings that are maturing, the Government has provided itself with an annual financing and debt-management program targeting Canadian and international financial markets.

Participation in these markets involves various types of risk. Therefore, the Government devises risk-management strategies using the different derivative instruments at its disposal.

Foreign exchange risk

Foreign exchange risk is the risk that the cash flows needed to pay the interest and repay the principal on borrowings in foreign currency will vary according to exchange market fluctuations. To manage this risk, the Government uses derivative instruments such as currency swap contracts and foreign exchange forward contracts. The purpose of such contracts is to exchange cash flows from one currency to another. These contracts mature at various dates until 2037.

After taking into account derivative instruments used to manage foreign exchange risk, the structure of the debt as at March 31, 2012 was as follows: 99.8% in Canadian dollars, -0.2% in U.S. dollars, 0.2% in yen, 0.1% in Swiss francs and 0.1% in euros (as at March 31, 2011: 99.5% in Canadian dollars, -0.1% in U.S. dollars, 0.2% in yen, 0.3% in Swiss francs and 0.1% in euros). These percentages are calculated on the basis of the Government’s gross debt1. A change of 1.0% in the Canadian dollar in relation to foreign currencies would lead to a change of $7 million in the gross debt1 and $2 million in debt service.

For the 2011-2012 fiscal year, debt service takes into account foreign exchange gains of $12 million (foreign exchange gains of $7 million for fiscal 2010-2011).

Interest rate risk

Interest rate risk is the risk that debt service will vary according to interest rate fluctuations. To reduce its exposure to interest rate risk, the Government uses interest rate swap contracts or other types of derivative instruments. Interest rate swap contracts make it possible to exchange payments of interest at fixed rates for payments of interest at variable rates, or vice versa, on the basis of a reference par value.

After taking into account derivative instruments used to manage interest rate risk, the structure of the debt as at March 31, 2012 was as follows: 88.0% at fixed interest rates and 12.0% at variable interest rates (as at March 31, 2011: 79.1% at fixed interest rates and 20.9% at variable interest rates). These percentages are calculated on the basis of the Government’s gross debt1.

1 Gross debt including advance borrowings.

16.           Risk management and derivative instruments (cont’d)

The fixed-rate debt is the debt that will not mature, and whose rates will not change, over the coming year.

Credit risk

Credit risk is the risk that a counterparty will default on its contractual obligations. To protect itself from such a risk within the scope of derivative instrument transactions, the Government has adopted a credit risk management policy that limits potential counterparty losses.

A credit limit is set for each counterparty based mainly on its credit rating. When this limit is exceeded, a process is implemented to ensure that the amounts owed by the counterparty concerned fall within the limits set.

The Government deals with major financial institutions whose credit rating is equal to or higher than its own when the related agreements come into effect. As at March 31, 2012, following the re-evaluation of certain counterparties’ credit ratings by the main rating agencies, 92.8% of the derivative instrument portfolio (99.8% as at March 31, 2011) was associated with counterparties whose credit rating with at least one of these agencies was equal to or higher than that of the province of Québec. In addition, all of the Government’s counterparties had a credit rating of at least “A” with a recognized rating agency.

Liquidity risk

Liquidity risk is the risk that the Government will not be able to meet its financial commitments over the short term. To offset this risk, the Consolidated Revenue Fund has lines of credit totalling C$1 165 million with various Canadian banking institutions. As at March 31, 2012, the outstanding balance on these lines of credit was $1 million ($65 million as at March 31, 2011).

In addition, the Consolidated Revenue Fund has concluded credit agreements totalling U.S. $3 500 million with a Canadian and international banking syndicate. There were no transactions under these credit agreements in fiscal 2010-2011 and 2011-2012.

17.           Debts

Debts by source and by currency

(in millions of dollars)

	2012				2011
	Equivalent in Canadian dollars
	Debts before		Debts after		Debts after
	impact of	Derivative	impact of		impact of
Debts contracted on financial	derivative	instruments	derivative		derivative
markets	instruments	- net	instruments		instruments

In Canadian dollars	132 857	33 879	166 736	(1)	155 685	(1)
In U.S. dollars	16 426	(15 482)	944	(1)	1 028	(1)
In yen	2 989	(2 597)	392		379
In euros	9 386	(9 223)	163		126
In Swiss francs	2 487	(2 269)	218		644
Other currencies(2)	1 231	(1 231)	—		(1)
	165 376	3 077	168 453		157 861
Less

Sinking funds relating to borrowings(1),(3)			6 408		5 907
Sub-total			162 045		151 954
Debts arising from private-public partnership agreements and capital leases
In Canadian dollars			2 641		1 675
Total debts before deferred foreign exchange gains (losses)			164 686		153 629
Deferred foreign exchange gains (losses)			796		850
			165 482		154 479

(1)         The Government held $5 134 M in securities as at March 31, 2012 ($3 977 M as at March 31, 2011), i.e. $3 685 M ($3 569 M as at March 31, 2011) in sinking funds relating to borrowings, $623 M ($269 M as at March 31, 2011) in short-term investments, $123 M ($92 M as at March 31, 2011) in loans and portfolio investments and $703 M ($47 M as at March 31, 2011) in investments in government enterprises.

(2)         For 2011 and 2012, other currencies include the pound sterling, the Mexican peso, the Australian dollar, the New Zealand dollar and the Hong Kong dollar.

(3)         Payments to the sinking funds relating to borrowings stem from commitments made by the Government in contracts concluded when the borrowings were issued. These sinking funds were associated with $10 930 M in debts as at March 31, 2012 ($11 615 M as at March 31, 2011). They will be used to repay $5 377 M ($4 971 M as at March 31, 2011) of the debt in Canadian dollars and $1 031 M ($936 M as at March 31, 2011) of the debt in U.S. dollars.

17.    Debts (cont’d)

Breakdown of debts by category

(in millions)

	2012		2011
		Equivalent in		Equivalent in
Debts contracted on	In monetary	Canadian	In monetary	Canadian
financial markets	units	dollars	units	dollars
IN CANADIAN DOLLARS
Short-term borrowings(1)	5 519	5 519	6 147	6 147
Treasury bills	3 318	3 318	3 317	3 317
Savings products	7 389	7 389	6 744	6 744
Bonds and notes	116 463	116 463	104 345	104 345
Mortgage loans	122	122	135	135
Other financial products	46	46	53	53
Currency swap contracts	33 879	33 879	34 944	34 944
	166 736	166 736	155 685	155 685
IN U.S. DOLLARS
Commercial paper	1 775	1 773	2 494	2 424
Bonds and notes	14 664	14 651	13 265	12 891
Other financial products	2	2		—
Currency swap contracts	(15 496)	(15 482)	(14 701)	(14 287)
	945	944	1 058	1 028
IN YEN
Bonds and notes	247 037	2 989	330 757	3 883
Currency swap contracts	(214 654)	(2 597)	(298 500)	(3 504)
	32 383	392	32 257	379
IN EUROS
Bonds and notes	7 045	9 386	8 514	11 734
Currency swap contracts	(6 923)	(9 223)	(8 423)	(11 608)
	122	163	91	126
IN SWISS FRANCS
Bonds and notes	2 247	2 487	2 246	2 384
Currency swap contracts	(2 050)	(2 269)	(1 640)	(1 740)
	197	218	606	644
IN POUNDS STERLING
Bonds and notes	50	79	200	311
Currency swap contracts	(50)	(80)	(200)	(312)
	—	(1)	—	(1)
Total carried forward		168 452		157 861

17.    Debts (cont’d)

Breakdown of debts by category (cont’d)

(in millions)

	2012		2011
		Equivalent in		Equivalent in
Debts contracted on	In monetary	Canadian	In monetary	Canadian
financial markets	units	dollars	units	dollars

Total brought forward		168 452		157 861
IN MEXICAN PESOS
Bonds and notes	1 500	117	1 500	122
Currency swap contracts	(1 500)	(117)	(1 500)	(122)
	—	—	—	—
IN AUSTRALIAN DOLLARS
Bonds and notes	674	698	448	451
Currency swap contracts	(673)	(697)	(448)	(451)
	1	1	—	—
IN NEW ZEALAND DOLLARS
Bonds and notes	300	245	299	222
Currency swap contracts	(300)	(245)	(299)	(222)
	—	—	—	—
IN HONG KONG DOLLARS
Bonds and notes	712	92	1 462	183
Currency swap contracts	(712)	(92)	(1 462)	(183)
	—	—	—	—
		168 453		157 861

Less
Sinking funds relating to borrowings		6 408		5 907
Sub-total		162 045		151 954
Debts arising from agreements and contracts

IN CANADIAN DOLLARS
Private-public partnership agreements	2 497	2 497	1 541	1 541
Capital leases	144	144	134	134
Sub-total	2 641	2 641	1 675	1 675
Total debts before deferred foreign exchange gains (losses)		164 686		153 629
Deferred foreign exchange gains (losses)		796		850
		165 482		154 479

(1)         Short-term borrowings as at March 31, 2012 included $3 432 M in banker’s acceptances, bank loans and lines of credit ($3 259 M as at March 31, 2011), $2 001 M in discounted notes ($2 623 M as at March 31, 2011) and other financial products worth $86 M ($82 M as at March 31, 2011). As at March 31, 2011, short-term borrowings included borrowings of $183 M from housing bureaus.

17.    Debts (cont’d)

Sinking funds relating to borrowings

Change in fund balance

for the fiscal year ended March 31, 2012

(in millions of dollars)

	2012	2011

Opening balance	5 907	5 594
Plus
Payments from the Consolidated Revenue Fund and from other entities included in the Government’s reporting entity	119	137
Net revenue	445	257
	6 471	5 988
Less
Sums used to repay debts	(63)	(81)
Closing balance	6 408	5 907

Sinking funds relating to borrowings

Financial position

as at March 31, 2012

(in millions of dollars)

	2012	2011
Investments
Banker’s acceptances	190	120
Treasury bills	20	15
Deposit certificates	126
Bonds and notes	5 987	5 621
	6 323	5 756
Other asset items
Cash		1
Accounts receivable and accrued interest	63	65
Deferred foreign exchange (gains) losses	22	85
	85	151
Fund balance	6 408	5 907

17.    Debts (cont’d)

Debt repayment schedule

(in millions of dollars)

Maturing on	In Canadian	In U.S.			In Swiss	Other
March 31(1)	dollars	dollars	In yen	In euros	francs	currencies	Total
2013	20 731	(148)		(1)			20 582
2014	10 961	20					10 981
2015	13 395	9	36	(4)			13 436
2016	10 483	16	12				10 511
2017	13 531	17	102	(9)			13 641
	69 101	(86)	150	(14)	—	—	69 151
2018-2022	44 956	639	48	(6)	218		45 855
2023-2027	11 968	(636)					11 332
2028-2032	3 292	(4)	194	183			3 665
2033-2037	12 219						12 219
2038 and thereafter	22 464						22 464
	164 000	(87)	392	163	218	—	164 686

(1)    This schedule takes into account, for 2013, the repayment of $3 318 M in treasury bills and $5 519 M in short-term borrowings. In regard to savings products redeemable on demand, the schedule provides for the repayment of $1 557 M in 2013, $962 M in 2014, $653 M in 2015, $468 M in 2016, $550 M in 2017, $3 184 M in 2018-2022 and $15 M in 2023-2027.

Repayment of debts by the sinking funds relating to borrowings

(in millions of dollars)

Maturing	In Canadian
on March 31	dollars	In U.S. dollars	Total

2013	80		80
2014	66		66
2015	110		110
2016	30		30
2017	20		20
	306	—	306
2018-2022	24		24
2023-2027	2 432	1 031	3 463
2028-2032	2 615		2 615
	5 377	1 031	6 408

17.    Debts (cont’d)

Weighted average interest rate

(in percent)

	2012	2011

In Canadian dollars	4.29	4.45
In U.S. dollars	4.93	4.91
In yen	3.45	3.55
In euros	4.23	4.52
In Swiss francs	2.97	2.97

Global	4.22	4.32

Note:    The interest rate for each currency corresponds to the weighted average effective rate on short- and long-term borrowings in effect as at March 31. The global rate also includes the impact of interest rate and currency swap contracts.

18.    Fixed assets

Fixed assets are recorded at cost. They are depreciated on a straight-line basis over their useful life.

Category	Useful life

Buildings(1) (Institutional and operational buildings, leasehold improvements)	10 to 50 years

Facilities(1) (Organization and development of natural spaces: land, parks, forests, watercourses, etc.)	5 to 20 years

Complex networks(2) (Road, maritime and air transportation infrastructures, natural resource development networks, dams and other large structures, etc.)	10 to 60 years

Equipment(1) (Transport vehicles, machinery, furniture, data processing and office automation equipment, specialized medical and educational equipment, etc.)	3 to 30 years

Development of data processing systems (Design, production and implementation of data processing systems, including the cost of equipment and software acquired for this purpose)	5 to 10 years

(1)         These categories include fixed assets rented under capital leases.

(2)         Except for certain Laval metro infrastructures that are depreciated on a straight-line basis over a period of 100 years.

The cost of works of art and historic properties is charged to expenditure for the fiscal year in which they are acquired. They consist mainly of paintings, sculptures, drawings, prints, photographs, films and videos.

18.    Fixed assets (cont’d)

(in millions of dollars)

						Development
						of data
				Complex		processing	2012
	Land	Buildings	Facilities	networks	Equipment	systems	Total

Cost
Opening balance	1 940	35 950	707	29 196	13 201	3 888	84 882
Acquisitions	138	3 182	146	3 457	1 373	420	8 716
Impact of disposals and reductions in value	(15)	(130)	(12)	(154)	(448)	(135)	(894)
Restatements and other adjustments	4	21	(5)	(85)	28	(8)	(45)
Closing balance	2 067	39 023	836	32 414	14 154	4 165	92 659

Accumulated depreciation
Opening balance		15 641	285	11 819	8 313	2 073	38 131
Depreciation expenses		925	31	911	930	312	3 109
Impact of disposals and reductions in value		(30)	(3)	(158)	(413)	(55)	(659)
Restatements and other adjustments		(8)		(27)	27	(15)	(23)
Closing balance	—	16 528	313	12 545	8 857	2 315	40 558

Net book value	2 067	22 495	523	19 869	5 297	1 850	52 101	(1) (2)

(1)         The total for fixed assets included:

•             fixed assets rented under capital leases totalling $137 M, including $18 M for equipment and $113 M for buildings. The depreciation expense for these fixed assets was $14 M;

•             fixed assets acquired under private-public partnership agreements totalling $3 359 M, including $1 888 M for complex networks and $1 397 M for buildings. The depreciation expense for these fixed assets was $14 M;

•            fixed assets in the form of property under construction, improvements or development totalling $6 862 M, i.e. $3 265 M for buildings, $114 M for facilities, $2 048 M for complex networks, $641 M for equipment and $794 M for the development of data processing systems. No depreciation expense is associated with these fixed assets.

(2)         Financing charges of $15 M were capitalized during the fiscal year in the cost of the fixed assets. In addition, fixed assets acquired through donation or for a nominal value during the fiscal year were recorded at their fair value, i.e. $34 M.

18.    Fixed assets (cont’d)

(in millions of dollars)

						Development
						of data
				Complex		processing	2011
	Land	Buildings	Facilities	networks	Equipment	systems	Total

Cost
Opening balance	1 786	33 500	572	25 943	12 556	3 612	77 969
Acquisitions	156	2 779	133	3 389	1 212	362	8 031
Impact of disposals and reductions in value	(1)	(290)		(153)	(627)	(142)	(1 213)
Restatements and other adjustments	(1)	(39)	2	17	60	56	95
Closing balance	1 940	35 950	707	29 196	13 201	3 888	84 882

Accumulated depreciation
Opening balance		14 803	265	11 178	8 009	1 886	36 141
Depreciation expenses		873	27	757	912	309	2 878
Impact of disposals and reductions in value		(110)	(8)	(118)	(620)	(102)	(958)
Restatements and other adjustments		75	1	2	12	(20)	70
Closing balance	—	15 641	285	11 819	8 313	2 073	38 131

Net book value	1 940	20 309	422	17 377	4 888	1 815	46 751	(1) (2)

(1)         The total for fixed assets included:

•             fixed assets rented under capital leases totalling $107 M, including $22 M for equipment and $82 M for buildings. The depreciation expense for these fixed assets was $13 M;

•             fixed assets acquired under private-public partnership agreements totalling $1 724 M, including $1 256 M for complex networks. The depreciation expense for these fixed assets was $1 M;

•             fixed assets in the form of property under construction, improvements or development totalling $5 305 M, i.e. $2 106 M for buildings, $85 M for facilities, $1 859 M for complex networks, $491 M for equipment and $764 M for the development of data processing systems. No depreciation expense is associated with these fixed assets.

(2)         Financing charges of $25 M were capitalized during the fiscal year in the cost of the fixed assets. In addition, fixed assets acquired through donation or for a nominal value during the fiscal year were recorded at their fair value, i.e. $73 M.

19.           Contractual obligations

Contractual obligations related to expenditures

Contractual obligations by expenditure category

(in millions of dollars)

	2012	2011

Transfers - principal(1),(2),(3)
Grants for repayment of the principal on borrowings contracted by beneficiaries	8 431	7 694
Grants for repayment of the principal on borrowings to be contracted by beneficiaries	4 502	5 098
Grants for repayment of the cost of beneficiaries’ fixed assets	950	376
Transfers - agreements concerning non-capital expenditures(1),(2),(3)	10 445	11 223
	24 328	24 391
Operating
Capital leases	3 199	3 317
Supplies of goods and services(2),(4)	9 979	6 400
Other	220	278
	37 726	34 386

(1)         The portion of transfer agreements that does not meet the criteria for the recognition of a transfer expenditure on the date of the financial statements is presented in contractual obligations. A transfer expenditure is recognized once it has been authorized in accordance with the governance rules of the entity that granted the transfer and the beneficiary has satisfied all the eligibility criteria.

In the case of departments and budget-funded bodies, authorization is obtained during the annual voting of appropriations by the National Assembly. In the case of other entities, authorization is obtained upon the approval of the board of directors.

(2)         Contractual obligations have been reduced to take into account an amount of $432 M in contributions by the federal government and another third party. These contributions were granted to repay the cost of fixed assets covered by the beneficiaries or to support employment and training measures and services in Québec.

(3)         In addition to this amount, the Government pays the interest related to these transfers estimated at $4 055 M.

(4)         Contractual obligations related to the supply of goods and services included an amount of $7 675 M ($4 327 M as at March 31, 2011) stemming from private-public partnership agreements.

19.           Contractual obligations (cont’d)

Schedule of contractual obligations by expenditure category

(in millions of dollars)

		Transfers –
	Transfers –	grants for
	grants for	repayment of	Transfers –	Transfers –
	repayment of	the principal	grants for	agreements
	the principal on	on borrowings	repayment of	concerning		Supplies of
Maturing on	borrowings	to be	the cost of	non-capital	Capital	goods and
March 31	contracted (1),(2)	contracted (1),(3)	fixed assets	expenditures (1)	leases	services	Other	Total

2013	913	281	445	2 360	511	1 150	133	5 793
2014	926	352	418	1 464	439	484	40	4 123
2015	879	372	36	439	368	319	16	2 429
2016	833	380	56	365	323	226	11	2 194
2017	770	394	5	336	285	216	7	2 013
	4 321	1 779	960	4 964	1 926	2 395	207	16 552
2018-2022	2 625	1 826	4	1 473	780	1 019	9	7 736
2023-2027	952	452	1	1 321	334	1 071	2	4 133
2028-2032	433	306		1 021	116	1 291		3 167
2033-2037	95	137		588	18	1 488		2 326
2038 and thereafter	5	2		1 332	23	2 846		4 208
	8 431	4 502	965	10 699	3 197	10 110	218	38 122
No fixed maturity date				13	2	19	2	36
	8 431	4 502	965	10 712	3 199	10 129	220	38 158
Contributions by the federal government and another third party			(15)	(267)		(150)		(432)
	8 431	4 502	950	10 445	3 199	9 979	220	37 726

(1)          In addition to this amount, the Government pays the interest related to these transfers estimated at $4 055 M.

(2)          The borrowings were contracted by the beneficiaries as follows:

	2012	2011

Borrowings contracted with government bodies
Financement-Québec	2 399	2 210
Other government entities	48	66
	2 447	2 276
Borrowings contracted with financial institutions	6 061	5 524
Contribution from the sinking fund relating to borrowings by university establishments not included in the Government’s reporting entity	(77)	(106)
	8 431	7 694

(3)          In the case of grants for the repayment of the principal on borrowings that are to be contracted by beneficiaries and for which there is no maturity date, the date is established on the basis of grants’ probable payment periods depending on the type of beneficiaries, i.e. 25 years for university establishments, 20 years for municipalities and municipal bodies and 5 years for other beneficiaries.

19.           Contractual obligations (cont’d)

Contractual obligations related to transfer expenditures — agreements concerning non-capital expenditures

Agreements between the Gouvernement du Québec and the Québec Cree

An agreement was signed by the Government and the Québec Cree in February 2002 to help the Cree achieve autonomy and take charge of their development. The agreement also aims to more fully engage the Cree in economic development activities in the territory covered by the James Bay and Northern Québec Agreement (JBNQA).

This agreement provides in particular for annual transfer payments to the James Bay Cree over a period of 50 years, i.e. from 2002-2003 to 2051-2052. In return, the Cree must assume the obligations of the Gouvernement du Québec, Hydro-Québec and the Société d’énergie de la Baie-James under certain provisions of the JBNQA pertaining to the Cree’s economic and community development. The payments to be made in the coming years, i.e. until 2052, correspond to the higher of $70 million or that amount indexed to take into account the change in the value of hydroelectric production, mining and forest harvesting in JBNQA territory. The payment in 2012 amounted to $81 million ($82 million as at March 31, 2011). Considering the indexation for 2013, the minimum annual payments provided for in the coming years amount to $89 million. As at March 31, 2012, the minimum balance payable was $3 541 million ($3 363 million as at March 31, 2011).

Another agreement was concluded in May 2007 between the Gouvernement du Québec, the Grand Council of the Crees and the Cree Regional Authority to improve the administration of justice and in correctional services in Cree communities. The minimum annual payments provided for in the coming years amount to $16 million and they are subject to indexation until 2027. As at March 31, 2012, the minimum balance payable was $240 million ($245 million as at March 31, 2011).

Agreement respecting global funding for the Kativik Regional Government

An agreement was signed by the Gouvernement du Québec and the Kativik Regional Government in March 2004 to simplify the terms and conditions for transfers from various Québec government departments to the Kativik Regional Government. The agreement also grants the Kativik Regional Government greater autonomy in allocating funds based on regional priorities.

The minimum annual payments provided for in the coming years amount to $50 million and they are subject to indexation until 2028. As at March 31, 2012, the minimum balance payable was $794 million ($841 million as at March 31, 2011).

19.           Contractual obligations (cont’d)

Contractual obligations related to transfer expenditures — agreements concerning non-capital expenditures (cont’d)

Partnership agreement on economic and community development in Nunavik

A partnership agreement on economic and community development in Nunavik was signed in April 2002 between the Gouvernement du Québec, the Makivik Corporation and the Kativik Regional Government to meet the specific needs of the people in Nunavik. To that end, the Government will fund economic and community projects, thus providing local communities with better economic and community development prospects.

The minimum annual payments provided for in the coming years amount to $32 million and they are subject to indexation until 2027. As at March 31, 2012, the minimum balance payable was $480 million ($484 million as at March 31, 2011).

Other transfer agreements1

The contractual obligations related to other transfer agreements stem in particular from agreements on access to places in residential and long-term care facilities, totalling $1 143 million ($585 million as at March 31, 2011); the child-care services network, totalling $1 068 million ($1 614 million as at March 31, 2011); the new fiscal and financial partnership with the municipalities, totalling $575 million ($863 million as at March 31, 2011); and the payment of $325 million in interest on a loan to be granted to a company in the aluminium sector ($581 million as at March 31, 2011). They also include contractual obligations stemming from agreements on block funding for northern villages in the Kativik region, totalling $217 million ($231 million as at March 31, 2011); the subsidy agreement reached with Ville de Montréal, totalling $122 million ($129 million as at March 31, 2011); support for caregivers, totalling $113 million ($128 million as at March 31, 2011); the development of young children, totalling $113 million ($127 million as at March 31, 2011); and other contributions, totalling $1 714 million ($2 032 million as at March 31, 2011).

1         In addition to these amounts, the Government covers, though the payment of grants, the interest on borrowings related to certain agreements.

19.           Contractual obligations (cont’d)

Contractual obligations related to investments

Contractual obligations by investment category

(in millions of dollars)

	2012	2011

Acquisition of fixed assets	7 050	5 787
Loan and investment pledges	647	940
	7 697	6 727

Acquisition of fixed assets

The Government has concluded various agreements for the acquisition of fixed assets. These agreements provide for the payment, in the coming years, of a total of $7 050 million ($5 787 million as at March 31, 2011), including $3 794 million for the acquisition of fixed assets stemming from private-public partnership agreements ($2 583 million as at March 31, 2011). The contractual obligations related to these agreements for the acquisition of fixed assets have been reduced to take into account an amount of $522 million ($646 million as at March 31, 2011) in contributions by the federal government and another third party.

Loan and investment pledges

In addition, the Government has promised businesses an amount of $647 million ($940 million as at March 31, 2011) under various loan and investment pledge agreements.

20.           Contingencies

Legal proceedings and disputes

A number of claims have been instituted against the Government, which is also involved in legal proceedings before the courts. These different disputes result from breaches of contract and damages suffered by individuals or property. In some cases, the amounts claimed are mentioned; in others, no mention is made of them. Claims for which an amount has been established total $862 million, after deducting the allowances taken by the Government in this regard. Since the outcome of these disputes is uncertain, the Government cannot determine its potential losses. The Government records an allowance for a given claim under “Accounts payable and accrued expenses” only once it appears likely that the claim will give rise to a disbursement and the amount payable can be reasonably estimated.

Some of Québec’s Aboriginal communities have instituted legal proceedings involving $6 050 million in damages and interest against the Government for land claims, the recognition of certain ancestral rights and other related questions. These files are at different stages (some proceedings being currently suspended or inactive) and should eventually be resolved through negotiations, rulings or the abandonment of proceedings by applicants. Since the outcome of these files is uncertain, the Government cannot determine its potential losses.

Environmental liability

The Government has recorded an environmental liability for the cost of remediating contaminated land under its responsibility or likely to come under its responsibility to the extent that the amount can be estimated.

As at March 31, 2012, $3 145 million was recorded in other liabilities for the 2 033 properties inventoried. Different methods are used to estimate remediation and management costs. The amount estimated for each file has been increased to take into account the degree of precision of the method used. Thus, the environmental liability recorded as at March 31, 2012 takes into account an increase of $991 million in costs ($1 001 million as at March 31, 2011).

In some cases, the probability that the Government will have to cover the remediation cost could not be established. In others, the value of the costs it will have to assume could not be estimated.

20.           Contingencies (cont’d)

Loan guarantees

Under its various financial assistance programs, the Government has guaranteed for borrowings by third parties totalling $10 257 million as at March 31, 2012 ($10 597 million as at March 31, 2011). The guarantees ensure the payment of all or part of the principal, interest or both the principal and interest on debts if the borrower fails to pay.

Loan guarantees by category

(in millions of dollars)

	2012	2011

Enterprises	1 788	2 306
Non-profit organizations and cooperatives	1 402	1 338
Forest, farm and fisheries producers	4 442	4 441
Students	3 307	3 232
Other	9	19
	10 948	11 336

Allowance for losses on guaranteed financial initiatives - other liabilities	(691)	(739)
	10 257	10 597

Guarantees — Borrowings contracted by enterprises

(in millions of dollars)

	2012		2011
	Contingent		Contingent
	liabilities		liabilities

Guarantees granted by the Economic Development Fund (granted by Investissement Québec as at March 31, 2011)(1)	1 770	(2),(3)	2 288	(2),(3)
Other	18		18
	1 788		2 306
Allowance for losses on guaranteed financial initiatives	(274)		(329)
	1 514		1 977

(1)         In 2011-2012, the guarantees were granted by the Government under the Act respecting Investissement Québec (R.S.Q., c. I-16.0.1); in 2010-2011, the guarantees were granted under the Act respecting Investissement Québec and La Financière du Québec (R.S.Q., c. I-16.1). In addition to loan guarantees, the guarantees include loss and payment guarantees introduced to facilitate the funding of aircraft purchasers.

(2)         This total excluded $994 M in authorized loan guarantees that were not yet in effect ($1 156 M as at March 31, 2011).

(3)         The total value of securities and surety received against guarantees was $1 160 M ($1 512 M as at March 31, 2011).

20.           Contingencies (cont’d)

Guarantees — Borrowings contracted by non-profit organizations and cooperatives

(in millions of dollars)

	2012	2011
	Contingent	Contingent
	liabilities	liabilities

Guarantees granted by the Société d’habitation du Québec(1)
Loan guarantees(2)	1 131	1 048
Other guarantees(3)	271	290
	1 402	1 338
Allowance for losses on guaranteed financial initiatives	(34)	(32)
	1 368	1 306

(1)         These guarantees are granted by the Government under the Act respecting the Société d’habitation du Québec (R.S.Q., c. S-8).

(2)         The Government guarantees borrowings with financial institutions contracted by non-profit organizations and cooperatives for periods of 25 or 35 years following the approval of an extension by the Government. The principal and interest associated with these borrowings are covered by the organizations concerned. The borrowings finance the cost of acquiring buildings.

(3)         The Government has concluded agreements with the Canada Mortgage and Housing Corporation (CMHC), through the Société d’habitation du Québec, under which it is committed to buying property taken over by the CMHC when a borrower defaults on a borrowing, for an amount equal to the value of the claim paid to the approved lender plus incidental expenses. The guarantees granted cover 25-year periods, except if they are related to borrowings granted for projects in urban regions under the private non-profit housing program, in which case they cover periods of 35 years. The payment of the principal and interest associated with these borrowings are covered by the organizations concerned. The borrowings finance the cost of acquiring buildings.

Guarantees — Borrowings contracted by forest, farm and fisheries producers

(in millions of dollars)

	2012		2011
	Contingent		Contingent
	liabilities		liabilities

Guarantees granted by La Financière agricole du Québec(1)	4 337	(2)	4 336	(2)
Other	105		105
	4 442		4 441
Allowance for losses on guaranteed financial initiatives	(101)		(105)
	4 341		4 336

(1)         These guarantees are granted by the Government under the Act respecting La Financière agricole du Québec (R.S.Q., c. L-0.1). This amount corresponds to balances of principal and interest on borrowings for which La Financière agricole du Québec reimburses the lenders’ residual losses and related charges. The producers’ assets are held as security by the lenders; they consist particularly of farm or forest production units, milk quotas and surety.

(2)         This amount excluded $34 M in authorized loan guarantees not yet in effect ($35 M as at March 31, 2011).

20.           Contingencies (cont’d)

Guarantees — Borrowings contracted by students

(in millions of dollars)

	2012		2011
	Contingent		Contingent
	liabilities		liabilities

Borrowings for which the Government pays interest as long as the borrower is a student	1 454		1 397
Borrowings for which borrowers are responsible for paying principal and interest	1 851		1 833
Borrowings for the purchase of a personal computer for which borrowers are responsible for paying interest	2		2
	3 307	(1)	3 232	(1)
Allowance for losses on guaranteed financial initiatives	(282)		(273)
	3 025		2 959

(1)         These guarantees are granted by the Government under the Act respecting financial assistance for education expenses (R.S.Q., c. A-13.3). It guarantees the reimbursement of losses of principal and interest to lending institutions.

21.           Cash flow information

Change in financial assets and liabilities related to operations

(in millions of dollars)

	2012	2011

Financial assets
Cash and notes on hand and outstanding deposits	33	(31)
Accounts receivable	(2 828)	(2 722)
Accrued interest on loans and portfolio investments	(14)	(18)
Inventories and other assets intended for sale	(24)	18
Deferred expenses related to debts	(119)	(136)
	(2 952)	(2 889)

Liabilities
Outstanding cheques	223	(97)
Accounts payable and accrued expenses	196	2 567
Federal government transfers to be repaid	(367)	(182)
Other liabilities	(138)	(69)
Deferred revenue	937	1 371
	851	3 590
	(2 101)	701

Interest paid	6 745	6 098

Net financial requirements and financing transactions

(in millions of dollars)

	2012	2011

Liquid assets provided by operating activities	3 111	5 923
Liquid assets used for investment activities	(1 888)	(3 173)
Liquid assets used for fixed asset investment activities	(6 764)	(6 904)
Net financial requirements	(5 541)	(4 154)

Liquid assets provided by financing activities	5 363	6 042
Change in liquid assets during the fiscal year	178	(1 888)
Financing transactions	5 541	4 154

21.           Cash flow information (cont’d)

Non-monetary transactions not included in the statement of cash flow

(in millions of dollars)

	2012	2011

Operating activities
Accounts receivable	146
Outstanding cheques	(7)
Accounts payable and accrued expenses	102
Other liabilities	(21)
Deferred revenue	(15)
	205	—

Equity investment activities
Investment in government enterprises
Investments disposed of and other	(119)

Loans and portfolio investments
Loans and portfolio investments disposed of and other	252
	133	—

Fixed asset investment activities
Acquisition of fixed assets	(1 762)	(905)
Disposal of fixed assets	35
	(1 727)	(905)

Financing activities
Borrowings made	1 656	905
Borrowings repaid	(267)
	1 389	905

Note: The non-monetary transactions not included in the statement of cash flow stem mainly from private-public partnership agreements.

22.           Asset-backed term notes (ABTNs)

Asset-backed term notes (ABTNs)

On January 21, 2009, an agreement was concluded between the Pan-Canadian Investors Committee and protection buying banks on the restructuring of asset-backed commercial paper (ABCP) issued by third parties. This ABCP was replaced by longer term notes, or asset-backed term notes (ABTNs). This agreement also led to the creation of three new trusts called “master asset vehicles” (MAV 1, MAV 2 and MAV 3).

ABTNs are securities backed by a range of financial instruments, whose maturities better match those of the underlying assets. The underlying assets for MAV 1 and MAV 2 are basically credit default swaps, while MAV 3 contains traditional assets such as commercial or residential mortgage debts.

As at March 31, 2012, ABTNs with a face value of $373 million ($376 million as at March 31, 2011) and a net value of $284 million ($284 million as at March 31, 2011) were held by:

•                      certain line-by-line consolidated bodies, for a face value of $242 million ($246 million as at March 31, 2011);

•                      government enterprises, for a face value of $131 million ($130 million as at March 31, 2011).

ABTNs held as at March 31, 2012 by category

(in millions of dollars)

Face
value
Pan-Canadian Investors Committee restructuring plan
MAV 2
Class A-1	159
Class A-2	111
Class B	20
Class C	9
Tracking notes for high-risk assets	27
326
MAV 3
Tracking notes for traditional assets	7
Tracking notes for high-risk assets	25
32
Total	358
Other restructured ABTNs(1)	15
373

(1)         Certain entities in the Government’s reporting entity hold bank-sponsored ABTNs that were issued by financial-institution-sponsored trusts. These ABTNs were also restructured in 2008, outside the Pan-Canadian Investors Committee restructuring plan.

22.           Asset-backed term notes (ABTNs) (cont’d)

ABTNs were also held through participation units in funds entrusted to the Caisse de dépôt et placement du Québec (CDPQ). On January 1, 2010, the CDPQ created a specialized ABTN portfolio and, at the same time, all the assets and liabilities related to third-party and bank-sponsored ABTNs were transferred from the specialized bond portfolio to this new specialized portfolio. Entities in the Government’s reporting entity do not hold these ABTNs directly.

Share of ABTNs held through participation units in the specialized ABTN portfolio

(in millions of dollars)

	Share of	Share of cost		Share of fair value
	ABTNs held	2012	2011	2012	2011

Retirement Plans
Sinking Fund	21.3%	2 443	2 531	1 874	1 765
Generations Fund	0.5%	53	55	40	38
Other	0.9%	103	107	79	75
		2 599	2 693	1 993	1 878

In addition to the amounts invested in the ABTNs that it presents in its financial statements, the CDPQ also mentions contingencies stemming from the guarantees it issued as part of the restructuring efforts. The share of these guarantees allocated to participation units held by entities in the Government’s reporting entity amounted to $1 400 million as at March 31, 2012 ($1 400 million as at March 31, 2011).

Establishing the fair value of ABTN securities

Since there was no active market as at March 31, 2012 for ABTN securities issued in the wake of the restructuring efforts, entities in the Government’s reporting entity that held such securities established fair values for the various types of securities using a discounted cash flow model. These valuations take into account specific aspects of the restructuring plan and use, as much as possible, observable market data such as interest rates and credit quality and price as at March 31, 2012. The calculations are based partially on assumptions that are not supported by prices or rates observed on the market. The main assumptions used in the model are related to the default rates on the underlying assets, the loss rates associated with each default, ABTN returns and discounted cash flow rates.

22.           Asset-backed term notes (ABTNs) (cont’d)

The value of ABTNs held by the CDPQ and issued by MAV 2 and MAV 3 has been determined using a similar method. The CDPQ used a different method for its MAV 1 ABTNs and certain other restructured ABTNs, but the results are consistent with those obtained by the entities in the Government’s reporting entity.

Impact on the Government’s results as at March 31, 2012

ABTNs of entities in the Government’s reporting entity

This valuation led to the recognition of valuation gains of $3 million ($18 million in 2010-2011) in the Government’s results for the year ended March 31, 2012.

Taking into account the impact of writing off certain ABTNs, the accumulated total valuation losses recorded as at March 31, 2012 amounted to $89 million ($92 million as at March 31, 2011).

CDPQ participation units

As for valuation losses related to ABTNs held through participation units in funds entrusted to the CDPQ by entities in the Government’s reporting entity, they will be recognized in the Government’s consolidated operations, where applicable, in accordance with its accounting policies. Accordingly, $61 million was recorded in the Government’s results in regard to these losses in 2011-2012 ($44 million in 2010-2011).

Measurement uncertainty

The current value of ABTNs may vary in relation to their definitive value in subsequent periods particularly because of changes to the main assumptions used for discount rates, credit spreads, anticipated returns, the credit risk of underlying assets and the value of commitments and guarantees.

23.           Comparative figures

Certain comparative figures for 2011 were reclassified for consistency with the presentation adopted in 2012.

24.           Subsequent event

On September 20, 2012, the Government announced its intention to close the Gentilly—2 nuclear generating station. On October 3, following a report by Hydro-Québec on the cost of rehabilitating the nuclear generating station, the Government said that it accepted Hydro-Québec’s recommendation to abandon the plan to rehabilitate the station. On the basis of Hydro-Québec’s financial statements as at December 31, 2011 and the costs incurred since that date, this decision to close the station will lead to a downward revaluation of $1 805 million in the Government’s investment in this enterprise as well as a downward revaluation of the revenue derived from it in the fiscal year ending March 31, 2013.

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APPENDIX 1

National Assembly, designated persons, government departments and bodies whose financial transactions were conducted within the Consolidated Revenue Fund

National Assembly

Persons designated by the National Assembly

Auditor General

Chief Electoral Officer — Commission de la représentation

Lobbyists Commissioner

Public Protector

The Ethics Commissioner

Departments and bodies

Affaires municipales, Régions et Occupation du territoire

Commission municipale du Québec

Régie du logement

Agriculture, Pêcheries et Alimentation

Commission de protection du territoire agricole du Québec

Régie des marchés agricoles et alimentaires du Québec

Conseil du trésor

Commission de la fonction publique

Conseil exécutif

Commission d’accès à l’information

Culture, Communications et Condition féminine

Commission de toponymie

Commission des biens culturels du Québec

Conseil du statut de la femme

Conseil supérieur de la langue française

Office québécois de la langue française

Développement durable, Environnement et Parcs

Bureau d’audiences publiques sur l’environnement

Développement économique, Innovation et Exportation

Commission de l’éthique en science et en technologie

Éducation, Loisir et Sport

Commission consultative de l’enseignement privé

Commission d’évaluation de l’enseignement collégial

Conseil supérieur de l’éducation

Emploi et Solidarité sociale

Commission des partenaires du marché du travail

APPENDIX 1

National Assembly, designated persons, government departments and bodies whose financial transactions were conducted within the Consolidated Revenue Fund (cont’d)

Famille et Aînés

Curateur public

Finances

Immigration et Communautés culturelles

Justice

Comité de la rémunération des juges

Comité de la rémunération des procureurs aux poursuites criminelles et pénales

Commission des droits de la personne et des droits de la jeunesse

Conseil de la justice administrative

Conseil de la magistrature

Directeur des poursuites criminelles et pénales

Office de la protection du consommateur

Tribunal des droits de la personne

Relations internationales

Ressources naturelles et Faune

Revenu1

Santé et Services sociaux

Commissaire à la santé et au bien-être

Office des personnes handicapées du Québec

Sécurité publique

Bureau du coroner

Comité de déontologie policière

Commissaire à la déontologie policière

Commissaire à la lutte contre la corruption

Commission québécoise des libérations conditionnelles

Régie des alcools, des courses et des jeux

Tourisme

Transports

Commission des transports du Québec

Travail

Commission de l’équité salariale

(1)         Transactions of the Consolidated Revenue Fund related to the enforcement or administration of any statute under the responsibility of the Minister of Revenue are administered by the Agence du revenu du Québec.

APPENDIX 2

Government bodies, special funds and sinking funds

Bodies1

Agence du revenu du Québec

Agence métropolitaine de transport (December 31)

Autorité des marchés financiers

Bibliothèque et Archives nationales du Québec

Centre de la francophonie des Amériques

Centre de recherche industrielle du Québec

Centre de services partagés du Québec

Commission de la capitale nationale du Québec

Commission des normes du travail

Commission des services juridiques

Conseil des arts et des lettres du Québec

Conservatoire de musique et d’art dramatique du Québec (June 30)

Corporation d’urgences-santé

École nationale de police du Québec2 (June 30)

École nationale des pompiers du Québec2 (June 30)

Financement-Québec

Fondation de la faune du Québec

Fonds d’aide aux recours collectifs

Fonds de l’assurance médicaments

Fonds de recherche du Québec—Nature et technologies — Québec Research Fund—Nature and Technology

Fonds de recherche du Québec—Santé — Québec Research Fund—Health

Fonds de recherche du Québec—Société et culture — Québec Research Fund—Society and Culture

Héma-Québec

Infrastructure Québec

Institut de la statistique du Québec

Institut de tourisme et d’hôtellerie du Québec (June 30)

Institut national d’excellence en santé et en services sociaux

Institut national de santé publique du Québec

Institut national des mines

La Financière agricole du Québec

Musée d’art contemporain de Montréal

Musée de la civilisation

Musée national des beaux-arts du Québec

Office de la sécurité du revenu des chasseurs et piégeurs cris — Cree Hunters and Trappers Income Security Board (June 30)

Office des professions du Québec

Office Québec-Amériques pour la jeunesse

Office Québec-Monde pour la jeunesse

Régie de l’assurance maladie du Québec

Régie de l’énergie

Régie des installations olympiques (October 31)

Régie du bâtiment du Québec

APPENDIX 2

Government bodies, special funds and sinking funds (cont’d)

Bodies (cont’d)

Régie du cinéma

Services Québec

Société d’habitation du Québec

Société de développement de la Baie-James (December 31)

Société de développement des entreprises culturelles

Société de financement des infrastructures locales du Québec

Société de l’assurance automobile du Québec (December 31)

Société de la Place des Arts de Montréal (August 31)

Société de télédiffusion du Québec (Télé-Québec) (August 31)

Société des établissements de plein air du Québec

Société des parcs de sciences naturelles du Québec

Société des traversiers du Québec

Société du Centre des congrès de Québec

Société du Grand Théâtre de Québec (August 31)

Société du Palais des congrès de Montréal

Société du parc industriel et portuaire de Bécancour

Société immobilière du Québec

Société nationale de l’amiante

Société québécoise d’information juridique

Société québécoise de récupération et de recyclage

Special funds

Administrative Tribunal of Québec (Fund of the)

Assistance Fund for Independent Community Action

Bureau de décision et de révision (Fund of the)

Caregiver Support Fund

Commission des lesions professionnelles (Fund of the)

Commission des relations du travail (Fund of the)

Early Childhood Development Fund

Financing Fund

Fonds d’aide aux victimes d’actes criminels

Fonds de fourniture de biens ou de services du ministère de l’Emploi et de la Solidarité sociale

Fonds du centre financier de Montréal

Fonds québécois d’initiatives sociales

Economic Development Fund

Fund for the Promotion of a Healthy Lifestyle

Fund to Finance Health and Social Services Institutions

Generations Fund

Green Fund

APPENDIX 2

Government bodies, special funds and sinking funds (cont’d)

Special funds (cont’d)

Health Services Fund

Highway Safety Fund

Information Technology Fund of the Ministère de l’Emploi et de la Solidarité sociale

Labour Market Development Fund

Land Transportation Network Fund

Natural Disaster Assistance Fund

Natural Resources Fund

Northern Plan Fund

Police Services Fund

Québec Cultural Heritage Fund

Regional Development Fund

Register Fund of the Ministère de la Justice

Rolling Stock Management Fund

Sports and Physical Activity Development Fund

Tax Administration Fund

Territorial Information Fund

Tourism Partnership Fund

University Excellence and Performance Fund

Sinking funds

Accumulated Sick Leave Fund

Retirement Plans Sinking Fund

Sinking Fund relating to Borrowings by General and Vocational Colleges in Québec

Sinking Fund relating to Borrowings by Québec Health and Social Services Agencies

Sinking Fund relating to Borrowings by Québec School Boards

Sinking Fund relating to Borrowings by Québec University Establishments

Sinking Fund relating to Government Borrowings

Sinking fund set up for and on behalf of municipalities

Survivor Pension Plan Fund

(1)         When a fiscal year ends on a date other than March 31, the date is indicated in parentheses. Interim data are then used for the period between the end of the fiscal year and March 31.

(2)         No data are available for the period between the end of the fiscal year and March 31.

APPENDIX 3

Organizations in the Government’s health and social services and education networks

Health and social services network

Agencies and other regional authorities

Agence de la santé et des services sociaux de Chaudière-Appalaches

Agence de la santé et des services sociaux de l’Abitibi-Témiscamingue

Agence de la santé et des services sociaux de l’Estrie

Agence de la santé et des services sociaux de l’Outaouais

Agence de la santé et des services sociaux de la Capitale-Nationale

Agence de la santé et des services sociaux de la Côte-Nord

Agence de la santé et des services sociaux de la Gaspésie—Îles-de-la-Madeleine

Agence de la santé et des services sociaux de la Mauricie et du Centre-du-Québec

Agence de la santé et des services sociaux de la Montérégie

Agence de la santé et des services sociaux de Lanaudière

Agence de la santé et des services sociaux de Laval

Agence de la santé et des services sociaux de Montréal

Agence de la santé et des services sociaux des Laurentides

Agence de la santé et des services sociaux du Bas-Saint-Laurent

Agence de la santé et des services sociaux du Saguenay—Lac-Saint-Jean

Régie régionale de la santé et des services sociaux du Nunavik — Nunavik Regional Board of Health Social Networks

Public institutions

Centre André-Boudreau

Centre d’accueil Dixville inc. — Dixville Home Inc.

Centre de protection et de réadaptation de la Côte-Nord

Centre de réadaptation Constance-Lethbridge — Constance Lethbridge Rehabilitation Centre

Centre de réadaptation de l’Ouest de Montréal — West Montreal Readaptation Centre

Centre de réadaptation de la Gaspésie (Le)

Centre de réadaptation en alcoolisme et toxicomanie de Chaudière-Appalaches

Centre de réadaptation en déficience intellectuelle (CRDI) Chaudière-Appalaches

Centre de réadaptation en déficience intellectuelle de la Mauricie et du Centre-du-Québec

Centre de réadaptation en déficience intellectuelle de Québec

Centre de réadaptation en déficience intellectuelle du Bas-Saint-Laurent

Centre de réadaptation en déficience intellectuelle du Saguenay—Lac-Saint-Jean

Centre de réadaptation en déficience intellectuelle et en troubles envahissants du développment de Montréal (CRDITED de Montréal)

Centre de réadaptation en déficience intellectuelle Montérégie-Est

Centre de réadaptation en déficience physique Chaudière-Appalaches

Centre de réadaptation en déficience physique Le Bouclier

Centre de réadaptation Estrie inc.

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (cont’d)

Centre de réadaptation Foster

Centre de réadaptation Interval

Centre de réadaptation La Maison

Centre de réadaptation La Myriade

Centre de réadaptation Ubald-Villeneuve

Centre de santé et de services sociaux Alphonse-Desjardins

Centre de santé et de services sociaux Cavendish

Centre de santé et de services sociaux Champlain—Charles-Le Moyne

Centre de santé et de services sociaux Cléophas-Claveau

Centre de santé et de services sociaux d’Ahuntsic et Montréal-Nord

Centre de santé et de services sociaux d’Antoine-Labelle

Centre de santé et de services sociaux d’Argenteuil

Centre de santé et de services sociaux d’Arthabaska-et-de-l’Érable

Centre de santé et de services sociaux de Beauce

Centre de santé et de services sociaux de Bécancour—Nicolet-Yamaska

Centre de santé et de services sociaux de Bordeaux-Cartierville-Saint-Laurent

Centre de santé et de services sociaux de Charlevoix

Centre de santé et de services sociaux de Chicoutimi

Centre de santé et de services sociaux de Dorval-Lachine-Lasalle

Centre de santé et de services sociaux de Gatineau

Centre de santé et de services sociaux de Jonquière

Centre de santé et de services sociaux de Kamouraska

Centre de santé et de services sociaux de l’Énergie

Centre de santé et de services sociaux de l’Hématite

Centre de santé et de services sociaux de l’Ouest-de-l’Île

Centre de santé et de services sociaux de la Baie-des-Chaleurs

Centre de santé et de services sociaux de la Basse-Côte-Nord

Centre de santé et de services sociaux de la Côte-de-Gaspé

Centre de santé et de services sociaux de la Haute-Côte-Nord

Centre de santé et de services sociaux de la Haute-Gaspésie

Centre de santé et de services sociaux de la Haute-Yamaska

Centre de santé et de services sociaux de la Matapédia

Centre de santé et de services sociaux de la Minganie

Centre de santé et de services sociaux de la Mitis

Centre de santé et de services sociaux de la Montagne

Centre de santé et de services sociaux de la MRC-de-Coaticook

Centre de santé et de services sociaux de la Pointe-de-l’Île

Centre de santé et de services sociaux de la région de Thetford

Centre de santé et de services sociaux de la Vallée-de-l’Or

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (cont’d)

Centre de santé et de services sociaux de la Vallée-de-la-Batiscan

Centre de santé et de services sociaux de la Vallée-de-la-Gatineau

Centre de santé et de services sociaux de la Vieille-Capitale

Centre de santé et de services sociaux de Lac-Saint-Jean-Est

Centre de santé et de services sociaux de Laval

Centre de santé et de services sociaux de Manicouagan

Centre de santé et de services sociaux de Maskinongé

Centre de santé et de services sociaux de Matane

Centre de santé et de services sociaux de Memphrémagog

Centre de santé et de services sociaux de Montmagny-L’Islet

Centre de santé et de services sociaux de Papineau

Centre de santé et de services sociaux de Port-Cartier

Centre de santé et de services sociaux de Portneuf

Centre de santé et de services sociaux de Québec-Nord

Centre de santé et de services sociaux de Rimouski-Neigette

Centre de santé et de services sociaux de Rivière-du-Loup

Centre de santé et de services sociaux de Rouyn-Noranda

Centre de santé et de services sociaux de Saint-Jérôme

Centre de santé et de services sociaux de Saint-Léonard et Saint-Michel

Centre de santé et de services sociaux de Sept-Îles

Centre de santé et de services sociaux de Témiscouata

Centre de santé et de services sociaux de Thérèse-De Blainville

Centre de santé et de services sociaux de Trois-Rivières

Centre de santé et de services sociaux de Vaudreuil-Soulanges

Centre de santé et de services sociaux des Aurores-Boréales

Centre de santé et de services sociaux des Basques

Centre de santé et de services sociaux des Collines

Centre de santé et de services sociaux des Etchemins

Centre de santé et de services sociaux des ÎIes

Centre de santé et de services sociaux des Pays-d’en-Haut

Centre de santé et de services sociaux des Sommets

Centre de santé et de services sociaux des Sources

Centre de santé et de services sociaux Domaine-du-Roy

Centre de santé et de services sociaux Drummond

Centre de santé et de services sociaux du Coeur-de-l’Île

Centre de santé et de services sociaux du Granit

Centre de santé et de services sociaux du Haut-Saint-François

Centre de santé et de services sociaux du Haut-Saint-Laurent

Centre de santé et de services sociaux du Haut-Saint-Maurice

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (cont’d)

Centre de santé et de services sociaux du Lac-des-Deux-Montagnes

Centre de santé et de services sociaux du Nord de Lanaudière

Centre de santé et de services sociaux du Pontiac

Centre de santé et de services sociaux du Rocher-Percé

Centre de santé et de services sociaux du Sud de Lanaudière

Centre de santé et de services sociaux du Sud-Ouest-Verdun

Centre de santé et de services sociaux du Suroît

Centre de santé et de services sociaux du Témiscamingue

Centre de santé et de services sociaux du Val-Saint-François

Centre de santé et de services sociaux Haut-Richelieu-Rouville

Centre de santé et de services sociaux — Institut universitaire de gériatrie de Sherbrooke

Centre de santé et de services sociaux Jardins-Roussillon

Centre de santé et de services sociaux Jeanne-Mance

Centre de santé et de services sociaux La Pommeraie

Centre de santé et de services sociaux Les Eskers de l’Abitibi

Centre de santé et de services sociaux Lucille-Teasdale

Centre de santé et de services sociaux Maria-Chapdelaine

Centre de santé et de services sociaux Pierre-Boucher

Centre de santé et de services sociaux Pierre-De Saurel

Centre de santé et de services sociaux Richelieu-Yamaska

Centre de santé Inuulitsivik — Inuulitsivik Health Centre

Centre de santé Tulattavik de l’Ungava — Ungava Tulattavik Health Center

Centre de soins prolongés Grace Dart — Grace Dart Extended Care Centre

Centre Dollard-Cormier (Le)

Centre du Florès

Centre hospitalier affilié universitaire de Québec

Centre hospitalier de l’Université de Montréal

Centre hospitalier de St. Mary — St. Mary’s Hospital Centre

Centre hospitalier universitaire de Québec

Centre hospitalier universitaire de Sherbrooke

Centre hospitalier universitaire Sainte-Justine

Centre Jean-Patrice-Chiasson — Maison Saint-Georges (Le)

Centre Jellinek

Centre jeunesse Chaudière-Appalaches

Centre jeunesse de l’Abitibi-Témiscamingue (CJAT)

Centre jeunesse de l’Estrie

Centre jeunesse de la Mauricie et du Centre-du-Québec (Le)

Centre jeunesse de la Montérégie

Centre jeunesse de Laval

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (cont’d)

Centre jeunesse de Montréal (Le)

Centre jeunesse de Québec

Centre jeunesse des Laurentides

Centre jeunesse du Bas-Saint-Laurent

Centre jeunesse du Saguenay—Lac-Saint-Jean (Le)

Centre jeunesse Gaspésie—Les Îles

Centre Miriam — Miriam Home and Services

Centre montérégien de réadaptation

Centre Normand

Centre régional de réadaptation La Ressourse

Centre régional de santé et de services sociaux de la Baie-James1

Centre universitaire de santé McGill — McGill University Health Centre

Centres de la jeunesse et de la famille Batshaw (Les) — Batshaw Youth and Family Centres

Centres jeunesse de Lanaudière (Les)

Centres jeunesse de l’Outaouais (Les)

CHSLD juif de Montréal — Jewish Eldercare Centre

Clair Foyer inc.

CLSC Naskapi

Conseil cri de la santé et des services sociaux de la Baie-James — Cree Board of Health and Social Services of James Bay1

Corporation du Centre de réadaptation Lucie-Bruneau (La)

Corporation du Centre hospitalier gériatrique Maimonides (La) — Maimonides Geriatric Centre

CRDI Normand-Laramée

Domrémy Mauricie—Centre-du-Québec

Hôpital Catherine Booth de l’Armée du Salut —The Salvation Army, Catherine Booth Hospital

Hôpital chinois de Montréal (1963) (L’) — Montreal Chinese Hospital (1963)

Hôpital du Sacré-Coeur de Montréal

Hôpital général juif Sir Mortimer B. Davis (L’) — Sir Mortimer B. Davis Jewish General Hospital

Hôpital Jeffery Hale - Saint Brigid’s

Hôpital juif de réadaptation — Jewish Rehabilitation Hospital

Hôpital Louis-H. Lafontaine

Hôpital Maisonneuve-Rosemont

Hôpital Mont-Sinaï — Mount Sinai Hospital

Hôpital Rivière-des-Prairies

Hôpital Santa Cabrini

Institut canadien-polonais du bien-être inc.

Institut de cardiologie de Montréal — Montréal Heart Institute

Institut de réadaptation en déficience physique de Québec

Institut de réadaptation Gingras-Lyndsay-de-Montréal

Institut Nazareth et Louis-Braille

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (cont’d)

Institut Philippe-Pinel de Montréal

Institut Raymond-Dewar

Institut universitaire de cardiologie et de pneumologie de Québec

Institut universitaire de gériatrie de Montréal

Institut universitaire en santé mentale de Québec

Institut universitaire en santé mentale Douglas — Douglas Mental Health University Institute

La Résidence de Lachute — Lachute Residence

Pavillon du Parc inc.

Services de réadaptation du Sud-Ouest et du Renfort

Virage, Réadaptation en alcoolisme et toxicomanie (Le)

Education networks

School boards2

Commission scolaire au Coeur-des-Vallées

Commission scolaire Central Québec — Central Québec School Board

Commission scolaire crie — Cree School Board

Commission scolaire de Charlevoix

Commission scolaire de Kamouraska—Rivière-du-Loup

Commission scolaire de l’Estuaire

Commission scolaire de l’Énergie

Commission scolaire de l’Or-et-des-Bois

Commission scolaire de la Baie-James

Commission scolaire de la Beauce-Etchemin

Commission scolaire de la Capitale

Commission scolaire de la Côte-du-Sud

Commission scolaire de La Jonquière

Commission scolaire de la Moyenne-Côte-Nord

Commission scolaire de la Pointe-de-l’Île

Commission scolaire de la Région-de-Sherbrooke

Commission scolaire de la Riveraine

Commission scolaire de la Rivière-du-Nord

Commission scolaire de la Seigneurie-des-Mille-Îles

Commission scolaire de la Vallée-des-Tisserands

Commission scolaire de Laval

Commission scolaire de Montréal

Commission scolaire de Portneuf

Commission scolaire de Rouyn-Noranda

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Education networks (cont’d)

School boards (cont’d)

Commission scolaire de Saint-Hyacinthe

Commission scolaire de Sorel-Tracy

Commission scolaire des Affluents

Commission scolaire des Appalaches

Commission scolaire des Bois-Francs

Commission scolaire des Chênes

Commission scolaire des Chic-Chocs

Commission scolaire des Découvreurs

Commission scolaire des Draveurs

Commission scolaire des Grandes-Seigneuries

Commission scolaire des Hautes-Rivières

Commission scolaire des Hauts-Bois-de-l’Outaouais

Commission scolaire des Hauts-Cantons

Commission scolaire des Îles

Commission scolaire des Laurentides

Commission scolaire des Monts-et-Marées

Commission scolaire des Navigateurs

Commission scolaire des Patriotes

Commission scolaire des Phares

Commission scolaire des Portages-de-l’Outaouais

Commission scolaire des Premières-Seigneuries

Commission scolaire des Rives-du-Saguenay

Commission scolaire des Samares

Commission scolaire des Sommets

Commission scolaire des Trois-Lacs

Commission scolaire du Chemin-du-Roy

Commission scolaire du Fer

Commission scolaire du Fleuve-et-des-Lacs

Commission scolaire du Lac-Abitibi

Commission scolaire du Lac-Saint-Jean

Commission scolaire du Lac-Témiscamingue

Commission scolaire du Littoral

Commission scolaire du Pays-des-Bleuets

Commission scolaire du Val-des-Cerfs

Commission scolaire Eastern Shores — Eastern Shores School Board

Commission scolaire Eastern Townships — Eastern Townships School Board

Commission scolaire English-Montréal — English Montreal School Board

Commission scolaire Harricana

Commission scolaire Kativik — Kativik School Board

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Education networks (cont’d)

School boards (cont’d)

Commission scolaire Lester-B.-Pearson — Lester B. Pearson School Board

Commission scolaire Marguerite-Bourgeoys

Commission scolaire Marie-Victorin

Commission scolaire New Frontiers — New Frontiers School Board

Commission scolaire Pierre-Neveu

Commission scolaire René-Lévesque

Commission scolaire Riverside — Riverside School Board

Commission scolaire Sir-Wilfrid-Laurier — Sir Wilfrid Laurier School Board

Commission scolaire Western Québec — Western Québec School Board

Comité de gestion de la taxe scolaire de l’île de Montréal

General and vocational colleges (CEGEPs)2

Cégep André-Laurendeau

Cégep Beauce-Appalaches

Cégep d’Ahuntsic

Cégep de Baie-Comeau

Cégep de Bois-de-Boulogne

Cégep de Chicoutimi

Cégep de Drummondville

Cégep de Granby—Haute-Yamaska

Cégep de Jonquière

Cégep de l’Abitibi-Témiscamingue

Cégep de l’Outaouais

Cégep de la Gaspésie et des Îles

Cégep de La Pocatière

Cégep de Lévis-Lauzon

Cégep de Maisonneuve

Cégep de Matane

Cégep de Rimouski

Cégep de Rivière-du-Loup

Cégep de Rosemont

Cégep de Saint-Félicien

Cégep de Saint-Hyacinthe

Cégep de Saint-Jérôme

Cégep de Saint-Laurent

Cégep de Sainte-Foy

Cégep de Sept-Îles

Cégep de Sherbrooke

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Education networks (cont’d)

General and vocational colleges (CEGEPs) (cont’d)

Cégep de Sorel-Tracy

Cégep de Thetford

Cégep de Trois-Rivières

Cégep de Valleyfield

Cégep de Victoriaville

Cégep du Vieux Montréal

Cégep Édouard-Montpetit

Cégep François-Xavier-Garneau

Cégep Gérald-Godin

Cégep Limoilou

Cégep Lionel-Groulx

Cégep Marie-Victorin

Cégep Montmorency

Cégep régional de Lanaudière

Cégep Saint-Jean-sur-Richelieu

Champlain Regional College of General and Vocational Education

Collège d’Alma

Collège Shawinigan

Dawson College

Heritage College

John Abbott College

Vanier College of General and Vocational Education

Université du Québec and its constituent universities3

École de technologie supérieure

École nationale d’administration publique

Institut national de la recherche scientifique

Université du Québec

Université du Québec à Chicoutimi

Université du Québec à Montréal

Université du Québec à Rimouski

Université du Québec à Trois-Rivières

Université du Québec en Abitibi-Témiscamingue

Université du Québec en Outaouais

(1)         These entities act as agencies and public institutions.

(2)         School boards and colleges have a fiscal year that ends on June 30. Interim data are used for the period between the end of their fiscal year and March 31.

(3)         The financial data of the Université du Québec and its constituent universities that were used for consolidation purposes cover the period from May 1, 2011 to April 30, 2012, the date on which their fiscal year ends. Operations and events relating to these entities that occurred between April 1 and 30, 2012 did not have a material financial impact on the Government’s financial position and consolidated results.

APPENDIX 4

Government enterprises

Capital Financière agricole inc.

Hydro-Québec (December 31)

Investissement Québec

Loto-Québec

Société des alcools du Québec (fiscal year ended on the last Saturday of the month of March)

Société Innovatech du Grand Montréal

Société Innovatech du Sud du Québec

Société Innovatech Québec et Chaudière-Appalaches

Société Innovatech Régions ressources

Note:        When the fiscal year of an enterprise ends on a date other than March 31, the date is indicated in parentheses. Interim data are then used for the period between the end of the enterprise’s fiscal year and March 31.

APPENDIX 5

Government departments and bodies that conduct fiduciary transactions not included in the Government’s reporting entity

Agence du revenu du Québec

Fonds des pensions alimentaires

Unclaimed property (December 31)

Autorité des marchés financiers

Fonds d’indemnisation des services financiers

Caisse de dépôt et placement du Québec (December 31)

Comité Entraide — public and parapublic sectors (December 31)

Commission administrative des régimes de retraite et d’assurances (December 31)

Commission de la construction du Québec (December 31)

Commission des partenaires du marché du travail

Workforce Skills Development and Recognition Fund

Conseil de gestion de l’assurance parentale (December 31)

Parental Insurance Fund (December 31)

Curateur public

Accounts under administration (December 31)

La Financière agricole du Québec

Fonds d’assurance-récolte

Fonds d’assurance-stabilisation des revenus agricoles

Ministère de la Sécurité publique

Fonds central de soutien à la réinsertion sociale (December 31)

Ministère des Finances

Trust fund

Office de la protection du consommateur

Cautionnements individuels des agents de voyages

Fonds d’indemnisation des clients des agents de voyages

Régie des marchés agricoles et alimentaires du Québec

Fonds d’assurance-garantie

Régie des rentes du Québec (December 31)

Société de l’assurance automobile du Québec

Fonds d’assurance automobile du Québec (December 31)

Note: When a fiscal year ends on a date other than March 31, the date is indicated in parentheses.

APPENDIX 6

Revenue

FISCAL YEAR ENDED MARCH 31, 2012

Revenue by source

(in millions of dollars)

	2012		2011
		Actual	Actual
	Budget (1)	results	results

Income and property taxes
Personal income tax		20 038	18 835
Contributions dedicated to health services		6 640	6 070
Corporate tax		4 212	3 926
School property tax		1 526	1 492
	32 231	32 416	30 323
Consumption taxes
Sales		13 203	11 577
Fuel		2 064	1 910
Tobacco		913	873
Alcoholic beverages		440	446
Pari-mutuel			1
	17 125	16 620	14 807
Duties and permits
Motor vehicles		1 048	1 008
Natural resources		360	330
Other		739	713
	2 200	2 147	2 051
Miscellaneous revenue
Sales of goods and services		3 525	3 813
User contributions		1 455	1 426
Tuition fees		278	265
Interest		861	755
Fines, forfeitures and recoveries		648	732
Third-party transfers and donations		791	437
	7 151	7 558	7 428
Revenue from government enterprises
Société des alcools du Québec		1 000	915
Loto-Québec		1 196	1 247
Hydro-Québec		2 545	2 478
Other		8	198
	4 790	4 749	4 838
Generations Fund revenue	940	840	760
Total own-source revenue	64 437	64 330	60 207
Federal government transfers
Equalization		7 815	8 552
Protection payment		369
Health transfers		4 511	4 309
Transfers for post-secondary education and other social programs		1 488	1 455
Other programs		2 755	3 177
Total federal government transfers	17 253	16 938	17 493
Total revenue	81 690	81 268	77 700

(1)         Based on the data presented in Budget 2011-2012 of the Ministère des Finances du Québec on March 17, 2011. Certain Budget 2011-2012 figures have been reclassified for consistency with the presentation adopted as at March 31, 2012.

APPENDIX 7

Expenditure

FISCAL YEAR ENDED MARCH 31, 2012

Expenditure by supercategory and category

(in millions of dollars)

	2012		2011
		Actual	Actual
	Budget (1)	results	results
Transfer
Remuneration		2 455	2 239
Operating		1 197	1 311
Capital		1 759	1 689
Interest		414	386
Support		14 227	13 936
		20 052	19 561
Remuneration		36 838	35 400
Operating(2)		15 531	15 107
Doubtful accounts and other allowances		1 184	1 087
Sub-total	74 390	73 605	71 155

Debt service
Interest on debt(3)		7 116	6 583
Less
Investment income of the sinking funds for borrowings		445	270
Short-term investment income		36	30
		6 635	6 283
Interest on pension plan and other employee future benefit obligations		5 128	5 012
Less
Investment income of the Retirement Plans Sinking Fund and specific pension funds		2 243	2 292
Investment income of employee future benefit program funds		69	68
		2 816	2 652
Debt service	9 860	9 451	8 935

Total expenditure	84 250	83 056	80 090

(1)         Based on the data presented in Budget 2011-2012 of the Ministère des Finances du Québec on March 17, 2011.

(2)         This operating expenditure included an amount of $3 109 M ($2 878 M in 2010-2011) related to the depreciation of fixed assets.

(3)         The interest charge on the debt included an amount of $16 M related to the amortization of deferred foreign exchange gains (an amount of $18 M in 2010-2011).

APPENDIX 8

Investment in government enterprises

AS AT MARCH 31, 2012

Breakdown of investment in government enterprises

(in millions of dollars)

	2012			2011
				(restated)
		Equity
	Loans (1)	value	Total	Total

Capital Financière agricole inc.	6	12	18	19
Hydro-Québec		20 318	20 318	20 289
Investissement Québec(2)	369	2 451	2 820	—
IQ FIER inc.(2)			—	195
IQ Immigrants Investisseurs inc.(2)			—	108
Loto-Québec	299	90	389	490
Société des alcools du Québec		45	45	45
Société générale de financement du Québec(2)			—	1 859
Société Innovatech du Grand Montréal		5	5	5
Société Innovatech du Sud du Québec		13	13	13
Société Innovatech Québec et Chaudière - Appalaches		33	33	40
Société Innovatech Régions ressources		24	24	24
Consolidation adjustments(3)		1	1	28
Total	674	22 992	23 666	23 115

(1)   The loans to Investissement Québec do not bear interest and are payable on demand; the loans to Loto-Québec bear interest at rates of 1.74% to 4.12% and mature between June 2012 and December 2020; and the loans to Capital Financière agricole inc. bore interest at rates of 1.25% to 1.29% and matured in May 2012.

The value of the maturing loans will be $37 M in 2013, $100 M in 2015, $75 M in 2016, $50 M in 2017 and $43 M during the 2018-2022 period.

(2)   Since April 1, 2011, the activities of the Société générale de financement du Québec and those of IQ FIER inc. and IQ Immigrants Investisseurs inc. have been transferred to a new government enterprise, Investissement Québec, constituted under the Act respecting the amalgamation of the Société générale de financement du Québec and Investissement Québec (2010, c.37).

(3)   The equity value adjustments stem from the elimination of unrealized gains and losses on transactions with entities in the Government’s reporting entity.

APPENDIX 8

Investment in government enterprises (cont’d)

AS AT MARCH 31, 2012

Summary of the audited financial statements of government enterprises

(in millions of dollars)

	2012
	Results
					Other
					comprehensive
			Net		income
	Revenue	Expenditure	result		items
Capital Financière agricole inc.(1)		1	(1)
Hydro-Québec(2)	12 392	9 781	2 611		(385)
Investissement Québec	822	767	55		(18)
IQ FIER inc.			—
IQ Immigrants Investisseurs inc.			—
Loto-Québec	3 658	2 373	1 285
Société des alcools du Québec	2 897	1 897	1 000
Société générale de financement du Québec(2)			—
Société Innovatech du Grand Montréal	1	1	—
Société Innovatech du Sud du Québec			—
Société Innovatech Québec et Chaudière-Appalaches	(6)	1	(7)
Société Innovatech Régions ressources	(1)		(1)
	19 763	14 821	4 942		(403)

Consolidation adjustments			(193	)(3)	27 (4)
			4 749		(376)

(1)         The percentage of the Government’s investment in this enterprise is 90.10%.

(2)         On the basis of audited financial statements as at December 31, 2011 (as at December 31, 2010 in the case of the Société générale de financement du Québec).

(3)         The adjustment in the enterprises’ surplus stems from taking into account the interim results as at March 31, 2012 of Hydro—Québec, whose fiscal year-end differs from that of the Government (decrease of $66 M), contributions by Loto-Québec to entities in the Government’s reporting entity and charged to the enterprise’s shareholders’ equity (decrease of $89 M) and the elimination of unrealized gains and losses on transactions with entities in the Government’s reporting entity (decrease of $38 M).

(4)         The adjustment in the enterprises’ other comprehensive income items stems from the interim results as at March 31, 2012 of Hydro—Québec, whose fiscal year-end differs from that of the Government.

2012												2011
												(restated)
								Shareholders’				Shareholders’
Assets			Liabilities					equity				equity
					Other			Cumulative	Other
	Non-				liabilies and			total of other	shareholders’
Financial	financial				debts with			comprehensive	equity
assets	assets	Total	Debts		the Government		Total	income items	items	Total		Total
18		18			6		6		12	12		12
10 274	59 363	69 637	42 050	(6)	8 753	(8)	50 803	(158)	18 992	18 834		18 566
6 671	223	6 894	3 533	(7)	910		4 443	154	2 297	2 451		—
		—					—			—		(34)
		—					—			—		108
274	882	1 156			1 066		1 066		90	90		91
392	308	700			655		655		45	45		45
		—					—			—		1 811
5		5					—		5	5		5
13		13					—		13	13		13
33		33					—		33	33		40
24		24					—		24	24		24
17 704	60 776	78 480	45 583		11 390	(9)	56 973	(4)	21 511	21 507		20 681

										1 485	(5)	1 598	(5)
										22 992		22 279

(5)         The adjustment to the enterprises’ shareholders’ equity stems from the interim results of Hydro—Québec as at March 31, 2012, which led to an increase of $1 484 M (increase of $1 522 M as at March 31, 2011), and from the elimination of unmaterialized gains and losses on transactions with entities in the Government’s reporting entity, which led to an increase of $1 M (increase of $28 M as at March 31, 2011). The upward adjustment as at March 31, 2011 also includes the $48 M interim results at that date of the Société générale de financement du Québec.

(6)         The Government guarantees borrowings contracted by Hydro-Québec in different currencies. The net value of these borrowings stood at $40 219 M as at March 31, 2012 ($38 781 M as at March 31, 2011).

(7)         The Government guarantees payment of the principal on certain debts, which totalled $3 532 M as at March 31, 2012.

(8)         The Government granted a financial guarantee of $685 M ($685 M as at March 31, 2011) for the Gentilly-2 nuclear generating station, for which Hydro-Québec set up a trust of $81 M ($70 M as at March 31, 2011).

(9)         Debts contracted with the Government totalled $674 M.

APPENDIX 8

Investment in government enterprises (cont’d)

AS AT MARCH 31, 2012

Debt repayment schedule

(in millions of dollars)

	Repayment of long-term debts over the
	coming fiscal years(1)
						2018 and
	2013	2014	2015	2016	2017	thereafter	Total

Hydro-Québec(2)	1 025	753	2 086	2 365	1 546	34 275	42 050
Investissement Québec	664	512	798	765	794		3 533
	1 689	1 265	2 884	3 130	2 340	34 275	45 583

(1) The repayments correspond to the amortized cost as determined using the effective interest rate method.

(2)    Since the fiscal year of this enterprise ends on a different date from that of the Government, the repayments for fiscal 2012-2013 presented in the above schedule cover the period from January 1 to December 31, 2012. This is also the case of the repayments for subsequent years.

APPENDIX 8

Investment in government enterprises (cont’d)

AS AT MARCH 31, 2012

Restatements by government enterprises

Adoption of International Financial Reporting Standards

For their 2011-2012 fiscal year, Investissement Québec, Loto-Québec and the Société des alcools du Québec had to use another basis of accounting, namely, International Financial Reporting Standards (IFRS), to prepare their financial statements. Except for Investissement Québec, whose financial data for the previous year were not restated, these enterprises applied the accounting changes resulting from this change in basis of accounting retroactively, with restatement of the previous fiscal year. Some of the changes were applied prospectively in compliance with the exemptions for retroactive application allowed by IFRS.

These accounting changes led to a decrease as at April 1, 2011 of $12 million in the shareholders’ equity of Investissement Québec and of $44 million in that of Loto-Québec; these decreases changed primarily the retained earnings of these enterprises. In the case of the Société des alcools du Québec, the value of its shareholders’ equity did not vary at that date. These changes did not have a material impact on the comprehensive income of these enterprises for fiscal 2010-2011. The enterprises did not determine the impact of applying this basis of accounting on their comprehensive income for fiscal 2011-2012.

Total impact

(in millions of dollars)

These restatements increased (decreased) the following items:

	2012	2011

Investment in government enterprises	(56)	(44)
Accumulated deficit and net debt, beginning of year	56	44
Accumulated deficit and net debt, end of year	56	44

APPENDIX 8

Investment in government enterprises (cont’d)

AS AT MARCH 31, 2012

Main contractual obligations of enterprises

Hydro-Québec

Hydro-Québec has made a commitment to Churchill Falls (Labrador) Corporation Limited to buy almost all of the power produced by the Churchill Falls generating station, which has a rated capacity of 5 428 megawatts. This contract, which expires in 2016, will be renewed automatically for a further 25 years, according to the terms and conditions already agreed upon. A contract guaranteeing the availability of 682 megawatts of additional power until 2041 for the November 1 to March 31 winter period has also been concluded with this enterprise.

As at December 31, 2011, Hydro-Québec was also committed under 132 contracts to purchasing electricity from other producers, for an installed capacity of roughly 5 644 megawatts. Most of the contracts, which extend to 2052, include renewal clauses.

Taking into account electricity purchase contracts as a whole, Hydro-Québec plans to make the following minimum payments, in millions of dollars, in the next fiscal years:

December 31

2012	908
2013	1 206
2014	1 478
2015	1 672
2016	1 816
2017 and thereafter	33 850
Total	40 930

APPENDIX 8

Investment in government enterprises (cont’d)

AS AT MARCH 31, 2012

Main contractual obligations of enterprises (cont’d)

Hydro-Québec (cont’d)

Hydro-Québec has provided for capital and intangible investments of about $5.0 billion for the 2012 calendar year. The enterprise’s contractual obligations arising from these investment projects amounted to $4.7 billion as at March 31, 2012.

In addition, the enterprise has concluded various agreements with local communities affected by certain tangible capital investment projects. These agreements provide for annual payments as of 2021 for a maximum of 51 years and a total of $618 million.

Investissement Québec

Investissement Québec has contracted various financing and investment commitments during the normal course of its activities. The financing agreements authorized by the enterprise pending acceptance by clients represented a total of $58 million as at March 31, 2012. The agreements accepted by clients, which include amounts not disbursed on loans, shares and units, amounts for which disbursement has not been authorized for financial contributions and amounts that have not yet been used for guarantees, represented a total of $555 million at that date. In addition, under agreements with partners, Investissement Québec was committed as at March 31, 2012 to investing $247 million, through units of limited partnerships, in regional economic intervention funds (FIER) and in other limited partnerships.

These commitments do not necessarily represent future cash requirements of Investissement Québec, as several will expire or may be cancelled without resulting in an outflow of cash.

Loto-Québec

As at March 31, 2012, a subsidiary of Loto-Québec had commitments totalling $153 million for the acquisition of video lottery machines and site controllers.

Various enterprises

Certain government enterprises were committed, as at March 31, 2012, to making minimum undiscounted payments totalling $520 million under long-term contracts and leases.

APPENDIX 8

Investment in government enterprises (cont’d)

AS AT MARCH 31, 2012

Main contractual obligations of enterprises (cont’d)

Schedule of enterprises’ contractual obligations under long-term contracts and leases

(in millions of dollars)

Total

2013	77
2014	71
2015	65
2016	57
2017	49
319
2018-2022	201
Total	520

Some enterprises contracted various other commitments during the normal course of their activities. These commitments, totalling $90 million, are authorized commitments that had not been disbursed as at March 31, 2012. Some of them may not be paid if the events do not take place.

Main contingencies of enterprises

Hydro-Québec

In accordance with the terms and conditions for the issue of certain debt securities outside Canada, Hydro-Québec has undertaken to increase the interest paid to non-residents if changes are made to Canadian tax legislation concerning tax on the income of non-resident persons. The enterprise is unable to estimate the maximum amount it could be required to pay. If such an amount becomes payable, Hydro-Québec would have the option of repaying most of the securities in question. As at December 31, 2011, the amortized cost of the debt concerned was $4 436 million.

APPENDIX 8

Investment in government enterprises (cont’d)

AS AT MARCH 31, 2012

Main contingencies of enterprises (cont’d)

Under a contract signed in 1969 with Churchill Falls (Labrador) Corporation Limited, Hydro-Québec could be required to provide additional funding if this corporation was unable to pay its expenses and service its debt. However, the maximum amount that Hydro-Québec could be required to pay cannot be reasonably evaluated since it is not stated in the contract and since the amount payable would depend on the outcome of future events whose nature and probability cannot be determined. So far, Hydro-Québec has not had to pay any amount under this contract.

Investissement Québec

When a corporation is sold in whole or in part, in addition to any potential indemnification arising from the failure to execute restrictive clauses or from non-compliance with a declaration of guarantee, Investissement Québec may agree to give a guarantee against any claim resulting from past activities. In general, the terms and conditions and amount of such indemnification are limited to the agreement. Investissement Québec did not recognize an amount on its consolidated statement of financial position for these sales because it is not probable that an outflow of resources will be required to settle the obligation and such an amount cannot be reliably estimated.

To contribute to Québec’s economic development, Investissement Québec guarantees borrowings and other financial commitments contracted by corporations. As at March 31, 2012, the guarantees granted by this enterprise totalled $555 million; $133 million in allowances for losses have been recorded in respect of these guarantees.

APPENDIX 8

Investment in government enterprises (cont’d)

AS AT MARCH 31, 2012

Material transactions and balances of enterprises realized with entities included in the Government’s reporting entity

(in millions of dollars)

	2012	2011
Inter-entity transactions related to results
Revenue	577	547
Expenditure	1 304	1 283

Inter-entity transactions related to shareholder’s equity
Dividends
Hydro-Québec	1 958	1 886
Loto-Québec	1 196	1 247
Société des alcools du Québec	1 000	915
Contributions from Loto-Québec	89	91
Capital stock issued by Investissement Québec	400

Inter-entity balances
Financial assets	4 267	3 963
Deferred revenue related to the acquisition of fixed assets	67	74
Debts and other liabilities with the Government	1 260	1 339

APPENDIX 9

Segment disclosures

AS AT MARCH 31, 2012

Consolidated financial statements by reporting sector

The consolidated financial statements take into account the Government’s management of its resources, obligations and financial activities as a whole. Grouping these elements provides a global financial portrait of the Government. The statements include financial information from a multitude of departments, bodies, funds and enterprises. All of these entities are grouped into nine main sectors, according to their control and accountability relationship with the Government. Criteria such as ministerial accountability, legal framework, scope of authority delegated to management, funding method, degree of autonomy and nature of activities are used to classify the entities in the different sectors. The following tables present the operations and summary financial position of each of the sectors identified.

Since it was possible to associate all revenue, expenditure, asset and liability items with specific sectors, it was not necessary to use allocation methods to allocate some of the items among two or more specific sectors.

APPENDIX 9

Segment disclosures (cont’d)

AS AT MARCH 31, 2012

Consolidated statement of operations and accumulated deficit by sector

(in millions of dollars)

	2012
	Consolidated	Expenditures
	Revenue	financed by	Government	Special	Non-budget-
	Fund (1)	the tax system (2)	enterprises (3)	funds (4)	funded bodies (4)
REVENUE
Income and property taxes	29 120	575		1 410	864
Consumption taxes	14 419	296		2 129	98
Duties and permits	603			1 196	404
Miscellaneous revenue	1 381			1 236	4 788
Other revenue sources			4 749
Dividends paid by enterprises	4 154		(4 154)
Total own-source revenue	49 677	871	595	5 971	6 154
Québec government transfers				2 161	10 963
Federal government transfers	15 243			86	911
Total revenue	64 920	871	595	8 218	18 028
EXPENDITURE
Health and Social Services	29 341			629	10 129
Education and Culture	16 414			66	483
Economy and Environment	5 792			4 118	3 384
Support for Individuals and Families	6 117			308	163
Administration and Justice	3 839	871		1 451	2 536
Sub-total	61 503	871	—	6 572	16 695
	(Program spending)
Debt service	7 348			973	1 219
Total expenditure	68 851	871	—	7 545	17 914
Annual surplus (deficit)	(3 931)	—	595	673	114
Restatements by government enterprises without restatement of previous years (Appendix 8)			(12)
Reallocation of accumulated surplus(10)			73	61	(166)
Other comprehensive income items of government enterprises (Appendix 8)			(376)
ACCUMULATED SURPLUS (DEFICITS), BEGINNING OF YEAR (restated)	(135 135)		14 734	2 415	1 394
ACCUMULATED SURPLUS (DEFICITS), END OF YEAR	(139 066)	—	15 014	3 149	1 342

2012
Organizations in						Consolidated
the health and	Organizations	Specified				results and
social services	in the education	purpose	Generations	Consolidation		accumulated
network (5)	networks (5)	accounts (6)	Fund (7)	adjustments (8)		deficits

	1 532			(1 085)		32 416
				(322)		16 620
				(56)		2 147
2 511	1 484	252		(4 094)		7 558
			840			5 589
						—
2 511	3 016	252	840	(5 557)		64 330
19 020	11 059			(43 203)		—
101	129	1 225		(757	) (9)	16 938
21 632	14 204	1 477	840	(49 517)		81 268

21 383		217		(29 621)		32 078
	13 897	184		(11 974)		19 070
		533		(3 816)		10 011
		10		(439)		6 159
		533		(2 943)		6 287
21 383	13 897	1 477	—	(48 793)		73 605

340	511			(940)		9 451
21 723	14 408	1 477	—	(49 733)		83 056
(91)	(204)	—	840	216		(1 788)
						(12)
				32		—
						(376)
11	1 658		3 437	(460)		(111 946)
(80)	1 454	—	4 277	(212)		(114 122)

APPENDIX 9

Segment disclosures (cont’d)

AS AT MARCH 31, 2012

Consolidated statement of expenditure before debt service by supercategory and sector

(in millions of dollars)

	2012
	Consolidated	Expenditures
	Revenue	financed by	Government	Special	Non-budget-
	Fund (1)	the tax system (2)	enterprises (3)	funds (4)	funded bodies (4)
EXPENDITURE BY SUPERCATEGORY
Transfer	54 681			2 849	4 703
Allocation to a special fund	1 907
Remuneration	2 704			972	8 488
Operating	1 949			2 532	3 492
Doubtful accounts and other allowances	262	871		219	12
Total expenditure before debt service	61 503	871	—	6 572	16 695

2012
Organizations in
the health and	Organizations	Specified
social services	in the education	purpose	Generations	Consolidation	Consolidated
network (5)	networks (5)	accounts (6)	Fund (7)	adjustments (8)	results
501	85	1 413		(44 180)	20 052
				(1 907)	—
13 786	10 434	22		432	36 838
7 069	3 374	42		(2 927)	15 531
27	4			(211)	1 184
21 383	13 897	1 477	—	(48 793)	73 605

APPENDIX 9

Segment disclosures (cont’d)

AS AT MARCH 31, 2012

Consolidated statement of operations and accumulated deficit by sector

(in millions of dollars)

	2011(11) (restated)
	Consolidated	Expenditures
	Revenue	financed by	Government	Special	Non-budget-
	Fund (1)	the tax system (2)	enterprises (3)	funds (4)	funded bodies (4)
REVENUE
Income and property taxes	27 526	616		845	874
Consumption taxes	12 669	317		2 008	87
Duties and permits	585			1 121	400
Miscellaneous revenue	1 607			1 020	4 596
Other revenue sources			4 838
Dividends paid by enterprises	4 048		(4 048)
Total own-source revenue	46 435	933	790	4 994	5 957
Québec government transfers				1 845	10 593
Federal government transfers	15 425			382	604
Total revenue	61 860	933	790	7 221	17 154
EXPENDITURE
Health and Social Services	28 514			271	9 608
Education and Culture	16 016			66	466
Economy and Environment	5 696			3 660	3 185
Support for Individuals and Families	5 924			311	163
Administration and Justice	3 828	933		1 265	2 318
Sub-total	59 978	933	––	5 573	15 740
	(Program spending)
Debt service	7 084			817	1 194
Total expenditure	67 062	933	––	6 390	16 934
Annual surplus (deficit)	(5 202)	––	790	831	220
Restatements by government enterprises (Appendix 8)			(44)
Other comprehensive income items of government enterprises (Appendix 8)			(229)
ACCUMULATED SURPLUS (DEFICITS), BEGINNING OF YEAR (restated)	(129 933)		14 217	1 584	1 174
ACCUMULATED SURPLUS (DEFICITS), END OF YEAR	(135 135)	––	14 734	2 415	1 394

2011(11) (restated)
Organizations in						Consolidated
the health and	Organizations	Specified				results and
social services	in the education	purpose	Generations	Consolidation		accumulated
network (5)	networks (5)	accounts (6)	Fund (7)	adjustments (8)		deficits

	1 499			(1 037)		30 323
				(274)		14 807
				(55)		2 051
2 308	1 427	135		(3 665)		7 428
			760			5 598
						––
2 308	2 926	135	760	(5 031)		60 207
17 925	11 091			(41 454)
171	139	1 481		(709	)(9)	17 493
20 404	14 156	1 616	760	(47 194)		77 700

20 118		100		(27 810)		30 801
	13 484	49		(11 691)		18 390
		1 018		(3 709)		9 850
		22		(410)		6 010
		427		(2 667)		6 104
20 118	13 484	1 616	––	(46 287)		71 155

329	469			(958)		8 935
20 447	13 953	1 616	––	(47 245)		80 090
(43)	203	––	760	51		(2 390)
						(44)
						(229)
54	1 455		2 677	(511)		(109 283)
11	1 658	––	3 437	(460)		(111 946)

APPENDIX 9

Segment disclosures (cont’d)

AS AT MARCH 31, 2012

Consolidated statement of expenditure before debt service by supercategory and sector

(in millions of dollars)

	2011(11)
	Consolidated	Expenditures
	Revenue	financed by	Government	Special	Non-budget-
	Fund (1)	the tax system (2)	enterprises (3)	funds (4)	funded bodies (4)

EXPENDITURE BY SUPERCATEGORY
Transfer	53 315			2 578	4 341
Allocation to a special fund	1 802
Remuneration	2 809			921	7 909
Operating	1 961			2 074	3 376
Doubtful accounts and other allowances	91	933			114
Total expenditure before debt service	59 978	933	––	5 573	15 740

2011(11)
Organizations in
the health and	Organizations	Specified
social services	in the education	purpose	Generations	Consolidation	Consolidated
network (5)	networks (5)	accounts (6)	Fund (7)	adjustments (8)	results

517	59	1 563		(42 812)	19 561
				(1 802)	––
12 741	10 038	21		961	35 400
6 833	3 377	32		(2 546)	15 107
27	10			(88)	1 087
20 118	13 484	1 616	––	(46 287)	71 155

APPENDIX 9

Segment disclosures (cont’d)

AS AT MARCH 31, 2012

Consolidated summary statement of financial position by sector

(in millions of dollars)

2012
	Consolidated	Expenditures
	Revenue	financed by the	Government	Special	Non-budget
	Fund (1)	tax system (2)	enterprises (3)	funds (4)	funded bodies (4)

FINANCIAL ASSETS
Short-term investments	4 461			767	426
Accounts receivable	12 005			5 223	5 793
Investment in government enterprises	8 347		15 014
Loans and portfolio investments
Entities not included in the Government’s reporting entity	740			2 603	5 278
Entities included in the Government’s reporting entity and other assets	26 660			7 560	20 159
Cash, inventories and other assets intended for sale and deferred expenses related to debts	(216)			163	267
Total financial assets	51 997	—	15 014	16 316	31 923
LIABILITIES
Accounts payable and accrued expenses	25 272			2 243	3 447
Pension plans and other employee future benefits	28 490			11	259
Debts
Owed to entities not included in the Government’s reporting entity	139 440			1 419	24 691
Owed to entities included in the Government’s reporting entity	44			26 296	8 077
Sinking funds and deferred foreign exchange gains (losses)	(5 410)				(29)
Deferred revenue, federal government transfers to be repaid and other liabilities	4 971			3 214	4 089
Total liabilities	192 807	—	—	33 183	40 534
NET DEBT	(140 810)		15 014	(16 867)	(8 611)
NON-FINANCIAL ASSETS
Fixed assets	1 465			19 950	9 793
Other non-financial assets	279			66	160
Total non-financial assets	1 744	—	—	20 016	9 953
ACCUMULATED SURPLUS (DEFICITS)	(139 066)	—	15 014	3 149	1 342

2012
Organizations in
the health and	Organizations	Specified			Consolidated
social services	in the education	purpose	Generations	Consolidation	financial
network (5)	networks (5)	accounts (6)	Fund (7)	adjustments (8)	position

168	35			(852)	5 005
5 935	6 522	595		(19 758)	16 315
				305	23 666

233	119		4 186	(6)	13 153
			91	(54 379)	91
1 096	656	(134)		(2)	1 830
7 432	7 332	461	4 277	(74 692)	60 060

3 999	2 165	317		(16 143)	21 300
	14				28 774

2 883	2 612			(1)	171 044
10 056	9 899			(54 322)	50
(12)	(150)			(11)	(5 612)
1 692	2 047	144		(4 542)	11 615
18 618	16 587	461	—	(75 019)	227 171
(11 186)	(9 255)		4 277	327	(167 111)

10 810	10 617			(534)	52 101
296	92			(5)	888
11 106	10 709	—	—	(539)	52 989
(80)	1 454	—	4 277	(212)	(114 122)

APPENDIX 9

Segment disclosures (cont’d)

AS AT MARCH 31, 2012

Consolidated summary statement of financial position by sector

(in millions of dollars)

2011(11) (restated)
	Consolidated	Expenditures
	Revenue	financed by the	Government	Special	Non-budget
	Fund (1)	tax system (2)	enterprises (3)	funds (4)	funded bodies (4)

FINANCIAL ASSETS
Short-term investments	4 611			1 122	752
Accounts receivable	11 691			3 314	6 905
Investment in government enterprises	7 545		14 734
Loans and portfolio investments
Entities not included in the Government’s reporting entity	775			1 042	6 326
Entities included in the Government’s reporting entity and other assets	23 531			9 263	18 955
Cash, inventories and other assets intended for sale and deferred expenses related to debts	(144)			96	371
Total financial assets	48 009	—	14 734	14 837	33 309
LIABILITIES
Accounts payable and accrued expenses	24 644			3 349	3 141
Pension plans and other employee future benefits	28 923			12	247
Debts
Owed to entities not included in the Government’s reporting entity	129 618			1 142	23 988
Owed to entities included in the Government’s reporting entity	31			23 338	9 965
Sinking funds and deferred foreign exchange gains (losses)	(4 794)				(28)
Deferred revenue, federal government transfers to be repaid and other liabilities	6 150			1 973	4 110
Total liabilities	184 572	—	—	29 814	41 423
NET DEBT	(136 563)		14 734	(14 977)	(8 114)
NON-FINANCIAL ASSETS
Fixed assets	1 388			17 333	9 367
Other non-financial assets	40			59	141
Total non-financial assets	1 428	—	—	17 392	9 508
ACCUMULATED SURPLUS (DEFICITS)	(135 135)	—	14 734	2 415	1 394

2011(11) (restated)
Organizations in
the health and	Organizations	Specified			Consolidated
social services	in the education	purpose	Generations	Consolidation	financial
network (5)	networks (5)	accounts (6)	Fund (7)	adjustments (8)	position

113	42			(1 258)	5 382
5 626	6 287	891		(20 169)	14 545
				836	23 115

58	127		3 394	(4)	11 718
	3		43	(51 749)	46
1 128	379	36		(2)	1 864
6 925	6 838	927	3 437	(72 346)	56 670

3 765	2 118	641		(16 656)	21 002
	(58)			1	29 125

2 068	2 520				159 336
9 356	9 191			(51 682)	199
(22)	(176)			(36)	(5 056)
1 209	1 629	286		(3 960)	11 397
16 376	15 224	927	—	(72 333)	216 003
(9 451)	(8 386)		3 437	(13)	(159 333)

9 154	9 950			(441)	46 751
308	94			(6)	636
9 462	10 044	—	—	(447)	47 387
11	1 658	—	3 437	(460)	(111 946)

APPENDIX 9

Segment disclosures (cont’d)

AS AT MARCH 31, 2012

(1)         The Consolidated Revenue Fund includes money collected or received from various sources over which Parliament has the power of appropriation, as well as the expenditures of the National Assembly, persons designated by it, departments and bodies administered by a minister whose budget is financed by appropriations allocated by the National Assembly. As stipulated in the Act respecting the Agence du revenu du Québec (R.S.Q., c. A-7.003), tax revenue administered by the Agence du revenu du Québec on behalf of the Government is reduced by the related allowances for doubtful accounts. This sector also includes the activities of the Health Services Fund.

(2)         Tax revenue used to finance doubtful accounts is not allocated in the form of appropriations by the National Assembly and is the focus of a specific accounting segment.

(3)         Government enterprises are distinct legal entities that have the power to carry out commercial activities. The sale of their goods or delivery of their services target individuals or organizations not included in the Government’s reporting entity. Therefore, these enterprises are financially autonomous in that their revenue from outside the reporting entity ensures that they carry out their activities and repay their debts on their own. Since their accounts are accounted for using the modified equity method, only their net surpluses for the fiscal year are presented in the table, after deducting the dividends paid into the Consolidated Revenue Fund.

(4)         Non-budget-funded bodies and special funds depend in whole or in part on departments for their funding. However, non-budget-funded bodies and special funds have more autonomy than those funded by budgetary appropriations. Although non-budget-funded bodies also answer to a minister, the legislation grants their management more extensive funding and operating powers. Special funds, for their part, are financial management tools that make it possible, in some situations, to administer allocated resources using a management method that is different from that applied in departments. Some funds obtain financing in whole or in part through the sale of goods or services. The results of the special funds do not include the activities of the Health Services Fund and the Generations Fund.

(5)         The health and social services network includes health and social services agencies and public health and social services institutions (hospital centres, health and social services centres, rehabilitation centres, child and youth protection centres).

The education networks are made up of the school board network, the general and vocational college (CEGEP) network and the Université du Québec and its constituent universities.

All of these organizations, which are funded largely through budgetary appropriations, are autonomous in regard to the delivery of public services. They are legal entities that are vested with the financial and administrative powers needed to provide public services, and they have a board of directors made up of elected or appointed local representatives from the area or sector served by each organization. In addition, the Government’s ability to dispose of their assets is subject to major restrictions.

(6)         A specified purpose account is a financial management mechanism created by a Government order in council under legislative provisions. It allows a department to account in a distinct way for funds paid into the Consolidated Revenue Fund by a third party under a contract or an agreement that provides for the allocation of the funds to a specific purpose.

(7)         The Generations Fund, created on January 1, 2007 under the Act to reduce the debt and establish the Generations Fund (R.S.Q., c.R-2.2.0.1), differs from other funds in that it is dedicated exclusively to repaying the Government’s debt.

(8)         Consolidation adjustments stem mainly from the elimination of transactions and balances between entities in the different sectors. Therefore, the revenues, expenses, assets and liabilities of each sector are presented prior to the elimination of these items. However, transactions and balances between entities within the same sector are eliminated before the segment amounts are determined.

(9)         The Québec government receives transfer revenues from the federal government encumbered by externally sourced allocations, which have to be paid to other bodies in the Government’s reporting entity in accordance with contracts or agreements. These funds are collected by the Consolidated Revenue Fund and presented in the specified purpose accounts and later paid to the concerned bodies. Consolidation adjustments are made to eliminate the federal transfer revenues transferred from the Consolidated Revenue Fund to these bodies.

(10)  Under the Act respecting the amalgamation of the Société générale de financement du Québec and Investissement Québec (2010, c. 37), the activities of the non-budget-funded body Investissement Québec were divided between two new entities, namely, Investissement Québec, a new government enterprise, and the Economic Development Fund. This restructuring, which has been in effect since April 1, 2011, led to the reallocation of the accumulated surpluses (deficits) related to the transferred activities.

(11)  The Government abolished, merged and restructured certain budget-funded bodies, non-budget-funded bodies and special funds during fiscal 2011-2012. These restructurings stem from the Act to abolish the Ministère des Services gouvernementaux and to implement the Government’s 2010-2014 Action Plan to Reduce and Control Expenditures by abolishing or restructuring certain bodies and certain funds (2011, c. 16) and the Act respecting the Agence du revenu du Québec (2010, c. 31). To make the financial data for 2010-2011 comparable with those for 2011-2012, the comparative data have been reclassified to reflect the new structures.

APPENDIX 10

Fiduciary transactions conducted by the Government

AS AT MARCH 31, 2012

Summary of fiduciary transactions conducted

by government departments and bodies

(in millions of dollars)

	2012
					Net assets
	Assets		Liabilities		(liabilities)

Agence du revenu du Québec
Fonds des pensions alimentaires	287		287		—
Unclaimed property(1)	133		98		35
Autorité des marchés financiers
Fonds d’indemnisation des services financiers	17		15		2
Caisse de dépôt et placement du Québec(1)	191 288		32 323		158 965	(2),(3)
Comité Entraide - public and parapublic sector(1)	8				8
Commission administrative des régimes de retraite et d’assurances(1)	133	(2)	133		—
Government pension plans - share paid by participants(1) :
RREGOP	42 456	(2),(4)	42 496	(4)	(40)
PPMP	7 381	(2)	8 411		(1 030)
other	595	(2)	564		31
Other pension plans administered by the Commission(1)	1 417	(2)	1 386		31
Commission de la construction du Québec
General Fund(1)	201		285		(84)
Supplemental Pension Plan(1) :
general account	3 472	(2)	3 928		(456)
complementary account	4 491	(2)	4 491		—
pensioners’ account	5 330	(2)	5 726		(396)
Other funds(1)	1 541		1 036		505
Commission des partenaires du marché du travail
Workforce Skills Development and Recognition Fund	99		4		95
Conseil de gestion de l’assurance parentale(1)	15		15		—
Parental Insurance Fund(1)	214	(2)	792		(578)
Curateur public
Accounts under administration(1)	388	(2)	47		341

APPENDIX 10

Fiduciary transactions conducted by the Government (cont’d)

AS AT MARCH 31, 2012

Summary of fiduciary transactions conducted

by government departments and bodies (cont’d)

(in millions of dollars)

	2012
				Net assets
	Assets		Liabilities	(liabilities)

La Financière agricole du Québec
Fonds d’assurance-récolte	127	(2)	4	123
Fonds d’assurance-stabilisation des revenus agricoles	40		511	(471)
Ministère de la Sécurité publique
Fonds central de soutien à la réinsertion sociale(1)	2			2
Ministère des Finances
Trust fund	144		144	—
Office de la protection du consommateur
Cautionnements individuels des agents de voyages	4	(2)	4	—
Fonds d’indemnisation des clients des agents de voyages	83	(2)	1	82
Régie des marchés agricoles et alimentaires du Québec
Fonds d’assurance-garantie	7	(2)		7
Régie des rentes du Québec
Quebec Pension Plan Fund(1)	35 871	(2)	637	35 234
Fonds de surveillance des régimes complémentaires de retraite(1)	14		1	13
Société de l’assurance automobile du Québec
Fonds d’assurance automobile du Québec(1),(2)	7 468		8 398	(930)

(1)         On the basis of financial statements as at December 31, 2011.

(2)         The funds of certain trusts are entrusted in whole or in part to the Caisse de dépôt et placement du Québec. The net assets of the Caisse shown at fair value include $105 556 M in funds entrusted to it by these trusts.

(3)         The net assets of the Caisse de dépôt et placement du Québec include assets taken into account in the Government’s consolidated financial statements, particularly those of the Retirement Plans Sinking Fund and the Generations Fund. The fair value of these assets as at March 31, 2012 was $45 768 M.

(4)         Assets of $623 M and liabilities of $546 M, out of these amounts, are taken into account in the Government’s pension plans liability.